UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Hologic Inc.
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PURPOSE
PASSION
PROMISE
HOLOGIC

HOLOGIC®
The Science of Sure

Thursday | March 11, 2021 | 8:00am ET

HOLOGIC
HOLOGIC
HOLOGIC
NovaSure
Endometrial Ablation
FLUENT
Untangle fluid management
HEALTH

BEAT COVID-19!
BEAT COVID-19!
OneHologic: U.S., EMEAC, APAC
We
Panther

Our PURPOSE

To empower people to live
healthier lives everywhere, every day

Driven by a PASSION to
be the leading innovator in women’s health.

We succeed by fulfilling our PROMISE to bring
The Science of Sure® alive through product quality,
clinical differentiation, customer relationships and
our team’s talent and engagement.

HOLOGIC, INC. 2021 Proxy Statement

“Our Purpose, Passion and Promise have inspired our team’s incredible efforts since the pandemic began.”	Dear Fellow Stockholders:

Fiscal 2020 was a remarkable year for Hologic – a year in which we made an enormous impact on public health and generated excellent financial results by responding with unprecedented urgency to the COVID-19 pandemic.

We developed two molecular assays for COVID-19 in record time, significantly increased our installed base of automated Panther instruments on which the tests run, and dramatically scaled up manufacturing capacity to provide tens of millions of tests to our laboratory customers around the world.

Thanks in large part to these efforts, organic revenue grew 22% for the year, earnings increased much faster, and our stock price appreciated 30%.
When COVID hit, several strategies that we pursued before 2020 enabled us to adapt quickly to drive value for customers, employees and shareholders.
First, our Purpose, Passion and Promise, which we had defined in prior years, inspired our team’s incredible efforts, especially those of our many front-line employees.

Second, we had fueled our razor/razor-blade business model in Diagnostics by placing hundreds of Panthers and adding more tests to our menu. So we were uniquely poised to make a difference in the COVID fight.

Third, we had hired experienced international leaders who were growing sales outside the United States at double-digit rates in recent years. This put us in an excellent position to contribute with our COVID testing solutions.

And fourth, we had divested our Cynosure medical aesthetics business early in fiscal 2020. This removed a drag on our growth and profitability, as well as an overhang on our stock. And it helped us re-focus on our core businesses, especially overseas, which was critical in our COVID response.

Our response also made us a significantly stronger company for the years ahead.

For example, with funding from the U.S. government, we are working to further expand our molecular diagnostics production capacity by early 2022. This will enable us to manufacture even more COVID-19 assays, while also supporting record levels of new business on our growing installed base of Panther instruments.

In Europe, the relationships we have built with national governments and other customers have significantly elevated our market positioning, which should improve market access for other products across our divisions. And the strong cash flow that our COVID tests generate is enabling us to strengthen our balance sheet, accelerate certain growth investments, repurchase our stock, and step up our business development activities.

In conclusion, let me reiterate how proud we are of the Hologic employees who stared adversity in the face during 2020 and made a huge difference in the battle against COVID-19. Not only did they make a positive impact on public health, they positioned Hologic for greater success in the future. I’d like to thank them, as well as our Board of Directors and stockholders, for their dedication and remarkable contributions.

Sincerely,

Stephen P. MacMillan Chairman, President and Chief Executive Officer

HOLOGIC, INC. 2021 Proxy Statement
Notice of Annual
Meeting of Stockholders

Thursday, March 11, 2021
8:00 a.m. Eastern Time

250 Campus Drive
Marlborough, Massachusetts
01752

We are monitoring COVID-19 developments and other circumstances, as well as guidance issued by relevant health organizations. Should we determine that alternative arrangements may be advisable or required, such as changing the date, time, location or format of the meeting, we will announce our decision by press release and post additional information on our website.
To Our Stockholders:

The Annual Meeting of Stockholders of Hologic, Inc., a Delaware corporation (“Hologic” or the “Company”), will be held on March 11, 2021 at 8:00 a.m., Eastern Time, at the offices of the Company, 250 Campus Drive, Marlborough, Massachusetts 01752 for the following purposes:

1.	To consider and act upon the election of the eight (8) nominees identified in the accompanying proxy statement to serve as directors for the ensuing year (Proposal No. 1);
2.	To conduct an advisory vote to approve our executive compensation (Proposal No. 2);
3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2021 (Proposal No. 3); and
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Our Board of Directors has fixed the close of business on January 12, 2021 as the record date. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting. Stockholders who plan to attend the meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. If your shares are held in the name of a bank, broker or other holder of record (an intermediary), please also bring to the Annual Meeting your bank or brokerage statement evidencing your beneficial ownership of Hologic stock to gain admission to the meeting; if you wish to vote these shares in person at the meeting, you must obtain a legal proxy from the holder of record of your shares and present it at the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

We are pleased to continue utilizing the Securities and Exchange Commission (SEC) rules that allow issuers to furnish proxy materials to their stockholders on the internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about January 21, 2021, we will mail to our stockholders of record as of January 12, 2021 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement and our Annual Report on Form 10-K.

Our Board of Directors appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented.
January 21, 2021 By order of the Board of Directors,

John M. Griffin General Counsel

HOLOGIC, INC. 2021 Proxy Statement

Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and the Company’s most recent Annual Report on Form 10-K before casting your vote. References to “Hologic,” the “Company,” “we,” “us” or “our” refer to Hologic, Inc. and its subsidiaries.
2021 Annual Meeting of Stockholders
Meeting Agenda and Voting Recommendations
Proposal	Board Recommendation	Page
Election of Eight Directors	FOR	19
Say-on-Pay: Advisory Vote to Approve Executive Compensation	FOR	37
Ratification of the Appointment of Ernst & Young LLP for fiscal 2021	FOR	78
Attendance:
All stockholders who were stockholders of record and beneficial owners as of January 12, 2021 may attend the annual meeting. Stockholders who plan to attend the meeting must present a valid government-issued picture identification such as a driver’s license or passport. Stockholders of record will be verified against an official list available at the registration area. If your shares are held in the name of a bank, broker or other holder of record (an intermediary), please also bring your bank or brokerage statement evidencing your beneficial ownership of Hologic stock to gain admission. As the beneficial owner, you have the right to direct your intermediary on how to vote and are also invited to attend the meeting; however, since you are not the stockholder of record, you may not vote these shares in person at the meeting, unless you obtain a legal proxy from the holder of record of your shares and present it at the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.
Electronic Stockholder Document Delivery
We are pleased to offer our stockholders the benefits and convenience of electronic delivery of our proxy statements, annual reports and other stockholder materials. By electing to receive and access future documents electronically, you help Hologic to progress on its sustainability initiatives, reduce costs and benefit the environment by consuming fewer natural resources and create less paper waste. We encourage stockholders to elect to receive an email that will provide electronic links to our proxy materials as well as to the proxy voting site. For further information on how to sign up for electronic delivery, please see page 87 of this proxy statement.

Your Vote is Important
Stockholders as of January 12, 2021, the record date, are entitled to vote. Each share of common stock is entitled to one vote for each of the proposals presented at the meeting.

Vote By Internet Go to www.proxyvote.com and enter the 12-digit control number provided on your proxy card or voting instruction form.

Vote By Telephone Call 800-690-6903 or the number on your proxy card or voting instruction form. You will need the 12-digit control number provided on your proxy card or voting instruction form.

Vote By Mail Complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

Vote In Person See the instructions regarding attendance at the Annual Meeting.
1

 PROXY STATEMENT SUMMARY 2021 Proxy Statement
Performance Highlights
12.2%
Worldwide Revenue
Full-year revenue increased 12.2%, a significant acceleration compared to the prior year.
21.7%
Organic Revenue
Excluding major acquisitions and divestitures and currency fluctuations, organic revenue grew 21.7%.
$654m
Capital Deployment
We used our strong operating cash flows to buy back $654 million of our stock.
29.7%
Stock Price
The price per share of our common stock increased 29.7% from the last day of fiscal 2019 to the last day of fiscal 2020.
38m
COVID-19 Tests
We provided 38 million COVID-19 molecular tests to customers, making an enormous impact on public health.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women’s health through early detection and treatment. The Company operates in three main areas: Diagnostics, Breast and Skeletal Health, and GYN Surgical. Our market-leading products include our molecular diagnostic assays for SARS-CoV-2, our Panther and Panther Fusion fully automated molecular testing instruments, our ThinPrep Pap test, our Aptima infectious disease assays, our Genius 3D MAMMOGRAPHY technology, our NovaSure device for endometrial ablation, and our MyoSure system for intrauterine tissue removal.

Over the past seven years, under the guidance of a focused and motivated senior management team, almost all of whom joined the Company in fiscal 2014 or later, we have built a sustainable growth company. On average, revenue has increased by 7.0% annually over that time period, and our excellent financial results in fiscal 2020 continued this trend. Led by sales of SARS-CoV-2 tests in our Diagnostics division, we posted total revenue of $3.776 billion. This led to accelerating growth of 12.2%, despite the inclusion of a full year of revenue from our divested Cynosure medical aesthetics business in the prior year. Operational highlights from the year include:

 • We lived into our Purpose, Passion and Promise by responding with unprecedented urgency to the COVID-19 pandemic. We developed two highly accurate molecular assays in record time, more than doubled our annual placements of fully automated Panther testing systems, and dramatically increased our production capacity. Based on these efforts, we played a leadership role in the fight against the pandemic, providing about 38 million SARS-CoV-2 tests to laboratory customers in the second half of fiscal 2020. As a result, U.S. Diagnostics revenue increased by 71.8% for the year.

 • Our response to the pandemic enabled us to strengthen our international businesses significantly, especially in Europe, as we leveraged the investments that we made in people, infrastructure and capabilities over the last several years. As a result, total international sales increased by 9.9% in fiscal 2020. Excluding significant acquisitions and divestitures and currency fluctuations, international revenue grew organically by 28.0% for the year.

 • In our Breast Health division, our efforts to build a more diversified, sustainable growth business across the continuum of breast health care helped mitigate the negative effects of the COVID-19 pandemic. For example, our service and interventional businesses helped offset softness in capital sales, and we completed the acquisition of French ultrasound innovator, SuperSonic Imagine.

 • Our GYN Surgical division was off to an excellent start in fiscal 2020 before the COVID-19 pandemic significantly reduced elective medical procedures, and therefore, sales. However, the business began to recover more quickly than expected in the second half of the year based on solid commercial execution.

• Research and development pipelines matured across our businesses, and sales of new products increased significantly.
 • We divested our under-performing Cynosure medical aesthetics business to unlock shareholder value and enable the Company to focus on its core capabilities in early disease detection. We believe that this divestiture enabled us to focus more fully on responding to COVID-19, especially outside the United States.

2

Financial highlights from fiscal 2020
Looking ahead, we are focused on driving sustainable, long-term growth, and believe we have significant opportunities ahead of us.
• We remain under-penetrated internationally, as only 24% of our sales were generated outside of the United States in fiscal 2020.
• We have many opportunities to leverage our commercial strengths – such as our large Panther and Genius 3D installed bases – for future growth.
• We continue our commitment to fuel growth by enhancing the research and development pipelines in each area of our business.
• We intend to use our strong operating cash flows to accelerate growth by executing strategic acquisitions as well as share repurchases.
3

 PROXY STATEMENT SUMMARY 2021 Proxy Statement
Corporate Governance Highlights
Board Composition and Director Nominees
Nominee and Principal Occupation	Age	Director Since	Current Committee Membership
Stephen P. MacMillan (Non-Independent) Chairman, President and Chief Executive Officer Hologic, Inc.	57	2013	• N/A
Sally W. Crawford (Independent) Former Chief Operating Officer Healthsource, Inc.	67	2007	• Lead Independent Director • Compensation • Nominating and Corporate Governance (CHAIR)
Charles J. Dockendorff (Independent) Former Chief Financial Officer and Executive Vice President Covidien plc	66	2017	• Audit and Finance (CHAIR)
Scott T. Garrett (Independent) Senior Operating Partner Water Street Healthcare Partners	70	2013	• Compensation (CHAIR) • Nominating and Corporate Governance
Ludwig N. Hantson (Independent) Chief Executive Officer Alexion Pharmaceuticals, Inc.	58	2018	• Compensation • Nominating and Corporate Governance
Namal Nawana (Independent) Former Chief Executive Officer Smith & Nephew plc	50	2018	• Compensation • Nominating and Corporate Governance
Christiana Stamoulis (Independent) Executive Vice President and Chief Financial Officer Incyte Corporation	50	2011	• Audit and Finance
Amy M. Wendell (Independent) Former Senior Vice President, Strategy & BD&L Covidien plc	60	2016	• Audit and Finance
4

TENURE

6 years average tenure

- Newer (<5 years)
- Medium-tenured (6-10 years)
- Experienced (>10 years)

AGE

Median age is 59

- 50s 4
- 60s 3
- 70s 1

INDEPENDENCE

Over 87% of our Board is independent

- Independent 7
- Not Independent 1

DIVERSITY OF GENDER AND BACKGROUND

We strive to build a cognitively diverse board representing a range of backgrounds, experiences, and perspectives.

- Total number of directors (8)
- Female (38%)
- Born outside the U.S. (38%)

This Board is committed to building upon its diversity in connection with future refreshment opportunities.

5

 PROXY STATEMENT SUMMARY 2021 Proxy Statement
We Believe in Good Corporate Governance
Hologic is committed to good corporate governance, which we believe helps us to sustain our success and build long-term stockholder value. We are committed to sound governance practices that provide our stockholders with meaningful rights and foster strong independent leadership in our boardroom.
Board Practices	Stockholder Matters
•  Annual election of directors

•  Seven of our eight director nominees are independent

•  All committees consist solely of independent directors

•  Regular executive sessions of independent directors

•  Lead Independent Director

•  38% of our board nominees are women, including
our Lead Independent Director and Chair of our
Nominating and Corporate Governance Committee

•  Proxy access

•  Active stockholder engagement

•  Stockholders permitted to act by written consent

•  Stockholder right to request a special meeting

•  Annual say-on-pay advisory vote

•  No shareholder rights plan (“poison pill”)

•  Majority vote standard in uncontested elections
of directors

Other Best Practices
• No hedging or pledging of our securities by executive officers or directors permitted
• Robust executive and director stock ownership guidelines
• Majority of shares may remove directors with or without cause
Risk Management Process
Risk oversight is handled by the full Board as well as at the individual committee level, with the Board focusing on the evolving business and risk landscape. The Company’s risk management process focuses on a comprehensive but targeted annual enterprise risk management assessment which is presented to the Board as well as periodic reports on evolving risks and mitigating actions, as warranted. Additionally, the executive leadership team’s individual performance objectives are aligned with the top risks identified in the annual enterprise risk management process.
Stockholder Outreach
Hologic values the views of its stockholders, which is why we regularly and proactively engage with our largest shareholders throughout the year. During fiscal 2020, management met or offered to meet with stockholders representing more than 50% of our outstanding shares to discuss our business strategy and operations, compensation in light of COVID-19 and amendments to Mr. MacMillan’s employment agreement as well as sustainability progress, including racial equity issues. Stockholder feedback and perspectives are shared with the Board. See Stockholder Engagement on page 15 of this proxy statement.
Sustainability
As a public company, we understand that creating value for our stockholders is one of our fundamental obligations, but we believe how we create that value is important. By focusing on our unique Purpose, Passion and Promise, we strive to generate long-term, profitable growth that benefits not just our stockholders, but also our customers and patients around the globe. These principles inspired our team’s incredible efforts since the pandemic began and put us in a position to seize the opportunities COVID-19 presented as well as mitigate the risks. While we certainly did not predict the COVID-19 pandemic, we did put in place people, processes and capabilities that enabled us to adapt quickly, make a massive contribution to human health and drive value for customers, employees and shareholders.
6

Executive Compensation Highlights
Executive Compensation Best Practices
What We Do	What We Don’t Do

 • Double-trigger for accelerated equity vesting upon a change of control

 • Golden parachute policy

 • Compensation recoupment (clawback) policy

 • Heavy emphasis on performance-based compensation

 • Meaningful stock ownership guidelines for our CEO, non-employee directors and executive officers

 • Independent compensation consultant

 • Compensation Committee composed of independent, non-employee directors only

 • Annual risk assessments

 • No tax gross-ups on severance or change of control payments

 • No hedging/pledging of Hologic stock

 • No option repricing without stockholder approval

 • No excessive perquisites for executives

 • No excessive risk-taking in our compensation programs

The Compensation Committee has responsibility for oversight of the Company’s executive compensation framework, and within that framework, works with management to align pay with performance.
7

 PROXY STATEMENT SUMMARY 2021 Proxy Statement
2020 Executive Compensation Framework
● Fixed   ● Variable
Short Term
Component	% of Total Target(1)	Rationale	Key Characteristics
Base Salary		• Attract and retain talent with a competitive level of pay that reflects executive’s experience, role and responsibilities	• Cash Award
Short-Term Incentive Plan (STIP) Award		• Incentivize and reward for corporate and individual performance • Drive achievement of specific goals	• Cash Award based primarily on two metrics: • Adjusted Revenue • Adjusted EPS
LONG TERM
Restricted Stock Units		• Encourage long-term focus • Align interests of executives with stockholders • Attract and retain talent	• Equity Award • Annual vesting over three years
Stock Options		• Encourage long-term focus • Align interests of executives with stockholders • Attract and retain talent	• Equity Award • Annual vesting over four years
Performance Stock Units		• Encourage long-term focus • Incentivize and reward for performance • Align interests of executives with stockholders • Attract and retain talent • Drive achievement of specific goals	• Equity Award • Cliff vest after three years, based on performance • ROIC • Relative TSR • Adjusted Free Cash Flow (FY2020)
Deferred Compensation Program (DCP) Contributions		• Incentivize and reward for performance • Attract and retain talent	• Cash Award • Annual vesting over three years
(1)	Based on the average of the target direct annual compensation elements for all the named executives in 2020, excluding Mr. MacMillan’s matching grant.
8

The charts above, which reflect target total direct compensation, exclude the value of other benefits and perquisites and, for Mr. MacMillan, exclude his matching equity grant, as this was not considered when setting his annual compensation.
CEO Pay for Performance Alignment
Long-Term Focus
The Company has invested significantly in its people, infrastructure and products. The power of focused, motivated people is evident, and has driven growth in revenue and profits over the past seven years. Under Mr. MacMillan’s leadership, revenue, on average, has increased by 7.0% annually over that time period, and our excellent financial results in fiscal 2020 continued this trend.
Under the stewardship of our management team, with significant contributions by our commercial teams, we have accomplished the following:
2013	2020
• $4.0 billion net debt • Declining organic sales and earnings • No meaningful product pipeline	Net Debt Decreased to $2.3 Billion • Disciplined approach to strengthening the balance sheet • Eliminated all convertible debt from our balance sheet in 2018
COVID-19 Tests
Impact Public Health and Generate Excellent Results

• Rolled out two SARS-CoV-2 tests and significantly scaled up manufacturing capacity

• With over 2,000 Panther machines installed globally, we have enabled our customers to perform tens of millions of COVID-19 tests

Fundamentally Strengthened the Business

• Excelled in commercial execution to drive revenue growth

• Delivered consistent cadence of new product launches to further sustainable growth

• Expanded international business with double-digit revenue growth over the last three years

• Divested Cynosure medical aesthetics business to remove drag on revenue growth and profitability

• Executed on several tuck-in acquisitions

AS A RESULT SHARE PRICE HAS INCREASED BY 189% SINCE 2013
9

Note About Forward-Looking Statements
This proxy contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; and the Company’s business and financial outlook. These forward-looking statements are based upon current expectations and assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.
These risks and uncertainties include, without limitation: the ongoing and possible future effects of the global COVID-19 pandemic, the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees; U.S., European and general worldwide economic conditions, trade relations and related uncertainties; the Company’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products; changes to applicable laws and regulations, including tax laws, global health care reform, and import/export trade laws; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company’s ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company’s international activities and businesses; manufacturing risks, including the Company’s reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; cybersecurity risks; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.
The risks included above are not exhaustive. Other factors that could adversely affect the Company’s business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.
10

Governance of the
Company
We take a comprehensive, year-round view of corporate governance and our adoption of best practices enhances our accountability to stockholders. Hologic’s governance responsibilities are built on a foundation of interactive dialogue with stockholders, written principles and continuous improvement, which we believe will help us sustain our success, build trust in the Company and continue to create long-term stockholder value. To that end, the Company has in place Corporate Governance Guidelines, which are reviewed annually and are designed to assist the Company and the Board in implementing effective corporate governance practices. The Board has also adopted a Code of Conduct that applies to all of our employees, officers and directors and a Code of Ethics that applies specifically to senior financial officers (included as Appendix A to our Code of Conduct) setting the tone from the top. We review our Code of Conduct annually and make revisions as needed. The Company maintains a comprehensive compliance program, which is overseen by the Audit and Finance Committee, and a library of compliance policies which provide more detailed guidance to employees on a variety of topics such as anti-bribery and anti-corruption laws, anti-discrimination and anti-harassment laws, privacy laws and many others. Hologic is a proud supporter of the ideals and values articulated by AdvaMed and is a signatory to the 2020 AdvaMed Code of Conduct. The Company also maintains a compliance hotline whereby compliance questions and concerns may be voiced via email or phone by employees and third parties alike, with an option to remain anonymous.
We also have written charters for each of the Board of Directors’ standing committees, which are reviewed annually. Information about Hologic’s corporate governance practices and copies of the Corporate Governance Guidelines, committee charters and Code of Conduct are available at investors.hologic.com. Hologic posts additional information on our website from time to time as the Board makes changes to our corporate governance practices.
Our Board believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility and accountability throughout the organization. Governance at Hologic is intended to achieve both. Good governance ultimately depends on the quality of an organization’s leadership, and our Board is committed to recruiting and retaining directors and officers with proven leadership ability and personal integrity.
The Board has implemented corporate governance practices that it believes are both in the best interests of Hologic and our stockholders as well as compliant with the rules and regulations of the SEC and the listing standards of Nasdaq. The Board reviews these practices on an ongoing basis.
Board Refreshment and Recruitment
Our Board has an ongoing commitment to Board refreshment and to having highly qualified, independent voices in the boardroom. The Board believes the fresh perspectives brought by new directors are critical to a forward-thinking and strategic Board when appropriately balanced with the deeper understanding of our business provided by longer-serving directors. The Board believes that its members, collectively, should possess diverse and complementary skills and experience in order to oversee our business and evaluate management strategy effectively.
Recognizing that the selection of qualified directors is complex and crucial to the long-term success of the Company, the Nominating and Corporate Governance Committee seeks to identify candidates who are prominent in their fields or otherwise possess exemplary qualities that will enable them to effectively function as directors. While the Committee does not believe it appropriate to establish any specific minimum qualifications for directors, it focuses on character, reputation, and personal integrity, as well as candidates who reflect diverse backgrounds, including diversity of race, gender, ethnicity, culture and geography. The Board’s recruitment process reflects both a deliberate search for specific skills and experiences, as needed. This practice keeps our Board energized with valuable expertise and additional perspectives. Through purposeful refreshment, four new independent directors have been elected to our Board since December 2016. Since March 2016, eight directors have stepped down from our Board, including two representatives from the Icahn Group, one director who resigned due to a conflict with another board, and five who were among our longest-tenured directors (including a director who reached retirement age).
Currently, 50% percent of our directors have been on our Board for five years or less.
11

Director Recruitment Process
Candidate Recommendations	Nominating and Corporate Governance Committee	Board of Directors	Stockholders
• From search firms, directors, management and shareholders	• Considers current and future needs of the Board • Screens qualifications and considers diversity • Reviews independence and potential conflicts • Recommends nominee to the Board	• Evaluates candidates, analyzes independence and selects nominee	• Vote on nominees at Annual Meeting
Board Assessment
Each year, the Nominating and Corporate Governance Committee, together with the Lead Independent Director, oversees an annual evaluation process. Our Lead Independent Director also serves as Chair of the Nominating and Corporate Governance Committee. As such, she oversees the annual Board evaluation process. The evaluations help inform the Committee’s discussions regarding Board succession planning and refreshment and complement the Committee’s evaluation of the size and composition of the Board. The Board also recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. Our Board is committed to an annual evaluation process and recognizes this process promotes continuous improvement. The annual self-assessment evaluates the performance of the Board and its committees in accordance with a procedure established by the Nominating and Corporate Governance Committee. In 2020, the full Board and each Board committee completed anonymous written questionnaires that requested subjective comment in key areas and solicited input for areas of development. The results are compiled and are discussed by the Board and each committee, as applicable, and changes in practices or procedures are considered, as necessary. The evaluation results were reviewed in detail by the Chairman and the Lead Independent Director, who led a discussion with the full Board highlighting both areas of strength and areas of opportunity.
12

Board Leadership Structure Overview
The Board recognizes that one of its key responsibilities is to evaluate and determine the optimal leadership structure to best serve the interests of our stockholders. Given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. The Company’s Corporate Governance Guidelines provides the Board the flexibility to determine whether to have a combined or separate Chairman of the Board and Chief Executive Officer. In its annual review, the Board has affirmed combining the roles because it provides unified leadership and accountability in quickly and seamlessly identifying and carrying out the strategic priorities of the Company and designating a Lead Independent Director. With its Lead Independent Director, this governance structure also provides a form of leadership that allows the Board to function independently from management and exercise objective judgment regarding management’s performance and enables the Board to fulfill its duties effectively and efficiently. Hologic’s Corporate Governance Guidelines establish clearly defined roles and responsibilities designed to ensure that the Lead Independent Director retains a strong and independent voice in leading the Board.

Our Board’s Role and Responsibilities
Overview
The Board, on behalf of the Company and its stockholders, oversees the management of the Company. While the Company’s senior officers, under the direction of the Chief Executive Officer, are responsible for the day-to-day operations of the Company, implementation of the strategic, financial and management policies of the Company, and preparation of financial statements and other reports that accurately reflect requisite information about the Company, the Board oversees these activities. Taking an active role in the Company’s strategic direction, the Board continually educates itself on the Company’s products, markets, customers, competition and culture. The Board assesses risk, evaluates management’s performance, plans for successors and provides overall guidance and direction to the Company.
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Oversight Responsibilities
Strategy
One of the Board’s key responsibilities is overseeing the Company’s corporate strategy. The Board has deep expertise in strategy development and insight into the most important issues facing the Company which made it well-positioned during the COVID-19 pandemic. Using its knowledge, expertise and diverse composition, the Board regularly discusses the key priorities of our Company and its businesses, taking into consideration global economic, socioeconomic and regulatory trends, stakeholder interests and developments in healthcare.
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For this year, in light of business uncertainty from the COVID-19 pandemic, the Board pivoted from its annual review of the Company’s long-term strategic plans over a five-year horizon. Instead, the Board focused on strategies over the short term geared to growing the Diagnostics and International businesses through our COVID-19 tests and to stabilizing the Breast and Skeletal Health and GYN Surgical businesses. At the same time, the Board discussed with management how the business could emerge even stronger over the long term through strategies implemented throughout the year.

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Throughout the year and at most Board meetings, the Board receives information and updates from management and actively engages with senior leaders with respect to the Company’s strategy, including the strategic plans for our businesses, research and development, and the competitive environment.

•	The Company’s independent Directors hold regularly scheduled executive sessions, without management present, to discuss strategy.
•	The Board discusses and reviews feedback on strategy from our shareholders and other stakeholders.
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Corporate strategy discussions are enhanced with periodic engagements held outside the boardroom, such as visits to our business locations and research and development facilities. These visits provide the Directors with an opportunity to observe the execution and impact of the company’s strategy and to engage with senior leaders and employees to deepen their understanding of our businesses, competitive environments and our culture.

Risk
Our Board is responsible for risk oversight. A fundamental part of risk oversight is understanding the risks that we face, the steps management is taking to manage those risks, and assessing our appetite for risk. Risk management systems, including our internal auditing procedures, internal control over financial reporting and corporate compliance programs, are designed in part to inform management about our material risks. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments, including the related enterprise-risk exposures. The involvement of the Board in the oversight of our strategic planning process is a key part of its assessment of the risks inherent in our corporate strategy.
Each year, the Board also reviews an enterprise risk management report (ERM report) compiled by business leaders who have assessed risk throughout the business over a three-year horizon, focusing on financial risk, legal/compliance risk and operational/strategic risk. The ERM report details the Company’s top 10 risks as well as mitigating actions and plans relating to those risks. The ERM report includes a rolling three-year evaluation period reflecting mitigation activity progress and risk rating changes and is presented to and discussed with the Board each year. Underscoring the Board’s and management’s focus on enterprise risk are the individual performance objectives of the executive leadership team for fiscal 2020, which are aligned with the Company’s top enterprise risks, as identified in the ERM report.
While the Board has overall responsibility for risk oversight, each of the three standing committees of the Board regularly assesses risk in connection with executing their responsibilities.
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The Audit and Finance Committee focuses on cybersecurity risk as well as financial risk, including internal controls. The Committee receives regular reports on cybersecurity as well as an annual risk assessment report from the Company’s internal auditors.

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The Compensation Committee oversees risk relating to compensation. At the direction of the Committee, its independent compensation consultant conducts a risk assessment of our executive compensation programs, and members of our internal legal, human resources and sales operations departments evaluate our other compensation programs to assess risk. These results are presented to the Compensation Committee annually. The Compensation Committee and its independent compensation consultant reviewed and discussed these assessments for fiscal 2020, and the Compensation Committee concurred with the assessment that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our business.

•	The Nominating and Governance Committee oversees our governance processes and attendant risks, as well as our reporting on ESG.
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Succession Planning and Leadership Changes
Succession planning starts with Mr. MacMillan, his team and the Compensation and Nominating and Corporate Governance Committees but is continued with the full Board. The Board devotes significant time on its agenda to reviewing and discussing the succession plans for the CEO and each of his direct reports as part of building a diverse and inclusive workforce. In recent years, the Board and Mr. MacMillan have intensified their focus on succession planning. Mr. MacMillan provides a talent update at every Board and Compensation Committee meeting and the Board reviews in-depth succession plans at least annually, considering long-term, medium-term and short-term options. The Board also has exposure to succession candidates through their periodic participation in Board meetings and/or engagement outside of Board meetings.
In 2017, a leadership restructuring eliminating the chief operating officer role gave Mr. MacMillan direct access to more leaders and has bolstered succession planning. In 2018 with the departure of the Company’s CFO, such succession planning became more evident. Karleen Oberton was part of Mr. MacMillan’s expanded leadership team and her participation on this expanded team gave her additional exposure to Mr. MacMillan and other members of the leadership team. This helped Mr. MacMillan and the Board feel confident in the succession plan in place and enabled a smooth transition for Ms. Oberton as she assumed the role of CFO.
With the recent retirement of Peter J. Valenti, III, long-time President of our Breast and Skeletal Health Division, Mr. MacMillan was able to rely on the strength of the deep bench of leadership talent built over the last three years to appoint new business leaders. As a result, leadership positions were all filled with internal promotions:
•	Sean S. Daugherty, formerly President of the Surgical Division, assumed the role of Group President, Breast and Skeletal Health and GYN Surgical
•	Jennifer K. Meade, formerly Vice President, Sales and Commercial Excellence for the Breast and Skeletal Division, assumed the role of Division President, Breast and Skeletal Health
•	Essex D. Mitchell, formerly Vice President, U.S. Sales and Marketing for the Surgical Division, assumed the role of Division President, GYN Surgical
•	Erik Anderson, formerly Vice President, Global Service Initiative, assumed the role of President, Global Service Initiative, BSH Service and Support
Through Mr. MacMillan’s forward-thinking and succession planning discussed with the Board, these leadership changes were implemented seamlessly, allowing for business continuity at a time most needed given the COVID-19 pandemic. Further, two of these leaders provided additional diversity among senior leadership, with Ms. Meade becoming the first woman Division President and Mr. Mitchell becoming the first Black Division President at the Company.
Stockholder Engagement
While the Board, through the Nominating and Corporate Governance Committee, oversees stockholder matters and participates in meetings with stockholders, as appropriate, management has the principal responsibility for stockholder communications and engagement. As discussed below, management provides written and oral updates to the Board concerning stockholder feedback.
During fiscal 2020, we continued the year-round approach to stockholder engagement we implemented in 2015. In addition to discussions just before our Annual Meeting, we initiated discussions during a quieter period several months later, reaching out to a number of our largest stockholders, representing approximately 50% of our outstanding shares. Directors participate in these discussions as requested and are updated on any feedback.
In addition to input on current governance and executive compensation topics specific to Hologic, we invite discussion on any other topics or trends stockholders may wish to share with us. We believe that positive, two-way dialogue builds informed relationships that promote transparency and accountability. Management provides written and oral updates on the discussions with stockholders to our Lead Independent Director, Chairman, and the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee in turn allocates specific issues to relevant Board committees for further consideration. Each Board committee reviews relevant feedback and determines if additional discussion and actions are necessary by the respective committee or full Board. The Board considers shareholder perspectives, as well as the interests of all stakeholders, when overseeing company strategy, formulating governance practices and designing compensation programs.
YEAR-ROUND STOCKHOLDER ENGAGEMENT
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Targeted Outreach
As discussed above, our Board of Directors and management are committed to regular engagement with our stockholders and soliciting their views and input on important performance, executive compensation, governance, environmental, social and other governance matters. We value stockholder views and insights and believe that positive two-way dialogue builds informed relationships that promote transparency and accountability. We continued with our year-round approach to engagement and during fiscal 2020 we reached out to our top seven institutional stockholders, representing over 50% of our shares. Three of the seven institutional investors did not feel a meeting was necessary at this time. We also had numerous conversations with stockholders and investment analysts as part of our normal investor relations activities, frequently along with Mr. MacMillan. Details of stockholder feedback are incorporated throughout this proxy statement.
Annual Outreach (Fall 2020)
During the “offseason”, we reached out to our top seven institutional stockholders representing over 50% of our shares.	Meetings We ultimately met with four of our largest investors as part of this outreach.
Matters Discussed
Business highlights for the fiscal year, our short-term incentive bonus pool allocation, compensation plan design, amendments to Mr. MacMillan’s employment agreement, sustainability and ESG progress, including racial equity issues.

Annual Outreach Feedback
Overall, the meetings were positive and productive with our stockholders supporting our compensation programs and recognizing our compensation approach is truly performance-based. Stockholders viewed very positively the Company’s program to reward frontline employees through life-enhancing bonuses and to repay and compensate employees for reduced pay and furloughs initiated early in the COVID-19 pandemic (as discussed below on page 17 in the section “Supporting employees during COVID-19” and in the Compensation Discussion and Analysis section). Investors appreciated hearing the context of the amendments to Mr. MacMillan’s employment agreement and they generally supported the changes. Additionally, they were encouraged by the monthly Board meetings during the height of the COVID-19 pandemic and the level of Board engagement throughout this time. Lastly, stockholders recognized the Company’s progress on the ESG front, particularly regarding our high employee engagement, diversity efforts at the Board and among senior leaders, and programs to promote racial equity through our charitable giving and access to healthcare in underserved communities.
Stockholder Communications with the Directors
In general, any stockholder communication directed to our Board or one of its committees will be delivered to our Board or the appropriate committee. However, the Company reserves the right not to forward to our Board any abusive, threatening or otherwise inappropriate materials. Stockholders may contact our Board and committees thereof by writing to them in care of Corporate Secretary, Hologic, Inc., 250 Campus Drive, Marlborough, MA 01752.
Environment and Social
Sustainability
Led by our senior management team and overseen by our Nominating and Corporate Governance Committee along with the Board of Directors, Hologic’s sustainability efforts are founded on the principle that virtually all business decisions have economic, environmental and social implications. We believe that integrating these considerations into our business strategy and decisions is integral to growing the long-term success of the Company and benefits our stockholders, customers and employees. Likewise, we must nurture and engage our employees and we must respect our suppliers and our communities. We are compelled through our Purpose, Passion and Promise to improving the health of our communities, customers, patients and employees, and to ensuring that the decisions we make today have a positive effect on future generations.
We have strived to build upon and expand from our initial sustainability disclosure in 2016 and published our first Sustainability Report for 2019, which is available on www.hologic.com. We completed a broad materiality assessment to identify the key environment, social and governance issues that are most important to our business and stakeholders, including investors,
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employees and customers. To manage the process, we formed a cross-functional internal steering committee consisting of senior leaders across all areas of the Company, which then presented its findings to the Nominating and Corporate Governance Committee and the full Board. The steering committee held meetings and reviewed sustainability frameworks, including those published by the Sustainability Accounting Standards Board (SASB), the Global Reporting Initiative (GRI) and the Task Force on Climate-related Finance Disclosures (TCFD) which helped us develop our materiality framework and identify relevant topics for disclosure. We are committed to incorporating these material issues into our business operations, and to continually evaluate our sustainability issues for future reporting. Our efforts were recognized by MSCI, a leading provider of ESG support tools for the global investment community, where our rating improved from A to AA, placing us within the top quartile among our peers of ESG performance. We look to build on sharing our efforts through subsequent Sustainability Reports in the journey that began several years ago to demonstrate our commitment to sustainable business practices.
Human Capital Management
Attracting and retaining key talent is a high priority for our management team and our Board. To enhance the Board’s understanding of the Company’s culture and talent pipeline, the Board conducts meetings and schedules site visits at the Company’s locations, meets regularly with high-potential executives in formal and informal settings and also reviews and discusses the results of the Company’s annual employee engagement survey.
At Hologic, our 5,800 employees worldwide deliver on our Purpose, Passion and Promise with great ideas, innovations and leadership to propel our organization forward. There has been no better example of this mission than during the COVID-19 pandemic. It is this Purpose that inspired our people to do more than seemed possible. We are incredibly proud of our team who worked and continue to work tirelessly with customers, regulators, suppliers, elected officials, and others to address the most pressing problem facing the world today. Never before have we lived our mission more completely or touched more human lives than now. This is an unprecedented time for our Company, our stockholders and the entire world and it is our employees who are making the difference.
Our goal is to develop and maintain a talented, engaged and diverse workforce that has a positive impact on our performance, and our customers and their patients. We have been conducting an annual engagement survey since 2015 in which more than 90% of employees regularly participate. In January 2020, we reached World-Class Engagement based on the results of our annual survey which put Hologic in the 96th percentile of our peers according to Gallup’s Global Company Database. Our foundation of employee engagement in the face of a year of upheaval, our commitment to our employees and their commitment to each other, fortified our leaders and teams to not merely persevere, but to thrive. We also offer a range of programs to develop our managers and drive effective leadership across the Company. Our efforts are aimed at increasing organizational talent and capabilities and identifying and developing potential successors for key leadership positions as demonstrated after the recent retirement of the President of our Breast and Skeletal Health division, and the associated promotions where all positions were filled with internal candidates. We have also launched new development programs for managers to expand their leadership skills and inspire the performance of their teams.
We invest in the physical, emotional and financial well-being of our employees by providing robust compensation and benefits programs. These programs (which vary by country/region) include a variety of health plan options, tax-favorable savings accounts and other wellness offerings to help make life better.

Supporting employees during COVID-19

We have been responding to the COVID-19 pandemic with purposeful steps to help keep our employees safe and our customers served. The Company has taken measures to ensure the safety of its employees and to comply with governmental orders, such as implementing safety and social distancing measures for employees working in our manufacturing facilities or otherwise on site. Further, we believe that the way we treated our employees in the early days of the COVID-19 pandemic set the stage for the incredible contributions they made later in the year, and will continue contributing to stellar performance in the future. Before we had developed our own tests to detect SARS-CoV-2, revenue in our other businesses fell dramatically as hospitals cut back elective procedures, and consumers skipped regular screenings and check-ups. In response, we acted quickly to reduce costs and preserve cash. Our approach was to preserve as many jobs as possible and to lead from the top. Rather than laying off employees outright, we implemented reduced work weeks, temporary plant shutdowns and furloughs depending on local business needs. We reduced compensation for our salaried employees: 50% for Mr. MacMillan and the Board of Directors, 25% for our Global Leadership Team, and 10% for other levels. But at the same time, we preserved funding for our retirement plans, and back-stopped sales teams whose compensation could have been cut by 80 percent or more based on circumstances beyond their control. Fortunately, as sales of our SARS-CoV-2 tests increased, we were able to reinstate compensation and begin returning our manufacturing facilities to regular operation within about three months. And later in the year, we were able to pay back employees for their lost compensation. For the front-line employees who came to work every day to develop and manufacture our COVID tests, or who installed new Panther instruments in locked-down hospitals during the most uncertain times of the pandemic, we were able to provide extraordinary financial awards. Specifically, we redirected about 30% of our fiscal year-end bonus pool to these employees, many of whom received 8 to 10 times their normal bonus as a result. We believe all these actions are contributing to improved performance today, as our non-COVID businesses recover more rapidly than expected, and as we gain market share in multiple segments.

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Diversity Drives Performance
As our passion is to be global champions for women’s health, Hologic is committed to creating an inclusive and diverse work environment that promotes equal opportunity, dignity and respect, starting with our Board and our leadership team. Three of our directors, representing 38% of the Board, are women. Also, three of our directors were born outside of the United States, and two were predominantly educated outside of the United States, which promotes global diversity for our Board. Our focus on the lives of women has enabled us to organically attract a diverse workforce and build an inclusive ethos where different perspectives are valued and respected. We know that today’s business challenges demand agility and ingenuity. We must broaden our thinking by expanding our perspectives. Building a diverse workforce begins with our hiring practices and extends to our access to opportunities, strategic development and promotion of internal talent. Hologic seeks to identify and develop high-potential women and other diverse individuals within the Company, and we are seeing our next generation of leaders emerge. In addition to women holding several key roles (Chief Financial Officer; Chief Information Officer; Chief HR Officer; Division President, Breast and Skeletal Health; Vice President, Diagnostic Sales and Commercial Excellence; Treasurer; Vice President of Tax; Corporate Secretary, and Chief of Staff), Black leaders have assumed important commercial leadership roles as Division President, GYN Surgical, and Vice President of Sales, Breast and Skeletal Health. Additionally, given that our commercial teams are an important pipeline for senior management, we are pleased that a significant number of our commercial team members below the level of vice president are women and/or people of color. As our Company has expanded globally, we have built and grown local teams with in-country expertise and knowledge and represent 31 countries.
We strive to hire the most talented person for the job and believe that, over time, this will lead to an increasingly diverse workforce. As a part of finding the most qualified people, we are committed to ensuring that diverse slates of candidates are identified and considered for all roles, from the boardroom and c-suite to all levels of the workforce. We believe our focus on talent identification, development, engagement and succession planning has been particularly successful in developing a deep and diverse talent pipeline. For example, when Mr. MacMillan became CEO in late 2013, the Global Leadership Team (GLT) he joined was comprised entirely of white men. By 2020, the GLT consisted of 29% women and 29% ethnically diverse members, demonstrating our commitment to diversity while understanding more progress will be made.
Philanthropy
At Hologic, we take the role we play as leaders in the communities where we live and work seriously. Our Company’s response to the COVID-19 pandemic over the last year highlighted our ability to “do well by doing good” and allowed us to significantly expand our philanthropic activities. We center our giving efforts in three specific areas to maximize our impact in ways that align with the values of our employees and customers, as well as with organizations that share our values and commitment to promoting healthier lives. For us, those areas are: women’s health and other healthcare fields in which we operate; science, technology, engineering and math education (STEM), especially for underprivileged groups; and social and racial equality, especially in healthcare. By the end of our fiscal year, we contributed $15 million to our corporate charitable fund, the largest in Company history. Over the next several years, we intend to use this money to increase and expand our support of causes and issues that align with Hologic’s mission. In addition, based on the belief that education is the key to social equality, we created two scholarship programs focused on lower-income and first-generation college students – one for families of Company employees and another for non-profit groups that provide college readiness programs. We also introduced an employee matching program to supplement donations that many of our employees make to non-profit organizations of their choice.
In collaborating with like-minded non-profits and patient advocacy groups, we have partnered with the Clinton Health Access Initiative and others to provide resource-limited countries in Africa with a single, reduced price for our viral load assays, and most recently, COVID-19 tests. Further, in October 2020, Hologic announced a multi-year partnership with the Black Women’s Health Imperative, the only nonprofit organization created by Black women to help protect and advance the health and wellness of Black women and girls through awareness and education, and RAD-AID, a nonprofit dedicated to ensuring equal access to radiology health services for medically underserved communities. Through this partnership, we are committed to decreasing breast cancer screening disparities for Black women and can help ensure that minorities and financially underprivileged women have access to the best technology for early detection of disease.
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HOLOGIC, INC. 2021 Proxy Statement
Proposal No. 1 -
Election of Directors
Eight directors are to be elected at the Annual Meeting. Our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the individuals listed below for election as directors. All of the director nominees were previously elected by our stockholders.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board to fill the vacancy. Each nominee has consented to serve as a director if elected. The proposed nominees are being nominated in accordance with the provisions of our Bylaws. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.
Vote Required
Under our Bylaws, a nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election. Abstentions and broker non-votes will not have any effect on this proposal.
Recommendation of the Board

Our Board unanimously recommends that you vote “FOR” the nominees listed below. Management proxy holders will vote all duly submitted proxies FOR the nominees listed below unless instructed otherwise.
Our Board of Directors
Composition, Assessment and Qualifications
Understanding the importance of its responsibility to provide effective oversight, our Board strives to maintain an appropriate balance of tenure, diversity, skills and experience on the Board. In evaluating potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials, including: character and integrity, business acumen, experience, commitment and diligence. The Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The Nominating and Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, as well as diversity of gender, race and ethnicity. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors considered as a whole should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. Generally, directors should be individuals who have succeeded in their particular fields and who demonstrate integrity, reliability and extensive knowledge of corporate affairs. The Nominating and Corporate Governance Committee also considers other relevant factors as it deems appropriate, including the current composition of the Board.
The Board has employed a variety of assessment formats, depending on the perceived needs of the Board at the time. Formats over the past few years have included individual Board member peer reviews managed by the general counsel, a facilitated discussion with the full Board, and individual Board and committee written evaluations followed by a discussion at each committee level and with the full Board. As a part of these evaluations, the Nominating and Corporate Governance Committee as well as the Board examine characteristics which they believe will augment the current skill set of the Board. Over the past five years, the Board has identified key skill sets it felt would benefit the Board, including experience as a senior executive in a large, complex, global company, deep understanding of the Company’s markets and/or customers, a product background, and extensive global experience. As a result, Ms. Wendell and Mr. Dockendorff joined the Board in 2016 and 2017, respectively; both of whom had been senior executives in a large, complex, global medical device company,
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HOLOGIC, INC. 2021 Proxy Statement
had operational and transactional experience and an understanding of the Company’s markets and customers. Ms. Wendell brings particular expertise in business development and strategy, which is key at a time when the Company is increasing its business development activity. Mr. Dockendorff brings extensive financial expertise for complex global healthcare organizations. In 2018, Mr. Nawana and Dr. Hantson joined the Board, each bringing strong global perspectives, hailing from and being educated outside of the United States, industry knowledge and executive leadership experience – key attributes as we seek to expand internationally and continue to focus on commercial and operational execution.
Role of the Nominating and Corporate Governance Committee
As provided in its charter, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors. As the Nominating and Corporate Governance Committee seeks to identify and evaluate director candidates, it may rely on input provided by a number of sources, including the Nominating and Corporate Governance Committee members, our other directors or officers, our stockholders, and third parties such as professional search and screening firms. A copy of the Nominating and Corporate Governance Committee’s current charter is publicly available on our website at investors.hologic.com. See also our Board Refreshment and Recruitment process on page 11 of this proxy statement for further information.
Stockholder Recommendations
The Nominating and Corporate Governance Committee will consider stockholder recommendations for Board nominees using the criteria described in the preceding paragraphs. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of the Company’s stock should be sent to the attention of our Corporate Secretary, Hologic, Inc., 250 Campus Drive, Marlborough, Massachusetts 01752. If you wish to formally nominate a candidate, you must follow the procedures described in our Bylaws.

Alignment of Director Skills and Strategy

Hologic is an innovative medical technology company primarily focused on improving women’s health and well-being through early detection and treatment. We are focused on generating long-term, sustainable growth through commercial and operational execution, targeted acquisitions and international expansion, among other things.

Our Nominating and Corporate Governance Committee has determined that each of our director nominees possesses the appropriate qualifications, skills and experience to effectively oversee our long-term business strategy.

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HOLOGIC, INC. 2021 Proxy Statement
2021 Director Nominees
Set forth below is certain biographical information regarding the nominees as of January 1, 2021, as well as the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director.
Stephen P. MacMillan
Age 57 Director Since 2013
Key Experience and Qualifications
As our Chairman, President and Chief Executive Officer, Mr. MacMillan has direct responsibility for the Company’s strategy and operations. During his tenure at Hologic, Mr. MacMillan has set the Company’s vision, strategic direction and execution priorities. He is a unique leader who has led the Company through a period of dramatic transformation and revitalization, especially during the COVID-19 pandemic. His role as Chairman and CEO creates a critical link between management and the Board of Directors, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business.

Mr. MacMillan was appointed as President, Chief Executive Officer and a director in December 2013 and was elected Chairman of the Board in June 2015. From October 2012 to December 2013, Mr. MacMillan was the Chief Executive Officer of sBioMed, LLC, a biomedical research company. From 2003 to 2012, he served in various roles at Stryker Corporation, including Chief Operating Officer from 2003 to 2005, Chief Executive Officer from 2005 to 2012 and Chairman from 2010 to 2012. Prior to 2003, Mr. MacMillan was a senior executive with Pharmacia Corporation, where he oversaw five global businesses. Prior to joining Pharmacia, Mr. MacMillan spent 11 years with Johnson & Johnson in a variety of senior roles in both the U.S. and Europe, including as President of its consumer pharmaceuticals joint venture with Merck. Mr. MacMillan began his career with Procter & Gamble in 1985. Mr. MacMillan currently serves on the Board of Trustees of Davidson College.

Mr. MacMillan holds a Bachelor of Arts degree in economics from Davidson College, and is a graduate of Harvard Business School’s Advanced Management Program.

Other Current Public Company Boards • Boston Scientific Corporation
Former Public Company Boards • Alere, Inc. • Stryker Corporation • Texas Instruments Incorporated
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HOLOGIC, INC. 2021 Proxy Statement
Sally W. Crawford
Age 67 Director Since 2007 Lead Independent Director Since 2017 Committees • Compensation • Nominating and Corporate Governance (Chair)
Key Experience and Qualifications
Ms. Crawford’s service in various senior executive positions in the managed care sector and her continuing healthcare consulting practice contribute to her significant management and leadership experience and expertise in operational, regulatory and related disciplines applicable to our business and operations.

Ms. Crawford became a member of our Board when we merged with Cytyc Corporation in October 2007, having previously served as a director of Cytyc since January 1998. From April 1985 until January 1997, Ms. Crawford served as Chief Operating Officer of Healthsource, Inc., a publicly held managed care organization headquartered in New Hampshire. During her tenure at Healthsource, Inc., Ms. Crawford held a variety of positions and responsibilities, including leading that company’s Northern Region operations and marketing efforts. Since January 1997, Ms. Crawford has been a healthcare consultant in New Hampshire.

Ms. Crawford earned a bachelor’s degree from Smith College and a master’s degree in communications from Boston University.

Other Current Public Company Boards • Insulet Corporation
Former Public Company Boards • Exact Sciences Corporation • Universal American Corporation • Zalicus Inc. (now EPIRUS Biopharmaceuticals, Inc.)
Charles J. Dockendorff
Age 66 Director Since 2017 Committees • Audit and Finance (Chair)
Key Experience and Qualifications
Mr. Dockendorff has extensive experience with financial accounting matters for complex global healthcare organizations as well as substantial experience overseeing the financial reporting processes of large public companies. He has a strong track record of value creation and brings a depth of experience in operations and strategy to our Board.

Mr. Dockendorff was appointed to our Board in May 2017. He was formerly Executive Vice President and Chief Financial Officer of Covidien plc, a global medical device and supplies company. He was CFO at Covidien and its predecessor, Tyco Healthcare, from 1995 to 2015. Mr. Dockendorff joined the Kendall Healthcare Products Company, the foundation of the Tyco Healthcare business, in 1989 as Controller and was named Vice President and Controller in 1994. He was appointed Chief Financial Officer of Tyco Healthcare in 1995. Prior to joining Kendall/Tyco Healthcare, Mr. Dockendorff was the Chief Financial Officer, Vice President of Finance and Treasurer of Epsco Inc. and Infrared Industries, Inc. In addition, Mr. Dockendorff worked as an accountant for Arthur Young & Company (now Ernst & Young) and the General Motors Corporation.

Mr. Dockendorff holds a bachelor’s degree in accounting from the University of Massachusetts at Amherst and a Master of Science in finance from Bentley College.

Other Current Public Company Boards • Boston Scientific Corporation • Haemonetics Corporation • Keysight Technologies, Inc.
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HOLOGIC, INC. 2021 Proxy Statement
Scott T. Garrett
Age 70 Director Since 2013 Committees • Compensation (Chair) • Nominating and Corporate Governance
Key Experience and Qualifications
Mr. Garrett’s previous experience as a Chief Executive Officer and in other senior leadership positions with biomedical and diagnostics companies enables him to bring to the Board an operational perspective as well as valuable insights and experience, particularly in the diagnostics space.

Mr. Garrett joined our Board in May 2013. Mr. Garrett is currently a Senior Operating Partner at Water Street Healthcare Partners, a strategic investor focused on the healthcare industry. He joined Water Street in 2011 after approximately 35 years in the global healthcare industry. Prior to joining Water Street, Mr. Garrett served as Chairman, President and Chief Executive Officer of Beckman Coulter, a leading biomedical company, from 2008 to 2011. Mr. Garrett joined Beckman Coulter in 2002 as President, Clinical Diagnostics Division and was promoted in 2003 to President and Chief Operating Officer. In January 2005, he became Chief Executive Officer, adding the position of Chairman in 2008. Prior to that, Mr. Garrett served as Vice Chairman and Interim Chief Executive Officer of Kendro Laboratory Products from 1999 to 2001. From 1994 to 1998, he served as Chairman, President and Chief Executive Officer of Dade Behring, a leading diagnostics company. He began his career at American Hospital Supply Corporation and continued there after that company was acquired by Baxter International, ultimately serving as Chief Executive of Baxter’s global laboratory business, Baxter Diagnostics.

Mr. Garrett also serves on the boards of companies in which Water Street has an ownership interest, including Orgentec Diagnostics and Pathnostics.

Mr. Garrett received a Bachelor of Science in mechanical engineering from Valparaiso University and a Master of Business Administration from Lake Forest Graduate School of Management.

Other Current Public Company Boards • Immucor, Inc.
Ludwig N. Hantson
Age 58 Director Since 2018 Committees • Compensation • Nominating and Corporate Governance
Key Experience and Qualifications
With over 30 years of experience in the biopharmaceutical industry as well as extensive experience as an executive leading global, innovative organizations, Dr. Hantson brings a global perspective and an understanding of operational matters to our Board.

Dr. Hantson was appointed to our Board in November 2018. Since March 2017, Dr. Hantson has been the Chief Executive Officer of Alexion Pharmaceuticals, Inc., a biopharmaceutical company. Prior to joining Alexion, he was President and Chief Executive Officer of Baxalta Incorporated, a biopharmaceutical company. In July 2015, Dr. Hantson led Baxalta’s successful spin-off as a public company from Baxter International Inc., where he was President of Baxter BioScience. He joined Baxter in May 2010 and established the BioScience division as an innovative specialty and rare disease company. Prior to Baxter, from 2001 to 2010, Dr. Hantson held several leadership roles at Novartis AG, including CEO of Pharma North America, CEO of Europe, and President of Pharma Canada. Prior to Novartis, he spent 13 years with Johnson & Johnson in roles of increasing responsibility in marketing and R&D.

Dr. Hantson received his Ph.D. in motor rehabilitation and physical therapy, master’s degree in physical education, and a certification in high secondary education, all from the University of Louvain in Belgium.

Other Current Public Company Boards • Alexion Pharmaceuticals, Inc.
Former Public Company Boards • Baxalta Incorporated
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HOLOGIC, INC. 2021 Proxy Statement
Namal Nawana
Age 50 Director Since 2018 Committees • Compensation • Nominating and Corporate Governance
Key Experience and Qualifications
Mr. Nawana brings to our Board a wealth of complex management and worldwide operational experience in the healthcare industry. He has a strong product background, understands our markets, and brings in-depth knowledge of the opportunities and challenges facing global companies.

Mr. Nawana joined our Board in January 2018. Mr. Nawana is the Chairman of multiple private companies which he founded or co-founded including GrapheneDX, VelocityDX and Neoenta. He is co-founder of Innovoyce, a voice health company. Mr. Nawana previously served as the Chief Executive Officer and a member of the Board of Directors of Smith & Nephew plc, from May 2018 to November 2019. Prior to joining Smith & Nephew, he was Chief Executive Officer, President and a member of the Board of Directors of Alere, Inc. from October 2014 until October 2017, when Alere was acquired by Abbott Laboratories. Mr. Nawana spent 15 years at Johnson & Johnson in various leadership roles, including as Worldwide President of DePuy Synthes Spine, a Johnson & Johnson company, from February 2011 to November 2012.

Mr. Nawana holds an Honors degree in Mechanical Engineering and a Master of Medical Science from the University of Adelaide, South Australia, and an MBA from Henley Management College.

Former Public Company Boards • Alere, Inc. • Smith & Nephew plc
Christiana Stamoulis
Age 50 Director Since 2011 Committees • Audit and Finance
Key Experience and Qualifications
Ms. Stamoulis’ strength in strategy and corporate finance, coupled with her extensive experience in executing initiatives for growth in the medical products field and related industries, enable her to provide valuable insights to the Board. She also contributes a unique perspective on financial and capital markets operations.

Ms. Stamoulis has been a director since November 2011. In February 2019, Ms. Stamoulis assumed the role of Executive Vice President and Chief Financial Officer of Incyte Corporation, a biopharmaceutical company. From January 2015 to the end of January 2019, Ms. Stamoulis served as Chief Financial Officer of Unum Therapeutics, , a biotechnology company, adding the role of President in February 2018. Prior to Unum, from January 2014 to December 2014, she was an independent advisor to biopharmaceutical companies. Prior to that, from 2009 until December 2013, Ms. Stamoulis served as Senior Vice President of Corporate Strategy and Business Development at Vertex Pharmaceuticals Incorporated. Ms. Stamoulis joined Vertex in 2009 with approximately 15 years of experience in the investment banking and management consulting industries where she advised global pharmaceutical and biotechnology companies on strategic and corporate finance decisions. Prior to joining Vertex, from 2006 to 2009, she was a Managing Director in the Investment Banking division of Citigroup where she led the building of the firm’s U.S. Life Sciences investment banking practice. Prior to her role at Citigroup, she was at Goldman, Sachs & Co. where she spent the majority of her investment banking career. Ms. Stamoulis started her career as a strategy consultant at The Boston Consulting Group.

Ms. Stamoulis holds a Bachelor of Science in economics and a Bachelor of Science in architecture from the Massachusetts Institute of Technology (MIT). Additionally, she holds a Master of Business Administration from the MIT Sloan School of Management where she focused on applied economics and finance.

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HOLOGIC, INC. 2021 Proxy Statement
Amy M. Wendell
Age 60 Director Since 2016 Committees • Audit and Finance
Key Experience and Qualifications
Ms. Wendell brings to our Board deep expertise in all areas of mergers and acquisitions, portfolio management, resource allocation and identification of new market opportunities, with a focus on the medical devices industry. This expertise, together with her extensive knowledge of developed and emerging markets as well as of early-stage technologies, enables her to provide valuable insights on strategy and potential growth opportunities.

Ms. Wendell was appointed to our Board in December 2016. From January 2016 until April 2019, Ms. Wendell served as a Senior Advisor for Perella Weinberg Partner’s Healthcare Investment Banking Practice. Her scope of responsibilities involved providing guidance and advice with respect to mergers and acquisitions and divestures for clients and assisting the firm in connection with firm-level transactions. From 2015 until September 2018, Ms. Wendell served as a Senior Advisor for McKinsey’s Strategy and Corporate Finance Practice and also served as a member of McKinsey’s Transactions Advisory Board to help define trends in mergers and acquisitions, as well as help shape McKinsey’s knowledge agenda. From 1986 until January 2015, Ms. Wendell held various roles of increasing responsibility at Covidien plc (including its predecessors, Tyco Healthcare and Kendall Healthcare Products), including engineering, product management and business development. Most recently, from December 2006 until Covidien’s acquisition by Medtronic plc in January 2015, she served as Senior Vice President of Strategy and Business Development, where she led the company’s strategy and portfolio management initiatives and managed all business development, including acquisitions, equity investments, divestitures and licensing/distribution. She is Chairman of the Board of Por Cristo, a non-profit charitable medical service organization involved in health care work for at-risk women and children in Latin America.

Ms. Wendell holds a Bachelor of Science in mechanical engineering from Lawrence Technological University and a Master of Science degree in biomedical engineering from the University of Illinois.

Other Current Public Company Boards • AxoGen, Inc. • Baxter International Inc.
Former Public Company Boards • Ekso Bionics
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HOLOGIC, INC. 2021 Proxy Statement
Board Leadership Structure
Chairman and Lead Independent Director Roles
Our Bylaws and Corporate Governance Guidelines permit the roles of Chairman and Chief Executive Officer to be filled by the same or different individuals. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon the Company’s needs and the Board’s assessment of its leadership from time to time. The Board and the Nominating and Corporate Governance Committee review the structure of the Board and Hologic leadership as part of the succession planning process on an ongoing basis. The Board also reviews its structure during its annual self-assessment.
The Board believes that Hologic and its stockholders are best served at this time by having our CEO, Stephen P. MacMillan, also serve as our Chairman, and Sally W. Crawford, an independent director, serve as our Lead Independent Director. Combining the roles of Chairman and CEO makes clear that we have a single leader who is directly accountable to the Board and, through the Board, to our stockholders. It establishes one voice who speaks for the Company to customers, employees, stockholders and other stakeholders. This structure reinforces Mr. MacMillan’s overall responsibility for the Company’s business and strategy, under the oversight and subject to the review of the Board. It strengthens the Board and the Board’s decision-making process because Mr. MacMillan, who has first-hand knowledge of our operations and the major issues facing Hologic, chairs the Board meetings where the Board discusses strategic and business issues. The combined roles facilitate a Board process that is able to identify and respond to challenges and opportunities in a more timely and efficient manner than a non-executive chairman structure would provide. A perfect example of the benefits to this structure was the ability for Mr. MacMillan to rapidly respond to the shifting business priorities as a result of the COVID-19 pandemic while keeping the Board fully informed. This structure also enables Mr. MacMillan to act as the key link between the Board and other members of management and facilitate an efficient Board process.
The Board recognizes the importance of having a strong independent Board leadership structure to ensure accountability. Accordingly, our Corporate Governance Guidelines provide that if the Chairman is not an independent director, then the independent directors will select a Lead Independent Director. The Board believes that a Lead Independent Director is an integral part of our Board structure and facilitates the effective performance of the Board in its role of providing governance and oversight. In December 2017, the Board appointed Sally W. Crawford to serve as Lead Independent Director. During 2020, the Board again considered and affirmed the current efficacy of the Lead Independent Director and combined Chairman/CEO structure for the Company. We have also discussed this structure with a number of our largest stockholders. While several advised that they do scrutinize combined Chair/CEO structures as a matter of practice, none expressed concern over this structure for Hologic.
In addition to discharging the specific responsibilities identified below, Mr. MacMillan consults with Ms. Crawford on a variety of matters, including governance and strategy. As Lead Independent Director and Chair of the Nominating and Corporate Governance Committee, Ms. Crawford takes the lead in Board structure and composition. In addition, Ms. Crawford’s ability to assert independent leadership while working collaboratively with other directors, particularly evident when she served as chair of the Compensation Committee, as well as her diligence and preparedness, enable her to serve effectively as our Lead Independent Director and as Chair of our Nominating and Corporate Governance Committee.
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HOLOGIC, INC. 2021 Proxy Statement

Ms. Crawford, as Lead Independent Director, has significant responsibilities. Certain specific responsibilities are set forth in Hologic’s Corporate Governance Guidelines and include:

• Presiding at the meetings of the Board at which the Chairman is not present;

• Convening meetings of the independent directors, including executive sessions held in conjunction with each regularly scheduled Board meeting;

• Serving as the principal liaison between the Chairman and the independent directors, including with respect to matters arising in executive sessions of the independent directors;

• Working with the Chairman and the Nominating and Corporate Governance Committee to establish processes to assist the Board in the efficient discharge of its duties;

• Approving Board meeting agendas as well as the quality, quantity and timeliness of information sent to the Board;

• Approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;

• Recommending to the Chairman the retention of outside advisors, as appropriate, who report directly to the Board on board-wide matters;

• Being available, if requested by stockholders, and when appropriate, for consultation and direct communication; and

• Coordinating with the other independent directors in respect of each of the foregoing and performing such other duties as may be properly requested by the Board.

Mr. MacMillan’s responsibilities as Chairman of the Board are also set forth in our Corporate Governance Guidelines and include:

• Presiding at meetings of the Board of Directors and stockholders;

• Establishing processes to assist the Board in the efficient discharge of its duties;

• Organizing and presenting agendas for Board meetings based on advice from the Lead Independent Director, Committee Chairs, directors and members of senior management;

• Facilitating the proper flow of information to the Board and working to see that meetings are efficient and informative;

• Working with the Nominating and Corporate Governance Committee to develop processes for structuring Committees and overseeing their functions, including assignments of Committee members and Chairs;

• Working with the Nominating and Corporate Governance Committee to develop processes for development and succession planning for senior executives; and

• Performing such other duties as may be properly requested by the Board.

Independent Directors and Committees
In evaluating its leadership structure, the Board also considered that, other than Mr. MacMillan, all of our directors are independent. Our independent directors appropriately challenge management and demonstrate independent judgment in making important decisions for our Company. In addition, each of the Board’s standing committees – Audit and Finance, Compensation, and Nominating and Corporate Governance – is composed entirely of independent directors. As a result, oversight of key matters, such as the integrity of Hologic’s financial statements, executive compensation, the nomination of directors and evaluation of the Board and its committees, is entrusted solely to independent directors.
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HOLOGIC, INC. 2021 Proxy Statement
Executive Sessions
The Board meets in executive session without the CEO in connection with each regularly scheduled Board meeting as well as any other times it deems appropriate. The active involvement of the independent directors, combined with the qualifications and significant responsibilities of our Lead Independent Director, promote strong, independent oversight of Hologic’s management and affairs.
Board Committees
The standing committees of the Board currently are the Audit and Finance Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board has adopted a charter for each of the three standing committees that addresses the make-up and functioning of each committee. The charters for each of the three standing committees are publicly available on our website at investors.hologic.com.
All of the Board committees are composed entirely of “independent” directors, as such term is defined in the listing standards of Nasdaq. The Board has determined that the following current directors are “independent,” according to the above definition: Sally W. Crawford, Charles J. Dockendorff, Scott T. Garrett, Ludwig N. Hantson, Namal Nawana, Christiana Stamoulis, and Amy M. Wendell. Mr. MacMillan is not considered independent because he is an active officer of the Company. In addition, both the Audit and Finance Committee and the Compensation Committee are composed entirely of independent directors who meet the heightened independence standards applicable to directors serving on such committees under Nasdaq listing standards and the rules of the Securities Exchange Act of 1934, as amended (the Exchange Act).
The current membership of each committee is listed below.
				Board Committees
Name	Age	Position	Director Since	Audit and Finance	Compensation	Nominating and Corporate Governance
Sally W. Crawford	67	Director	2007		✔	Chair
Charles J. Dockendorff	66	Director	2017	Chair
Scott T. Garrett	70	Director	2013		Chair	✔
Ludwig N. Hantson	58	Director	2018		✔	✔
Namal Nawana	50	Director	2018		✔	✔
Christiana Stamoulis	50	Director	2011	✔
Amy M. Wendell	60	Director	2016	✔
Number of Meetings in Fiscal 2020				9	6	4
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HOLOGIC, INC. 2021 Proxy Statement
Audit and Finance Committee
Mr. Dockendorff (Chair) Members Ms. Stamoulis Ms. Wendell FY2020 Meetings 9
The Audit and Finance Committee is responsible for assisting our Board in the oversight of (i) our financial reporting process, accounting functions, internal audit functions and internal control over financial reporting, and (ii) the qualifications, independence, appointment, retention, compensation and performance of our independent registered public accounting firm. The Audit and Finance Committee also oversees financing and capital allocation strategies, reviews and approves financing transactions to the extent delegated by the Board, reviews the Company’s ability to enter into swaps and other derivatives transactions, and reviews the Company’s tax structure, among other things. The Audit and Finance Committee considers financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. The Audit and Finance Committee also reviews and approves related-party transactions (unless such review and approval has been delegated to another committee consisting solely of independent directors).

None of the current or former members of the Audit and Finance Committee are employees of the Company and our Board has determined that each such member of the Audit and Finance Committee is independent (as independence is defined in the current listing standards of Nasdaq and Section 10A(m)(3) of the Exchange Act).

Audit Committee Financial Expert. The Board has determined that Mr. Dockendorff and Ms. Stamoulis each qualify as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.

2020 Key Focus Areas

• Capital allocation and debt structure

• Cybersecurity

• Internal controls and compliance

• Continued timely adoption of new accounting standards

• Global tax strategy

• Accounting treatment of acquisitions and divestitures

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HOLOGIC, INC. 2021 Proxy Statement
Compensation Committee
Mr. Garrett (Chair) Members Ms. Crawford Dr. Hantson Mr. Nawana FY2020 Meetings 6
The primary functions of the Compensation Committee include: (i) reviewing and approving the compensation for each of our executive officers and other senior officers as the Compensation Committee deems appropriate; (ii) evaluating the performance, as it relates to their compensation, of the executive officers, other than the CEO (whose performance is evaluated by the Nominating and Corporate Governance Committee and the Board of Directors), and such other senior officers as the Compensation Committee deems appropriate; (iii) overseeing the administration and the approval of grants and terms of equity awards under our equity-based compensation plans; (iv) reviewing and approving other compensation plans as the Compensation Committee deems appropriate; (v) general oversight of risks associated with our compensation policies and practices; and (vi) approving and/or recommending for review and approval by the Board compensation for members of the Board, and each committee thereof. The Board and Compensation Committee may delegate limited authority to executive officers or other directors of the Company to grant equity awards to non-executive officers. Currently, our Senior Vice President, Human Resources, has been delegated such authority, subject to the terms, conditions and limitations previously approved by the Compensation Committee and the Board, with each of the President and Chief Executive Officer and the Chief Financial Officer authorized to serve as an alternate to the Senior Vice President, Human Resources.

2020 Key Focus Areas

• Talent development and succession planning

• Human capital management in light of COVID-19 pandemic

• Compensation program design structure, including appropriate metrics and goals for the Short-Term Cash Incentive Program and Performance Share Units

• Allocation of fiscal 2020 STIP

• Executive compensation and pay for performance alignment

• Compensation risk assessment

Nominating and Corporate Governance Committee
Ms. Crawford (Chair) Members Mr. Garrett Dr. Hantson Mr. Nawana FY2020 Meetings 4
The Nominating and Corporate Governance Committee is responsible for recommending to the Board potential candidates for director and considering various corporate governance issues, including evaluating the performance of the Board and its committees, developing and periodically reviewing our Corporate Governance Guidelines, reviewing and recommending to the Board any changes to the committee charters, recommending the composition and chair of our Board committees, monitoring compliance with our stock ownership guidelines, evaluating the performance of our CEO annually and leading the succession planning and process for our CEO. The Nominating and Corporate Governance Committee also considers suggestions regarding possible candidates for director as described under “Stockholder Recommendations” on page 20.

2020 Key Focus Areas • CEO succession planning • Board and Committees composition and assessment • Stockholder engagement • Sustainability • Governance structures and best practices
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HOLOGIC, INC. 2021 Proxy Statement
Board Practices, Processes and Policies
Director Orientation and Continuing Education
When a new director joins the Board, or just before joining (assuming entry into a confidentiality agreement), he or she is provided with a business briefing book, which gives an overview of the Company, its products, its markets, its strategy and its risks. Materials in the book generally include our current strategic plan, a description of our divisions and products, our current product pipeline, the most recent enterprise risk management report, current budget, market dynamics study, biographies for the senior management team, investment analyst reports, and the like. Once elected to the Board, the new director generally has the opportunity to have individual meetings with members of the senior management team. They also receive a governance handbook, which includes general Board information, Board committee charters, the Company’s charter and Bylaws and all of the Company’s governance policies. Directors also have opportunities for continuing education, including access to third-party programs as well as regular presentations at Board meetings.
Meetings of the Board and its Committees
In order to keep the Board fully informed and involved in our efforts and initiatives in response to COVID-19, the Board met 12 times during the fiscal year ended September 26, 2020 and each of our directors attended 100% of the total number of meetings of the Board and all committees of the Board on which he or she served, with no director missing a meeting. During fiscal 2020, the independent directors of the Board met in executive session during each of the Board’s regular quarterly meetings and at such other Board and committee meetings as the independent directors elected.
Attendance by Directors at the Annual Meeting of Stockholders
Our Board has scheduled a Board meeting in conjunction with the Annual Meeting of Stockholders. Our directors are encouraged to attend the Annual Meeting of Stockholders on March 11, 2021. Last year, all eight of our directors who were nominated for election attended the Annual Meeting of Stockholders held on March 5, 2020.
Code of Ethics
Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, we have adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer and controller, and other persons performing similar functions. The Company’s Code of Conduct applies to all directors, officers and employees. The Company requires all of its directors, officers and employees to adhere to this code in addressing legal and ethical issues that they encounter in the course of doing their work. This code requires our directors, officers, and employees to avoid conflicts of interest, comply with all laws and regulations, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. All newly hired employees are required to certify that they have reviewed and understand this code. Our Code of Ethics for Senior Financial Officers is publicly available on our website at investors.hologic.com as Appendix A to our Code of Conduct.
Certain Relationships and Related-Party Transactions
As provided in its charter, the Audit and Finance Committee reviews and approves related-party transactions (unless such review and approval has been delegated to another committee consisting solely of disinterested independent directors). The non-exclusivity of this delegation provides the Board with flexibility to address the particular circumstances of any related-party transaction. Additionally, if one or more members of the Audit and Finance Committee are otherwise conflicted, or for any other reason, the Board reserves the right to establish a separate committee of disinterested independent directors to review a particular transaction. Regardless of the deliberative body of disinterested independent directors reviewing a related-party transaction, the standard applied in reviewing such transaction is whether the transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third party under the same or similar circumstances. The Board generally considers related-party transactions to be those transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K.
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HOLOGIC, INC. 2021 Proxy Statement
Director Compensation
Compensation Structure
The Board of Directors has a compensation structure consisting of a cash retainer, an annual equity award and, for some positions, a supplemental cash retainer, as described below. As with our executive compensation program, the director compensation program emphasizes equity incentives. This reflects our belief that equity awards serve to align the interests of our directors with those of our stockholders.

Benchmarking

The Compensation Committee, in conjunction with the Board of Directors, annually reviews compensation paid to non-employee directors and makes recommendations for adjustments, as appropriate. In December 2019, the Compensation Committee recommended, and the Board approved, the following changes that took effect in the second quarter of fiscal 2020:

• $10,000 increase in Board equity compensation (from $200,000 to $210,000); and

• $3,000 increase in the supplemental cash retainer for the Chair of the Nominating and Corporate Governance Committee (from $12,000 to $15,000).

These compensation changes, which were recommended by and reviewed with the Compensation Committee’s independent compensation consultant, brought the Board’s compensation closer to the market median.

In December 2020, the Compensation Committee reviewed the current compensation structure for non-employee directors, considered advice from its independent compensation consultant and recommended increasing the annual cash retainer for non-employee directors by $10,000 (to $90,000), and increasing the annual cash retainer for the Chair of the Audit and Finance Committee by $2,500 (to $25,000). The Board approved the recommendations.

The Company reimburses all directors for reasonable travel expenses incurred in connection with Board and committee meetings and offers private air travel for meetings as may be necessary. We also extend coverage under our directors’ and officers’ indemnity insurance policies and have entered into our standard form of Indemnification Agreement with each director. We do not provide any other benefits, including retirement benefits or perquisites, to our non-employee directors.
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HOLOGIC, INC. 2021 Proxy Statement

Cash Retainers

Non-employee Directors

Cash retainers are paid quarterly at the beginning of each quarter. In fiscal 2020, the non-employee director annual cash retainer was $80,000. Due to COVID-19, the Board approved a 50% reduction of the annual cash retainer beginning in the third quarter. Based on the strong performance of the business, the full amount of the retainer was reinstated in the fourth quarter. The Compensation Committee approved the repayment of the third quarter cash retainer in November 2020 (fiscal 2021).
Committee Members Effective in the second quarter of fiscal 2019, supplemental cash retainers for committee membership were eliminated.

Lead Independent Director

In fiscal 2020, the Lead Independent Director received a $40,000 supplemental cash retainer, with the exception of the third quarter. Due to COVID-19, the Board approved a 50% reduction of the lead director supplemental cash retainer beginning in the third quarter. Based on the strong performance of the business, the full amount of the retainer was reinstated in the fourth quarter. The Compensation Committee approved the repayment of the third quarter lead director supplemental cash retainer in November 2020 (fiscal 2021).

Committee Chairs

Audit and Finance Committee

The Chair of the Audit and Finance Committee received a supplemental annual cash retainer of $22,500, one-fourth of which was paid each quarter, with the exception of the third quarter.

Compensation Committee

The Chair of the Compensation Committee received a supplemental annual cash retainer of $20,000, one-fourth of which was paid each quarter, with the exception of the third quarter.

Nominating and Corporate Governance Committee

The Chair of the Nominating and Corporate Governance Committee received a supplemental annual cash retainer of $15,000, one-fourth of which was paid each quarter, with the exception of the third quarter.

Due to COVID-19, the Board approved a 50% reduction in all supplemental cash retainers beginning in the third quarter of fiscal 2020. Based on the strong performance of the business, the full amount of the supplemental retainers was reinstated in the fourth quarter. The Compensation Committee approved a lump sum payment of the third quarter supplemental cash retainers in November 2020 (fiscal 2021).

Equity Awards
Board Members

In fiscal 2020, each non-employee director received an annual equity grant having a value of $210,000 on the date of the grant, with the number of shares determined under U.S. generally accepted accounting principles (GAAP). Of this award, $105,000 consisted of restricted stock units (RSUs) and $105,000 consisted of options to purchase common stock of the Company. The RSUs and options are granted on the date of each Annual Meeting and vest on the date of the next year’s Annual Meeting; options have a term of 10 years. A non-employee director who joins the Board after the date of an Annual Meeting receives a pro-rated grant based on the number of days served through the next Annual Meeting. Each of our non-employee directors elected at our Annual Meeting in March 2020 received an annual equity grant.

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HOLOGIC, INC. 2021 Proxy Statement

Stock Ownership Guidelines

We believe that stock ownership by our non-employee directors aligns the interests of our directors with the long-term interests of our stockholders. Accordingly, the Company has significant stock ownership guidelines in place. In June 2015, the Board of Directors strengthened these ownership guidelines by increasing them for non-employee directors from three times annual base cash retainer to five times annual base cash retainer. Each non-employee director is expected to meet this ownership guideline within five years of his or her election to the Board. For purposes of meeting these guidelines, only the value of shares which are issued and outstanding, or restricted stock units which have vested but as to which settlement has been deferred, will be counted. All our non-employee directors have met or exceeded the guidelines.

The following table sets forth the compensation paid to our non-employee directors for service on our Board during the fiscal year ended September 26, 2020. Compensation for Stephen P. MacMillan, our Chairman, President and Chief Executive Officer, is set forth in the Summary Compensation Table on page 66. Mr. MacMillan does not receive any additional compensation for his service as a director.
2020 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Sally W. Crawford	117,375	104,997	104,997	327,369
Charles J. Dockendorff	89,688	104,997	104,997	299,682
Scott T. Garrett	87,500	104,997	104,997	297,494
Ludwig N. Hantson	70,000	104,997	104,997	279,994
Namal Nawana	70,000	104,997	104,997	279,994
Christiana Stamoulis	70,000	104,997	104,997	279,994
Amy M. Wendell	70,000	104,997	104,997	279,994
(1)
The value of Stock Awards and Option Awards represents the grant date fair value of such award. The fair value of Stock Awards, which are RSUs, is based on the closing price of our common stock on the grant date. The fair value of Option Awards, which are stock options, is determined by use of a binomial lattice model. For a detailed description of the assumptions used to calculate the grant date fair value of stock options, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 26, 2020.

The following table sets forth the aggregate number of Stock Awards and Option Awards (representing unexercised option awards, both exercisable and unexercisable, and unvested RSUs) held at September 26, 2020 by each person (other than Mr. MacMillan) then serving as a director.
Name	Number of Units of Stock that have not Vested (#)	Number of Shares Subject to Option Awards Held (#)
Sally W. Crawford	2,217	47,763
Charles J. Dockendorff	2,217	26,792
Scott T. Garrett	2,217	55,799
Ludwig N. Hantson	2,217	15,857
Namal Nawana	2,217	22,509
Christiana Stamoulis	2,217	55,799
Amy S. Wendell	2,217	29,712
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HOLOGIC, INC. 2021 Proxy Statement
Executive Officers
Executive officers are chosen by and serve at the discretion of the Board. Set forth below are the names and ages of our executive officers, as of January 12, 2021, along with certain biographical information for all but Stephen P. MacMillan, our Chairman, President and Chief Executive Officer. For Mr. MacMillan’s biographical information, please see page 21.
Name	Age	Title
Stephen P. MacMillan	57	Chairman, President and Chief Executive Officer
Karleen M. Oberton	51	Chief Financial Officer
John M. Griffin	60	General Counsel
Allison P. Bebo	52	Senior Vice President, Human Resources
Sean S. Daugherty	45	Group President, Breast/Skeletal Health and GYN Surgical Solutions
Kevin R. Thornal	47	Division President, Diagnostics
Ms. Oberton
Chief Financial Officer

Ms. Oberton became our Chief Financial Officer in August 2018. She joined Hologic in 2006 as corporate controller and was promoted to Chief Accounting Officer in 2015. Before joining Hologic, Ms. Oberton served as senior corporate controller of Immunogen from 2004 to 2006. Prior to that, she was an Audit Senior Manager in Ernst & Young’s Life Science practice and in Arthur Andersen’s High Technology practice. Ms. Oberton was an active Certified Public Accountant for more than 18 years and holds a Bachelor of Science in Business Administration from Merrimack College. She is a member of Merrimack College’s Leadership Council.

Mr. Griffin
General Counsel

Mr. Griffin joined us in February 2015 as General Counsel with nearly 30 years of experience across a broad spectrum of legal matters. Mr. Griffin worked at Covidien from 2000 to 2015 where he most recently served as Vice President, Deputy General Counsel. Previously, from 1994 to 2000, Mr. Griffin served as Assistant United States Attorney in Boston, Massachusetts, and prosecuted complex criminal cases. He began his career at Nutter, McClennen & Fish in Boston. Mr. Griffin currently serves on the board of directors for Por Cristo in Boston and New England Legal Foundation. He also serves as Treasurer and on the Board of Directors for Health Care Volunteers International. He has a Juris Doctor degree from Harvard Law School and a Bachelor of Arts in political science from Columbia University.

Ms. Bebo
Senior Vice President, Human Resources

Ms. Bebo joined us in February 2015 as Senior Vice President, Human Resources with 15 years of human resources experience. From 2000 to 2015, Ms. Bebo held various human resources leadership positions within ANN INC., primarily focused on talent acquisition, associate relations, and talent management. She most recently served as Vice President, Talent Management. From 2007 to 2012, she served as the Vice President, Human Resources for the Ann Taylor and LOFT field organization. She served as Director of Organizational Effectiveness from 2004 to 2007 and as Director of Talent Resources from 2000 to 2004. She holds a Bachelor of Arts in political science from the University of California, Los Angeles.

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HOLOGIC, INC. 2021 Proxy Statement
Mr. Daugherty
Division President, Breast/Skeletal Health and GYN Surgical Solutions

Mr. Daugherty was promoted to Group President, Breast/Skeletal Health and GYN Surgical Solutions in August 2020. He joined Hologic in May 2017 as Vice President of Sales for the GYN Surgical division and was promoted to President of the division in July 2017. He has more than 14 years of experience leading commercial operations and has established a track record of growing revenue and EBITDA, improving the customer experience, and developing talented and highly engaged teams. Before joining Hologic, Mr. Daugherty served in leadership roles for several medical technology companies including Resmed and Stryker, where he began his career and held positions of increasing responsibility including General Manager, Patient Care, in Stryker’s Medical division. Mr. Daugherty holds a Bachelor of Science degree in Biological Aspects of Conservation from the University of Wisconsin, where he also was captain of the basketball team.

Mr. Thornal
Division President, Diagnostics

Mr. Thornal became the President of our Diagnostics Division in July 2019. He joined Hologic in 2014 as Vice President, Customer Experience, Field Service and Clinical Applications for the Breast and Skeletal Health division. He transitioned to Vice President, Breast and Skeletal Health for the Europe, Middle East and Africa region in early 2016, and was promoted to President of Hologic’s Medical Aesthetics Division in July 2017. Prior to joining Hologic, Mr. Thornal worked at Stryker from 2004 to 2014 in positions of increasing responsibility in sales, marketing, and mergers and acquisitions. Throughout his career, he has established a track record of leading businesses that deliver strong growth and commercial excellence. Mr. Thornal previously played professional football, including a short stint with the Atlanta Falcons. He holds a Bachelor of Arts in History, with minors in English and Secondary Education, from Southern Methodist University.

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HOLOGIC, INC. 2021 Proxy Statement
Proposal No. 2 -
Non-Binding Advisory Vote
to Approve Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the provisions of Section 14A of the Exchange Act, require that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Our Board has determined to provide our stockholders this opportunity on an annual basis.
As described in the Compensation Discussion and Analysis (the CD&A), our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes heavily influenced by the achievement of Company performance targets and individual performance objectives (in other words, “pay for performance”) in support of our business strategy and creation of long-term stockholder value. The Company’s management team has been embracing a performance culture and driving growth of the business. Over the past seven years, under the guidance of a focused and motivated senior management team, we have built a sustainable growth company. On average, revenue has increased by 7.0% annually over that time period, our stock price has increased 189% and the engagement of our employees has also increased significantly.
Each year, we take into account the result of the “say-on-pay” vote cast by our stockholders. During the tenure of our current management team, we have seen our say-on-pay vote approval increase from 34% at our 2014 Annual Meeting of Stockholders to 95% at our 2017 Annual Meeting of Stockholders. While we saw declines in 2018 (74% approval) and 2019 (66% approval), the only significant changes to our annual compensation program from fiscal 2016 to fiscal 2017/2018 were two stockholder-friendly changes. We added relative TSR as a PSU performance measure and amended our CEO’s Employment Agreement to add adjusted net income as a check on adjusted EPS for determination of the value of his annual long-term incentive grant. We believe the decrease in say-on-pay approval was related to the special CEO retention equity grant made in December 2017 (which was disclosed in the proxy statements for the 2018 and 2019 Annual Meetings). In 2020, our support increased to over 82% upon a determination by the Compensation Committee and the independent members of the Board that no additional special retention equity grants will be made to our CEO, regardless of circumstance.
Our Compensation Committee continually evaluates the design and direction of our compensation structure. Previously, in response to stockholder feedback, we introduced performance stock units (PSUs) tied to return on invested capital (ROIC) as a significant component of long-term equity awards. After careful consideration, effective for fiscal 2017 long-term equity awards, the Compensation Committee determined to add relative total shareholder return (TSR) as an additional performance metric applicable to the PSUs. In our discussions with stockholders, there continues to be strong support for the TSR and ROIC metrics, as well as our TSR construct, which sets target at median and does not have an absolute component. Most recently, effective for fiscal 2020 long-term equity awards, the Compensation Committee determined to add adjusted free cash flow (FCF) as an additional performance metric applicable to the PSUs. Stockholders expressed appreciation for the considered, balanced approach in utilizing two consistent absolute metrics (ROIC and FCF) and a relative metric (TSR) for PSUs.
Stockholders are urged to read our CD&A, beginning on page 39, and the section entitled “Executive Compensation Tables” beginning on page 66 for additional details about our executive compensation programs, including information about the fiscal 2020 compensation of our NEOs.
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HOLOGIC, INC. 2021 Proxy Statement
We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our NEOs’ compensation. This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our NEOs described in this proxy statement. To that end, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
RESOLVED, that stockholders of Hologic, Inc., hereby approve the compensation paid to the Company’s named executive officers, as described in this proxy statement under the “Compensation Discussion and Analysis” section, the “Executive Compensation Tables” section and other narrative disclosure contained therein, pursuant to the SEC’s compensation disclosure rules.
Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or our Board. However, the Company values the opinions expressed by stockholders in their vote on this proposal and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on this proposal at the Annual Meeting. Abstentions and broker “non-votes” will not have any effect on the proposal to approve executive compensation as disclosed in this proxy statement.
Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the approval of this resolution. Management proxy holders will vote all duly submitted proxies FOR approval unless instructed otherwise.

Compensation Committee Report
We, the Compensation Committee of the Board of Directors of Hologic, Inc., have reviewed and discussed the Compensation Discussion and Analysis (CD&A) set forth below with management of the Company, and based on such review and discussion, recommended to the Board that the CD&A be included in this report.
Compensation Committee
Scott T. Garrett, Chair
Sally W. Crawford
Ludwig N. Hantson
Namal Nawana
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HOLOGIC, INC. 2021 Proxy Statement
Compensation Discussion
and Analysis
In this Compensation Discussion and Analysis section (CD&A), we describe the executive compensation program for our CEO, CFO and our three other most highly compensated executive officers serving as of September 26, 2020 (collectively, our named executive officers, or NEOs). We also explain how the Compensation Committee determined the pay of our NEOs and its rationale for specific decisions related to fiscal 2020 compensation. As a reminder, our fiscal year ends on the last Saturday in September. Fiscal 2020 began on September 29, 2019 and ended on September 26, 2020.
Our Named Executive Officers for Fiscal 2020
Name	Title
Stephen P. MacMillan	Chairman, President and Chief Executive Officer (CEO)
Karleen M. Oberton	Chief Financial Officer (CFO)
John M. Griffin	General Counsel
Kevin R. Thornal	Division President, Diagnostics
Peter J. Valenti, III(1)	Former Division President, Breast and Skeletal Health
(1)
Mr. Valenti retired from the Company effective December 31, 2020. From the end of fiscal 2020 through his retirement, he transitioned from the role of Division President, Breast and Skeletal Health to Senior Advisor to the Chief Executive Officer. For additional information regarding the terms of his retirement, see “Retirement Agreement with Mr. Valenti” below.

Executive Summary
2020 Business Strategy & Performance Highlights
Driven by sales of our two SARS-CoV-2 tests, Hologic had an outstanding year in fiscal 2020. We developed two highly accurate molecular assays in record time, more than doubled annual placements of our fully automated Panther systems on which the tests run, and dramatically increased our production capacity. The tireless efforts of our operations and supply chain teams to ramp up production of our COVID assays boosted our margins, profitability, and cash flow, as we leveraged unprecedented molecular diagnostic production volumes against our fixed cost base. Altogether, we played a leadership role in the fight against the COVID-19 pandemic, and accelerated our long-term growth strategies in Diagnostics. While our other businesses were negatively affected by the pandemic, they began to recover nicely in the second half of the year, and we believe we will emerge as an even stronger company in the future. Based on all these efforts, we exceeded our financial goals overall, as revenues grew by 12.2%, or 12.1% in constant currency. GAAP diluted earnings per share were $4.21, compared to a net loss per share of ($0.76) in the prior year, and adjusted earnings per share (EPS) increased by 63.8%(1). Going forward, we remain committed to ramping-up production of our SARS-CoV-2 tests to meet the public health need while also fueling growth in our other businesses through research and development (R&D) productivity, international expansion and tuck-in acquisitions. We believe we are well-positioned for continued success in 2021.
(1)
The definition of non-GAAP adjusted EPS as used as a performance measure in our Short-Term Incentive Plan and a reconciliation of non-GAAP adjusted EPS to GAAP EPS is provided in Annex A to this proxy statement.

39

HOLOGIC, INC. 2021 Proxy Statement

Diagnostics	Breast Health

We generated tremendous growth in our Diagnostics division, driven by our two SARS-CoV-2 tests. Our R&D, operations and supply chain teams stepped up to make a massive impact in the fight against COVID-19, and these efforts have positioned the business to emerge stronger in the long run. We fueled our razor/razor-blade business model by placing over 500 Panthers. Using these Panthers, customers can leverage the broadest assay menu in the mid- to high-volume molecular space, and consolidate their testing on our platform. Our global installed base of greater than 2,250 Panther systems has positioned the business to strengthen for years to come. We solidified relationships with our largest customers and are partnering with them to drive better patient care and greater growth in key testing categories. In addition, our ThinPrep cervical cancer test remains the leader in the U.S. liquid cytology market.

Demand for many of our capital products was depressed by COVID-19, but the increasing diversity of our business cushioned the overall impact, as consumables and service recovered more quickly to pre-COVID levels of demand. We expect the Breast business to return to more normal levels of demand in 2021, driven by strong commercial execution, market share gains for our clinically differentiated Genius 3D MAMMOGRAPHY systems, the benefit of tuck-in acquisitions, and new products. Our core 3D MAMMOGRAPHY business remains rock solid, and we are building on it with an increasingly diversified product portfolio that spans the continuum of breast health care. The productivity of our internal R&D will continue to bolster growth as we leverage our installed base with add-on products such as Intelligent 2D, Clarity HD and SmartCurve, and software products based on artificial intelligence.

Surgical	International

Our MyoSure system for hysteroscopic tissue removal and our NovaSure product for endometrial ablation continue to lead their respective categories and improve women’s lives worldwide. Demand for our surgical products was disrupted due to the COVID-19 pandemic. Prior to the pandemic, a revamped and more competitive sales force and innovative new products, like the Fluent fluid management system and our Omni hysteroscope, were accelerating revenue growth and improving performance. The business began to recover nicely in the second half of the year, and we expect good performance in 2021. In addition, we acquired a highly complementary fibroid removal product with the acquisition of Acessa Health, which we expect to accelerate our growth strategy.

Our response to the COVID-19 pandemic enabled us to strengthen our international businesses significantly, especially in Europe, as we leveraged the investments that we made in people, infrastructure and capabilities over the last several years. We continued to build a solid foundation for sustainable growth with new leadership, new products, and new capabilities across our divisions internationally. Total international revenue of $913 million increased 9.9% in fiscal 2020. Excluding significant acquisitions and divestitures and currency fluctuations, international revenue grew organically by 28.0% for the year, driven by our SARS-CoV-2 tests. Our businesses remain very under-penetrated outside the United States, so we see tremendous runway ahead for future growth and profit improvement.

Our Journey to Sustainable Growth

Since Mr. MacMillan joined the Company early in fiscal 2014, the Company has strengthened its commercial leadership positions in the United States, created a sustainable growth engine internationally, revitalized its research and development pipelines, and built business development capabilities to supplement internal growth. These activities, driven by a talented and engaged workforce, have led to consistent growth in annual revenue and have had a direct result on our stock performance and total shareholder return (TSR).

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HOLOGIC, INC. 2021 Proxy Statement

Relative Historical Stock Performance

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Hologic (HOLX-US)
S&P 500 (SPX-CBO)

Fiscal 2020 Executive Compensation Highlights
In establishing the executive compensation program for fiscal 2020, the Committee continued to focus on pay for performance and competitive pay, with an emphasis on total direct compensation.
Emphasis on Performance-Based Total Direct Compensation
The components of Total Direct Compensation (TDC) are Base Salary, Short-Term Incentives, Long-Term Incentives and Deferred Compensation Awards.
•
Short-Term Incentives take the form of annual cash bonuses under our Short-Term Incentive Plan (STIP), which are paid only if the Company achieves adjusted revenue and adjusted earnings per share (EPS) performance above a pre-determined threshold.

•
Long-Term Incentives take the form of equity awards which are granted under our Long-Term Equity Incentive Plan (LTIP) based on performance and, in the case of performance stock units (PSUs), vest only if the Company achieves return on invested capital (ROIC), relative total shareholder return (TSR), and/or adjusted free cash flow (FCF) above pre-determined thresholds.

•
Deferred Compensation takes the form of a cash award under our Deferred Compensation Plan (DCP) which vests over three years and is awarded based on Company performance under the STIP as well as individual performance.

The charts below, which show the TDC of our CEO and our other NEOs for fiscal 2020, illustrate that a majority of NEO TDC is performance based (91.2% for our CEO and an average of 80% for our other NEOs). These charts include the full value of equity awards granted during fiscal 2020 and exclude the value of other benefits and perquisites.

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HOLOGIC, INC. 2021 Proxy Statement
Performance Measures Link to Strategy
In setting performance measures for the incentive compensation plans, the Committee first considers the Company’s strategy, contemplating the Company’s long- and short-term goals and how those goals are measured.
As the Company has been focused on growth as well as efficient use of capital and creating value for stockholders, the Committee determined that using the measures of adjusted revenue, adjusted EPS and ROIC were appropriate for the incentive compensation plans. These are all non-GAAP measures that are used by management to facilitate its operational decision-making and provide key insights into the Company and management’s achievements. Additionally, the use of ROIC was specifically supported in discussions with stockholders. The Committee added the measure of relative TSR in fiscal 2017 to provide an external performance measure and link executive compensation directly to the creation of stockholder value. In fiscal 2020, the Committee added the measure of adjusted free cash flow (FCF). FCF is an important metric for the Company as it seeks to continue to deploy capital efficiently with continued business development activity and share repurchases.
Balanced Approach to Long-Term Incentives
The Committee takes a balanced approach to long-term incentives, and for fiscal 2020 annual grants:
•	Determined that long-term incentive awards for executive officers would continue to be allocated 50% to PSUs, 25% to RSUs and 25% to stock options, as in fiscal 2019.
•
Utilized relative TSR as well as ROIC and adjusted FCF as performance measures for PSUs awarded as long-term incentive compensation to provide a balanced approach with two absolute metrics (ROIC and adjusted FCF) and a relative metric (TSR). The FCF metric was new for fiscal 2020.

•	Divided PSU grant values evenly between PSUs subject to ROIC, relative TSR and adjusted FCF measures.
•	Approved grants of stock options, RSUs, PSUs and Deferred Compensation Program (DCP) contributions in alignment with our compensation philosophy and program.
Pay-For-Performance Alignment
Goal Rigor
2020 STIP
	Target	Maximum
Adjusted Revenue	Represents approximately 4.2% growth over the prior year adjusted revenue.	Represents approximately 8.3% growth over prior year adjusted revenue.
Adjusted EPS	Represents approximately 7.4% growth over prior year adjusted EPS.	Represents approximately 14.8% growth over prior year adjusted EPS.
Threshold adjusted revenue and adjusted EPS are generally set at prior year actual results - if there is no growth in adjusted revenue or adjusted EPS as compared to the prior year actual results, there is no payout under the applicable target.
2020 PSU Awards
	Target	Maximum
ROIC
Target was set at 13% in order to motivate management to grow the business and encourage meaningful business development investments. Average ROIC for the three-year period ending in fiscal 2020 was 14.69%.
Three-year average ROIC goal of 15%.
Relative TSR	Target requires relative TSR at 50th percentile.	95th percentile is required for maximum payout.
Adjusted Free Cash Flow	Target adjusted FCF of $700M, measured during fiscal 2020.	Fiscal 2020 adjusted FCF of $875M.
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HOLOGIC, INC. 2021 Proxy Statement
2020 Compensation Decisions
•
Increased base salaries for NEOs, ranging from 0% to 5.9%. Mr. MacMillan’s increase was 3% pursuant to the terms of his Employment Agreement. Mr. Thornal’s base salary did not increase given his compensation increases in July 2019 in connection with his promotion to Division President, Diagnostics.

•
The funding of the 2020 STIP was based on the achievement of pre-determined adjusted revenue and adjusted EPS goals. The Company-wide STIP pool was funded at 200% in light of the Company’s remarkable response to the COVID-19 pandemic. From the Company-wide STIP pool, life-enhancing bonuses were provided to our frontline workers across our global manufacturing, field service and sales organizations, and we repaid and compensated employees for reduced pay and furloughs that took place during the third quarter. The meaningful bonuses to our frontline employees recognized their outstanding contributions during the height of the COVID-19 pandemic when they faced high personal risks. By way of example, our manufacturing employees at our San Diego facility, which was responsible for producing most of our SARS-CoV-2 tests, received a bonus on average eight times greater than their annual bonus target (further details are above on page 17 under the section “Supporting employees during COVID-19”).

•
Increased fiscal 2020 LTIP grant values for all NEOs based on fiscal 2019 performance, anticipated future performance and market competitiveness of compensation, continuing to reward for performance and drive NEO retention. Mr. MacMillan’s LTIP value was determined pursuant to the terms of his Employment Agreement and increased due to the Company’s increase in adjusted net income in fiscal 2019 compared to fiscal 2018.

•	Determined that long-term incentive awards for executive officers will continue to be allocated 50% to PSUs, 25% to RSUs and 25% to stock options, consistent with fiscal 2019.
•
For PSUs awarded as long-term incentive compensation, added adjusted FCF as a new performance measure and determined to continue to utilize relative TSR as well as ROIC as performance measures, with each measure weighted equally, to provide a balanced approach with two consistent absolute metrics (ROIC and adjusted FCF) and one relative metric (TSR).

Looking Ahead to Fiscal 2021
The Committee has made several decisions relating to executive pay for fiscal 2021, including:
•
Increased base salaries for NEOs, ranging from 0% to 10%. Mr. MacMillan’s base salary did not increase for fiscal 2021, and in light of his transition and retirement, Mr. Valenti’s base salary did not increase for fiscal 2021.

•
Increased fiscal 2021 LTIP grant values for all NEOs (other than Mr. Valenti) based on fiscal 2020 performance, anticipated future performance and market competitiveness of compensation, continuing to reward for performance and drive NEO retention.

•
Determined that funding of the 2021 STIP will be based on the achievement of pre-determined adjusted revenue and adjusted EPS goals, consistent with fiscal 2020. Notably, given unpredictability regarding the demand for SARS-CoV-2 tests in fiscal 2021, the STIP targets for adjusted revenue and adjusted EPS were increased significantly compared to fiscal 2020. This approach raises the performance bar even higher to achieve above-target STIP for fiscal 2021.

•	Determined that long-term incentive awards for executive officers will continue to be allocated 50% to PSUs, 25% to RSUs and 25% to stock options, as in fiscal 2020.
•
For PSUs awarded as long-term incentive compensation, determined to continue utilizing relative TSR, ROIC and adjusted FCF as performance measures, with each measure weighted equally, to provide a balanced approach with two consistent absolute metrics (ROIC and adjusted FCF) and one relative metric (TSR). The ROIC PSUs for fiscal 2021 will be based on a one-year measurement period instead of a three-year measurement in light of the substantial uncertainty regarding the demand for SARS-CoV-2 tests.

•
Approved an amendment to Mr. MacMillan’s Employment Agreement to provide the Committee with further discretion in determining the components of his compensation by removing the formulaic approach to base salary, DCP and equity award adjustments.

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HOLOGIC, INC. 2021 Proxy Statement
“Say-On-Pay” and Stockholder Feedback
Each year, we take into account the result of the say-on-pay vote cast by our stockholders. As our journey to sustainable growth continues, so does the evolution of our compensation program. During the tenure of our current management team, we have seen our say-on-pay vote approval increase from 34% at our 2014 Annual Meeting of Stockholders to 95% at our 2017 Annual Meeting of Stockholders. While we saw declines in 2018 (74% approval) and 2019 (66% approval), the only significant changes to the structure of our annual compensation program from fiscal 2016 to fiscal 2017/2018 were two stockholder-friendly changes. We added relative TSR as a PSU performance measure and amended our CEO’s Employment Agreement to add adjusted net income as a check on adjusted EPS for determination of the value of his annual long-term incentive grant. We believe the decreases in say-on-pay approval were related to the special CEO retention equity grant made in December 2017 (which was disclosed in proxy statements for the 2018 and 2019 Annual Meetings). In 2020, our support increased to over 82% upon a determination by the Committee and the independent members of the Board that no additional special retention equity grants will be made to our CEO, regardless of circumstance.
Based on our continued discussions with our largest stockholders, we believe they continue to endorse our annual compensation program as it has evolved, as evidenced by the strong improvement in support from 2014 to 2017 and the increased support in 2020. Our Compensation Committee regularly evaluates our executive compensation structure and assesses its effectiveness to ensure the design is incenting performance that is in the best interests of the Company as well as our stockholders.
While say-on-pay is a key indicator of stockholder feedback, we also are committed to maintaining an open dialogue with our institutional investors and stockholders throughout the year. After the CEO special retention equity grant, we reached out to our largest institutional investors to specifically discuss it. Overall, they understood the Board’s rationale for making the grant given the Company’s unique circumstances and most supported the decision. On a more regular basis, in the proxy “offseason”, we reach out to discuss business topics, seek feedback on our performance and address other matters of importance to our stockholders. Since our 2020 Annual Meeting, we have actively engaged with a number of our largest institutional investors specifically on governance issues, reaching out to holders of approximately 50% of our outstanding shares. Through this dialogue, we received additional validation on the design of our executive compensation program and the compensation-related actions we have taken in response to the COVID-19 pandemic. See below for additional information about our discussions with investors on these items.
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HOLOGIC, INC. 2021 Proxy Statement

What We Heard Design of Compensation Program

The Compensation Committee spent time during 2020 reviewing incentive plan performance metrics and goal setting, as it does every year. We also discussed compensation plan design and incentive plan performance metrics with our investors in the fall of 2020, specifically as it relates to the importance of establishing challenging targets for fiscal 2021. We reviewed our current use of ROIC, relative TSR and adjusted FCF as performance measures for our PSUs in our long-term incentive plan. Overall, all investors with whom we spoke supported the current design of our compensation programs, including the metrics used in our STIP and LTIP programs, and had no changes to suggest.

What We Heard Compensation Decisions in Response to the COVID-19 Pandemic

Following the end of fiscal 2020, we provided a lump sum payment to all employees who experienced a pay reduction as a result of the COVID-19 pandemic in an amount equal to their loss of pay and a lump sum payment to all employees who were on furlough during fiscal 2020 as a result of the COVID-19 pandemic. Additionally, in connection with the approval of our Company-wide STIP pool, life-enhancing bonuses were provided to our frontline workers across our global manufacturing, field service and sales organizations. Overall, all investors with whom we spoke had very positive reactions to these actions taken in connection with the COVID-19 pandemic and were very encouraged that the Company recognized the contributions of these frontline employees in such a meaningful way.

Executive Compensation Best Practices
We have in place a number of industry-leading best practices.
What We Do	What We Don’t Do

•  Double-trigger for accelerated equity vesting upon a change of control

•  Golden parachute policy

•  Compensation recoupment (clawback) policy

•  Meaningful stock ownership guidelines for our CEO, non-employee directors and executive officers

•  Robust annual review of compensation program elements, each NEO’s role and responsibilities, performance metrics, practices of companies in our peer group and survey data

•  Independent compensation consultant

•  Compensation Committee of all independent, non-employee directors

•  Annual risk assessments

•  No tax gross-ups on severance or change of control payments

•  No hedging/pledging of Hologic stock

•  No option repricing without stockholder approval

•  No excessive perquisites for executives

•  No excessive risk-taking in our compensation programs

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HOLOGIC, INC. 2021 Proxy Statement
Compensation of Executive Officers
Our Compensation Philosophy
The ability to compete effectively in the markets within which we operate depends to a large extent on our success in identifying, recruiting, developing and retaining management talent. We also need to remain focused on creating sustainable long-term growth and stockholder value. To this end, the design of our executive compensation program and the decisions made by the Committee are guided by the following principles:
•
Pay for performance. We believe that our compensation programs should motivate high performance among our NEOs within an entrepreneurial, incentive-driven culture and that compensation levels should reflect the achievement of short- and long-term performance objectives.

•
Competitive pay. We aim to establish overall target compensation (compensation received when achieving expected results) that is competitive with that being offered to individuals holding comparable positions at other public companies with which we compete for business and talent.

•
Focus on total direct compensation. We seek to offer a total executive compensation package that best supports our leadership talent and business strategies. We use a mix of fixed and variable pay to support these objectives, as well as provide benefits and perquisites, where appropriate.

Principal Elements of Pay: Total Direct Compensation
Our compensation philosophy is supported by the following principal elements in our annual executive compensation program:
Element	Form	Purpose
Base Salary	Cash (fixed)	Provides a competitive level of pay that reflects the executive’s experience, role and responsibilities.
Short-Term Incentives	Cash (variable)	Rewards achievement of individual, business segment/function and/or overall corporate results for the most recently completed fiscal year.
Long-Term Incentives	Equity (variable)	Provides meaningful incentives for management to execute on longer-term financial and strategic growth goals that drive stockholder value creation and supports the Company’s retention strategy.
Deferred Compensation	Cash (variable)	Rewards achievement of corporate results and individual performance for the most recently completed fiscal year and also serves as a differentiating recruiting tool and retention mechanism.
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HOLOGIC, INC. 2021 Proxy Statement

Mr. MacMillan’s Employment Agreement – Terms Impacting Total Direct Compensation
Mr. MacMillan’s Amended and Restated Employment Agreement, entered into in 2015 and amended in 2016 and in October 2020 following the end of fiscal 2020, provides for:

Base Salary. A base salary at the initial annual rate of $1,000,000, with any future increases tied to the average employee merit pool percentage increase approved for base salaries of U.S. salaried employees. Under the amendment in October 2020, base salary will be in such amount as determined by the Committee or the independent members of the Board, in their discretion, permitting decreases and increases that are not tied to those applicable to other employees or executive officers.

STIP. A target bonus opportunity under the Company’s STIP of no less than 150% of his annual base salary.

DCP. Continued contribution by the Company to the DCP on behalf of Mr. MacMillan. Under the October 2020 amendment, the amount of this contribution will be determined by the Committee or the independent members of the Board, in their discretion.

LTIP. An annual equity grant under the Company’s 2008 Amended and Restated Equity Incentive Plan. This LTIP grant value adjusts each year as follows: (i) for every one percent (1%) that the Company exceeds the prior fiscal year’s adjusted earnings per share (EPS) or adjusted net income, whichever is lower, the annual grant value will be increased by one-half of one percent (0.5%); and (ii) for every one percent (1%) that the Company is below prior year adjusted EPS or adjusted net income, whichever decrease is greater, the annual grant value will be reduced by one percent (1%).

The 2016 amendment to the Employment Agreement added adjusted net income as a check on adjusted EPS such that increases in annual equity grant values would be based on the lower growth of the two metrics, and decreases in annual equity grant value would be based on the larger decline of the two metrics. The Compensation Committee recommended these changes to the full Board (other than Mr. MacMillan), which approved.

The October 2020 amendment to the Employment Agreement removed the formulaic increases and decreases in LTIP grant values, providing that the amount of future annual equity grants will be determined by the Committee or the independent members of the Board, in their discretion. Additionally, the October 2020 amendment removed the matching restricted stock unit grant, so unlike in prior years, Mr. MacMillan did not receive a matching restricted stock unit grant in November 2020.

The Board viewed the equity award changes under the October 2020 amendment to the Employment Agreement as necessary to avoid wide swings in the equity award grants. For example, under the previous formulaic approach, the outstanding business results in fiscal 2020 would have resulted in Mr. MacMillan receiving a dramatically higher increase of approximately 29% in his equity award in fiscal 2021 than in previous years. Neither the Board nor Mr. MacMillan believed that such an increase would have been appropriate, and the October 2020 amendment provides the Board with flexibility in determining Mr. MacMillan’s equity award instead. As noted below, the Board exercised this flexibility in awarding Mr. MacMillan a 5% increase for his fiscal 2021 equity. Furthermore, regarding the matching restricted stock unit grant, Mr. MacMillan currently holds a substantial number of Company shares and the Board believes that this incentive to encourage share ownership is no longer necessary.

Fiscal 2020 Total Direct Compensation Elements in Detail
Base Salary
Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. It is the minimum payment for a satisfactory level of individual performance as long as the executive remains employed with us. Base salary is set at the Committee’s discretion after taking into account the competitive landscape including the compensation practices of the companies in our selected peer groups (and where appropriate, survey data from a broader index of comparable public companies), our business strategy, our short- and long-term performance goals and certain individual factors, such as position, salary history, individual performance and contribution, length of service with the Company and placement within the general base salary range offered to our NEOs. For fiscal 2020, Mr. MacMillan’s base salary was set and adjusted in accordance with the terms of his Employment Agreement, as noted above; however, going forward, Mr. MacMillan’s base salary will be determined consistent with the base salary determinations for our other executive officers, as described above.
47

HOLOGIC, INC. 2021 Proxy Statement
On April 12, 2020, in response to the COVID-19 pandemic, our Board approved temporary, 90-day reductions to the base salaries of our NEOs, with Mr. MacMillan receiving a 50% reduction and the other NEOs each receiving a 25% reduction. Following the 90-day period, base salaries for our NEOs were reinstated to the levels shown in the following table. In November 2020, the Compensation Committee approved a lump sum payment to each NEO equal to the amount of the base salary reductions that occurred during fiscal 2020.
The base salaries for our NEOs for fiscal 2020 were as follows:
	Base Salaries of NEOs(1)
NEO	FY2020 Salary ($)	FY2019 Salary ($)	Percentage Increase (%)
Stephen P. MacMillan	1,092,727	1,060,900	3.0%
Karleen M. Oberton	500,000	475,000	5.3%
John M. Griffin	515,000	495,000	4.0%
Kevin R. Thornal	450,000	450,000	0.0%
Peter J. Valenti, III	540,000	510,000	5.9%
(1)	Reflects base salaries set at the beginning of the fiscal year indicated.
Based on the Company’s financial performance in fiscal 2019, base salary increases ranged from 0.0% to 5.9%. Mr. MacMillan’s base salary increase for fiscal 2020 was determined pursuant to the terms of his Employment Agreement.
Short-Term Incentive Plan
How the STIP Works
The STIP provided our NEOs the opportunity to earn a performance-based cash bonus based on the achievement of a combination of financial and non-financial corporate, divisional, and/or individual goals.
1.
Establish Payout Opportunities. Targeted payout levels are expressed as a percentage of base salary and established for each participant. An individual’s bonus components are determined by such individual’s title and/or role. Bonus payouts could range from 0% to 200% of targeted payout levels (e.g., the maximum bonus payout for an individual with a targeted payout level of 50% of annual base salary would be 100% of annual base salary).

2.
Determine Financial Objectives. The corporate financial goals under the 2020 STIP were focused on the achievement of adjusted revenue and adjusted EPS performance objectives (for definition of adjusted revenue and adjusted EPS, see Annex A).

3.
Set Individual Performance Objectives. The 2020 STIP also provides for the assessment of performance based upon the achievement of individual performance objectives, which for some NEOs included divisional performance objectives, all of which were approved by the Committee.

4.
Calculate Funding Levels. The overall funding level of the STIP is generally determined based upon the Company’s performance against the established targets. Funding of the STIP is contingent upon achieving the threshold level for at least one of the two corporate performance objectives. If neither corporate performance objective threshold is met, there is no payout under the STIP.

5.	Approve Individual Awards. Individual bonus awards for NEOs were calculated based upon the targeted payout levels and achievement of corporate financial and individual performance objectives.
Individual Bonus Opportunity Ranges(1)

(1)	Expressed as a percentage of base salary
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HOLOGIC, INC. 2021 Proxy Statement
2020 Performance Objectives and Results
The Committee believed the financial performance components of the 2020 STIP were achievable, but appropriately challenging, based on market climate and internal budgeting and forecasting. The following table outlines the threshold, target and maximum financial performance objectives for the 2020 STIP, as well as the results achieved:
Performance Measures	Weighting	Threshold	Target (100%)	Maximum
Adjusted Revenue
Adjusted EPS

Why Adjusted Revenue and EPS?
ADJUSTED REVENUE. The Committee believes that organic growth, that is, revenue growth excluding the impact of changes in foreign exchange rates and acquisitions and other transactions, is an important measure of management’s achievements in operating the Company’s core businesses during the year. Accordingly, the Committee utilizes adjusted revenue as a performance measure in the STIP.

Adjusted revenue, which is intended to reflect organic growth, is calculated on a constant currency basis using budgeted foreign currency exchange rates and, pursuant to the terms of our STIP, is also adjusted (i) to remove the effect of acquisitions or dispositions (including the discontinuance of a product or product line other than in the ordinary course of business) that are completed during the reporting period that materially affect the Company’s consolidated revenue; and (ii) to exclude any acquisition-related accounting or other effects that are excluded in the calculation of adjusted EPS. Revenue and net income that are adjusted to exclude the impact of these events are non-GAAP measures.

For fiscal 2020, adjusted revenue was calculated on a constant currency basis, using the fiscal 2020 budgeted foreign currency exchange rates, and excluding the impact of the Acessa Health and Alpha Imaging LLC acquisitions. A reconciliation of our non-GAAP adjusted revenue to our GAAP revenue is provided in Annex A to this proxy statement.

ADJUSTED EPS. This metric is used by management to evaluate our historical operating results and as a comparison to competitors’ operating results. The Committee agrees with this approach and uses this non-GAAP measure as a performance measure in the STIP.

Adjusted EPS is calculated as set forth in Annex A. This financial measure adjusts for specified items that can be highly variable or difficult to predict, as well as certain effects of acquisitions and dispositions that may not necessarily be indicative of operational performance. A reconciliation of our non-GAAP adjusted EPS to our GAAP EPS is provided in Annex A to this proxy statement.

How We Establish Adjusted Revenue and Adjusted EPS Goals
In setting the adjusted revenue and adjusted EPS goals for our 2020 STIP, the Committee considered the Company’s historical performance as well as planned growth; however, the adjusted revenue goals were adjusted for our 2020 STIP for the divestiture of the Cynosure medical aesthetics business. For the 2020 STIP, adjusted revenue at target represents approximately 4.2% growth over the prior year adjusted revenue, while adjusted revenue at maximum represents approximately 8.3% growth over prior year adjusted revenue. Adjusted EPS at target represents approximately 7.4% growth over prior year adjusted EPS, while adjusted EPS at maximum represents approximately 14.8% growth over prior year adjusted EPS. Threshold adjusted revenue and adjusted EPS are generally set at prior year adjusted results - if there is no growth in adjusted revenue or adjusted EPS as compared to the prior year results, there is no payout under the applicable target.

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HOLOGIC, INC. 2021 Proxy Statement
2020 STIP Awards
For fiscal 2020, the Company exceeded the STIP target for adjusted revenue as well as for adjusted EPS. Adjusted revenue was 200% of target and adjusted EPS was 200% of target. With adjusted revenue weighted 60% and adjusted EPS weighted 40%, these performance results yield a payout at 200% of target. Individual bonus awards for NEOs were then calculated based on this overall funding level as well as the targeted payout levels and individual performance objectives for each NEO, as discussed in more detail below.
Individual performance objectives for our NEOs reflected the top priorities for our NEOs and were aligned with the top risks identified in our annual enterprise risk management process, including driving global growth, strengthening the pipeline for 2021 and beyond and succession planning and talent development. Mr. Thornal’s individual performance objectives also included revenue growth performance for his division.
 Mr. MacMillan

Fiscal 2020 STIP Awards

Based on the Company’s financial performance as well as an assessment of Mr. MacMillan’s individual performance for fiscal 2020, Mr. MacMillan was awarded a total bonus amount of $3,278,181, which represents 200% of his overall target amount.

Performance Objectives and Outcomes
Mr. MacMillan’s individual performance objectives were designed to reward the achievement of the following goals:
Performance Goals	Fiscal 2020 Performance Outcomes
Driving global growth by realizing planned international growth, accelerating organic growth in all franchises and improving supply chain and product reliability.	• Executed on the Cynosure divestiture resulting in reduced overhang on revenue growth and increased stock performance during the first half of fiscal 2020.

• Mr. MacMillan was the driving force in the Company’s successful response to the COVID-19 pandemic, including the rollout of our two SARS-CoV-2 tests and the significantly scaled up manufacturing capacity for these tests.

• Executed supply chain improvements above and beyond our SARS-CoV-2 tests, resulting in significantly better outcomes, such as improved inventory metrics.
• Provided tremendous leadership in navigating our Company and employees through the COVID-19 pandemic and was a stabilizing force for all during a period of uncertainty.
Strengthening the product pipeline for 2021 and beyond by driving product launches in each division to impact 2021 revenue and identifying and executing opportunities to impact 2021 revenue.	• In addition to the launch of our two SARS-CoV-2 tests, Mr. MacMillan oversaw the launch of multiple new products across our businesses, enhancing our growth trajectory.
• Executed the Acessa Health and dealer acquisitions.
Focusing on succession planning and talent development by continuing to develop potential successor for key positions.	• Executed on succession planning strategies through significant internal promotions implemented in connection with Mr. Valenti’s retirement.
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HOLOGIC, INC. 2021 Proxy Statement
Ms. Oberton

Fiscal 2020 STIP Awards

Based on the Company’s financial performance as well as an assessment of Ms. Oberton’s individual performance for fiscal 2020, Ms. Oberton was awarded a total bonus amount of $675,000, which represents 180% of her overall target amount.

Performance Objectives and Outcomes
Ms. Oberton’s individual performance objectives were designed to reward the achievement of the following goals:
Performance Goals	Fiscal 2020 Performance Outcomes
Driving global growth by providing strong financial partnership to support supply chain improvements while lowering costs and inventory levels, as well as optimizing corporate solutions.	• Realized gross margin expansion and lower inventory levels.
• Continued optimization of International and Shared Services structure.
• Drove capital allocation strategy with continued acquisitions and share repurchases while maintaining a net leverage ratio of 1.5-3x.

Strengthening the product pipeline for 2021 and beyond by executing on the Cynosure divestiture, delivering financial resources to support innovation and research and providing the leadership and support of Divisional, Corporate Finance and Information Services for all acquisitions and integrations.
• Delivered financial results in executing on the Cynosure divestiture.
• Finance provided insights and solutions to support critical pipeline programs.
• Finance supported analytics for successful new product launches.
• Finance successfully supported the Accessa Health and dealer acquisitions and integrations.

Focusing on succession planning and talent development by increasing organizational talent and capabilities, with specific focus on Information Services transformation, continuing to support key experiences for Finance and Information Services talent, and identifying and developing potential successors for key financial leadership positions.
• Successors identified for key financial leadership positions.

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HOLOGIC, INC. 2021 Proxy Statement
Mr. Griffin

Fiscal 2020 STIP Awards

Based on the Company’s financial performance as well as an assessment of Mr. Griffin’s individual performance for fiscal 2020, Mr. Griffin was awarded a total bonus amount of $675,000, which represents 175% of his overall target amount.

Performance Objectives and Outcomes
Mr. Griffin’s individual performance objectives were designed to reward the achievement of the following goals:
Performance Goals	Fiscal 2020 Performance Outcomes
Driving global growth by aligning and allocating legal resources to support growth across all regions and franchises and supporting programs to improve product and supplier reliability.	• The legal team focused on the most important priorities to accelerate revenue growth.
• Partnered with supply chain and divisional leaders to improve results, specifically with Plexus and Flex.

Strengthening the product pipeline for 2021 and beyond by delivering legal support for innovation and research and development projects, developing the business development pipeline and providing legal support for business development transactions.
• Executed on the Cynosure divestiture resulting in reduced overhang on revenue growth.
• Executed on the Acessa Health and dealer acquisitions.
• Integrated a new business development leader and provided overall business development focus.
• Continued to build legal team’s business development capabilities.

Focusing on succession planning and talent development by developing potential successors, updating and assessing succession plans for direct reports, retaining key talent and filling open positions on legal and business development teams.
• Provided key experiences and refined development plans for potential successors.
• Refined development plans for all attorneys and professionals.
• Hired a new business development leader and Integration Management Office leader.
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HOLOGIC, INC. 2021 Proxy Statement
Mr. Thornal

Fiscal 2020 STIP Awards

Based on the Company’s financial performance as well as an assessment of Mr. Thornal’s individual performance for fiscal 2020, Mr. Thornal was awarded a total bonus amount of $675,000, which represents 200% of his overall target amount.

Performance Objectives and Outcomes
Mr. Thornal’s individual performance objectives were designed to reward the achievement of the following goals:
Performance Goals	Fiscal 2020 Performance Outcomes

Driving global growth by achieving U.S. and worldwide revenue budget, delivering worldwide launches on time with revenue in excess of forecast, adding a new product from business development activity and expanding the women’s health menu through the strategic partnership with Quest Diagnostics and finalizing of the strategic alliance contract.

• Provided outstanding day-to-day leadership in the Company’s successful response to the COVID-19 pandemic, including the roll out of our two SARS-CoV-2 tests and the significantly scaled up manufacturing capacity for these tests.

• Expanded relationships and opportunities with key customers and strategic partners.
• Created opportunity for future growth with accelerated placement of our Panther instruments.
• Exceeded expectations on global revenue growth in close collaboration with our International leaders.
Strengthening the pipeline for 2021 and beyond by adding to the portfolio through business development and driving the new product development process and assay expansion.	• Met or exceeded all milestones specified in new product development plans.
• Increased pipeline revenue over prior strategic plan.

Focusing on succession planning and talent development by assessing current leadership structure to determine optimal structure and capabilities needed to accelerate growth, identifying and growing near- and long-term succession candidates in key positions and strengthening leadership capabilities and infusing leadership principles of a high-performing organization.
• Identified successors for critical leadership roles.
• Provided key experiences for and refined the development plans for potential successors.
• Filled open positions with speed.
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HOLOGIC, INC. 2021 Proxy Statement
Mr. Valenti

Fiscal 2019 STIP Awards

Based on the Company’s financial performance as well an assessment of Mr. Valenti’s individual performance for fiscal 2020, including U.S. revenue performance, Mr. Valenti was awarded a total bonus amount of $810,000, which represents 200% of his overall target amount.

Performance Objectives and Outcomes
Mr. Valenti’s individual performance objectives were designed to reward the achievement of the following goals:
Performance Goals	Fiscal 2020 Performance Outcomes
Driving global growth by achieving U.S. and worldwide revenue budgets, exceeding acquisition targets, driving successful integrations and delivering on fiscal 2020 launches.	• Executed strong performance during the first half of fiscal 2020 and successfully pivoted in responding to business challenges resulting from the COVID-19 pandemic.

• Business recovered faster than expected from COVID-19 pandemic as a result of multi-year effort to create a diversified and sustainable growth business, reflected in the strong performance of our Breast Health service offerings and interventional breast solutions products.

• Delivered continued strong performance of the acquired Faxitron business.

Strengthening the pipeline for 2021 and beyond by driving innovation, completing and successfully integrating the SuperSonic Imagine acquisition and adding to the portfolio with additional business development.
• Successfully re-launched the Brevera system and launched multiple other innovative products during the year.
• Integrated the SuperSonic Imagine commercial operations.
• Executed several dealer acquisitions, resulting in revenue growth and margin improvement.
• Enhanced innovation process to improve product pipeline.
Focusing on succession planning and talent development by improving talent plans with a focus on manager level and above and growing the long-term succession candidate pool.	• Successfully developed successor to assume his Divisional President role following his retirement this year.

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HOLOGIC, INC. 2021 Proxy Statement
Long-Term Equity Incentives
We believe long-term equity incentive compensation encourages NEOs to seek sustainable growth and value creation. We also use our long-term awards to attract and retain critical employee talent by providing a competitive market-based opportunity. To achieve these objectives, we award long-term incentives on an annual basis in the form of equity. For fiscal 2020, we structured our annual equity incentive awards as follows:

Performance Stock Units - ROIC PSUs
One-third of the PSUs granted use ROIC as a metric and vest only if the Company achieves a pre-determined ROIC three-year average minimum threshold at the end of a three-year performance period (the ROIC PSUs). If the minimum three-year average ROIC threshold is not achieved, none of the ROIC PSUs granted for that three-year performance period will vest and all will be forfeited. If the target three-year average ROIC goal is achieved, 100% of the ROIC PSUs granted will vest. The maximum payout for ROIC PSUs is limited to 200% of the target number of ROIC PSUs granted and is earned only if we achieve the maximum three-year average ROIC goal.
At the vesting date, earned PSU awards are settled in shares of common stock, unless settlement has been deferred pursuant to the Company’s Deferred Equity Plan. For details about our use of ROIC as a performance measure, please see “Why ROIC, Relative TSR and Adjusted FCF?” below. ROIC PSUs also are subject to the terms and conditions set forth in the form of ROIC Performance Stock Unit Award Agreement.
The following table outlines the threshold, minimum, target, 150% and maximum three-year average ROIC goals for the ROIC PSUs granted as fiscal 2020 long-term incentive awards (see “2020 Long-Term Annual Incentive Award Grants” below):

(1)	Calculated at the end of the three-year performance period.
(2)	Expressed as a percentage of target PSUs granted.

The Company’s target ROIC for fiscal 2020 was 13%. If we fail to achieve the minimum three-year average ROIC goal of 11% for the fiscal 2020-2022 performance period, none of the PSUs granted as fiscal 2020 long-term incentive awards will vest, and all will be forfeited.

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HOLOGIC, INC. 2021 Proxy Statement
Vesting of ROIC PSUs Granted in Fiscal 2017
The PSU awards granted in November 2016 (fiscal 2017) vested in November 2019 (fiscal 2020). These ROIC PSUs were subject to a three-year cliff vesting period with vesting contingent on the Company achieving an average ROIC of 12% for the three-year performance period. If ROIC for the performance period was below 12%, none of the PSUs would vest. Target ROIC was 14%. Actual ROIC performance was 12.71% for the three-year performance period. Accordingly, these PSUs vested at 65% of target. For these fiscal 2017 grants, the ROIC target reflects a 200 basis point increase from the prior year’s grants. During 2017, after the fiscal 2017 ROIC PSU target was set and the grants were made, the Company both divested its higher margin blood screening business and acquired the lower margin, but potentially higher growth, Cynosure medical aesthetics business, dramatically changing the Company’s profile – and impacting ROIC.
Vesting of ROIC PSUs Granted in Fiscal 2018
The PSU awards granted in November 2017 (fiscal 2018) vested in November 2020 (fiscal 2021). These ROIC PSUs were subject to a three-year cliff vesting period with vesting contingent on the Company achieving an average ROIC of 12% for the three-year performance period. If ROIC for the performance period was below 12%, none of the PSUs would vest. Target ROIC was 13%. Actual ROIC performance was 14.7% for the three-year performance period. Accordingly, these PSUs vested at 170% of target.
Performance Stock Units - TSR PSUs
An additional one-third of the PSUs vest based on the Company’s total stockholder return as compared to the total stockholder return of companies in the TSR PSU Peer Group, measured over a three-year performance period (the TSR PSUs). This metric was introduced effective for PSU grants made in fiscal 2017. The TSR PSU awards vest at target and at 200% of target upon achievement of relative total stockholder return at the 50th and 95th percentile, respectively. If the Company’s relative total stockholder return is below the 25th percentile, then no TSR PSUs will vest. At the vesting date, earned PSU awards are settled in shares of common stock, unless settlement has been deferred pursuant to the Company’s Deferred Equity Plan. For details about our use of relative TSR as a performance measure, please see “Why ROIC, Relative TSR and Adjusted FCF?” below. TSR PSUs also are subject to the terms and conditions set forth in the form of TSR Performance Stock Unit Award Agreement.
Vesting of TSR PSUs Granted in Fiscal 2017
The PSU awards granted in November 2016 (fiscal 2017) vested in November 2019 (fiscal 2020). These TSR PSUs were subject to a three-year cliff vesting period with vesting contingent on the Company achieving a relative total stockholder return at the 25th percentile or above. If relative total stockholder return for the performance period was below the 25th percentile, none of the PSUs would vest. Hologic’s total stockholder return for the three-year performance period was 29.27%, which put Hologic in the 22nd percentile of the TSR PSU peer group. As this is below the 25th percentile threshold, none of the TSR PSUs granted in fiscal 2017 vested, and all were forfeited.
Vesting of TSR PSUs Granted in Fiscal 2018
The PSU awards granted in November 2017 (fiscal 2018) vested in November 2020 (fiscal 2021). These TSR PSUs were subject to a three-year cliff vesting period with vesting contingent on the Company achieving a relative total stockholder return at the 25th percentile or above. If relative total stockholder return for the performance period was below the 25th percentile, none of the PSUs would vest. Hologic’s total stockholder return for the three-year performance period was 66.72%, which put Hologic in the 70th percentile of the TSR PSU peer group. Accordingly, these PSUs vested at 141% of target.
Performance Stock Units – FCF PSUs
The final one-third of the PSUs vest based on the Company’s adjusted FCF measured over a one-year performance period (the FCF PSUs). This metric was introduced effective for PSU grants made in fiscal 2020. The FCF PSUs become earned based on the Company’s adjusted FCF performance as compared to plan, with achievement of 125% of plan resulting in earnings of 200% of target. If the Company’s adjusted FCF performance is less than 75% of plan, then no FCF PSUs will become earned. Earned FCF PSUs remain subject to service-based vesting for an additional two years, at which time the earned FCF PSU awards are settled in shares of common stock, unless settlement has been deferred pursuant to the Company’s Deferred Equity Plan. For details about our use of adjusted FCF as a performance measure, please see “Why ROIC, Relative TSR and Adjusted FCF?” below. FCF PSUs also are subject to the terms and conditions set forth in the form of FCF Performance Stock Unit Award Agreement.
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HOLOGIC, INC. 2021 Proxy Statement
Earning of FCF PSUs Granted in Fiscal 2020
The PSU awards granted in November 2019 (fiscal 2020) vested in November 2020 (fiscal 2021). These FCF PSUs are subject to three-year service-based cliff vesting, with performance-based vesting contingent on the Company achieving adjusted FCF of $525 million. If adjusted FCF for the performance period was below $525 million, none of the PSUs would vest. Target adjusted FCF was $700 million. Actual adjusted FCF performance was $829.7 million for the fiscal 2020 performance period. Accordingly, these PSUs became earned at 174% of target, subject to an additional two years of service-based vesting requirements.
Summary of Performance of Fiscal 2017 and Fiscal 2018 PSUs
As reflected above, the overall performance of the Fiscal 2017 PSUs was 32.5% and Fiscal 2018 PSUs was 155.5%. These significantly different outcomes reflect the Company’s overall performance during the respective periods consistent with the Board’s philosophy to pay for performance.

Why ROIC, Relative TSR and Adjusted FCF?

ROIC. The Committee introduced ROIC as a performance metric in fiscal 2014 to hold management accountable for generating greater returns on capital allocated. Investors have been supportive of the use of ROIC. Given the significant improvement in ROIC since its introduction as a performance metric, the Committee believes it is having the intended effect.

In addition to being well-received and supported by our stockholders, the use of ROIC:
✔	Creates an effective balance in our program of growth (our STIP focuses on adjusted revenue and adjusted EPS) and returns (our long-term incentives focus on ROIC)
✔	Holds management accountable for the efficient use of capital
✔	Links executive compensation to value creation

The key building blocks of our ROIC metric are: (1) adjusted net operating profit after tax (NOPAT), (2) average net debt, and (3) average stockholders’ equity. ROIC is calculated as NOPAT/(average net debt + average stockholders’ equity).(1) ROIC is a non-GAAP measure. See Annex A for a reconciliation of non-GAAP measures.

RELATIVE TSR. In addition to being well-received and supported by our stockholders, use of relative TSR:
✔	Provides an external relative performance measure, which complements the internal absolute ROIC measure
✔	Links executive compensation directly to stockholder value creation

To calculate the Company’s relative TSR performance, the cumulative three-year TSR for Hologic and each of the companies in the TSR Peer Group is calculated and then Hologic’s discrete percentile rank is calculated. The TSR PSUs vest at target and at 200% of target upon achievement of relative TSR at the 50th and 95th percentile, respectively. If the Company’s relative TSR is below the 25th percentile, no TSR PSUs will vest and all will be forfeited.

ADJUSTED FCF. The Committee introduced adjusted FCF as a performance metric in fiscal 2020 to measure the Company’s financial discipline. In addition to being well-received and supported by our stockholders, the use of adjusted FCF:

✔	Promotes profitable growth with strong capital discipline
✔	Measures ability to generate cash to fund capital initiatives such as making acquisitions, repurchasing shares, expanding operations or paying down debt

Adjusted FCF is calculated by subtracting capital expenditures from our adjusted operating cash flow. A reconciliation of our net cash provided by operating activities to our non-GAAP adjusted FCF is provided in Annex A to this proxy statement.

(1)
NOPAT is calculated in a manner similar to the calculation of adjusted net income, as used for the calculation of adjusted EPS under our STIP as described in Annex A, except the impact to operating results from acquisitions and dispositions are not excluded, and non-operating income and expenses are excluded, such as interest expense, etc. The NOPAT amounts are intended to match the amounts included in our publicly released Non-GAAP results. Average stockholders’ equity is the average of the beginning of the period and the end of the period stockholders’ equity; provided, however, that average stockholders’ equity is adjusted to exclude any charges for impairment of goodwill and intangible assets that occur after September 28, 2013. Average net debt is the average of the beginning of the period and the end of the period net debt which is the total book value of all debt outstanding less cash and cash equivalents.

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HOLOGIC, INC. 2021 Proxy Statement

How We Establish ROIC, Relative TSR and FCF Goals
ROIC. In setting ROIC goals for the ROIC PSUs, the Committee considered past performance as well as future opportunities for efficiencies. Considering the Company’s past and anticipated financial performance as well as its current strategy to accelerate business development activities, for the fiscal 2020 ROIC PSU grants, the Committee determined to adjust the ROIC minimum threshold to 11%, keep the target at 13% and keep the maximum at 15%.

If we fail to achieve the minimum three-year average ROIC goal of 11% for the fiscal 2020-2022 performance period, none of the ROIC PSUs granted as fiscal 2020 long-term incentive awards will vest and all will be forfeited.

RELATIVE TSR. In implementing and setting the relative TSR goals for the TSR PSUs, the Committee considered market practice as well as the Company’s focus on driving stockholder value. The TSR PSUs granted as fiscal 2020 long-term incentive awards vest at target upon achievement of relative TSR at the 50th percentile of a custom TSR Peer Group. If the Company’s relative TSR is below the 25th percentile, then no TSR PSUs will vest, and all will be forfeited. The Company considered utilizing the 75th percentile of TSR as the threshold for the maximum 200% payout, as many companies do, but determined to use the more challenging 95th percentile as the threshold for maximum payout.

ADJUSTED FCF. In setting adjusted FCF goals for the initial grant of FCF PSUs, the Committee considered the Company’s budgeted and actual adjusted FCF performance over the past three years. Considering the Company’s past and anticipated performance, for fiscal 2020 FCF PSU grants, the Committee established a 2020 adjusted FCF target of $700 million, with a threshold of $525 million and maximum of $875 million.

Stock Options
Stock options vest in four equal annual installments, becoming fully vested on the fourth anniversary of the grant date. Stock options have a 10-year term and are subject to the terms and conditions set forth in the form of Stock Option Award Agreement.
Restricted Stock Units
RSUs vest in three equal annual installments, becoming fully vested on the third anniversary of the grant date. Only vested RSUs can be exchanged for shares of Hologic common stock. RSUs also are subject to the terms and conditions set forth in the form of Restricted Stock Unit Award Agreement.
2020 Long-Term Annual Incentive Award Grants
The annual long-term incentive awards granted to our NEOs in November of 2019 (fiscal 2020) as compared to awards for fiscal 2019 are as follows:
NEO	FY2020 Award Value(1) ($)	FY2019 Award Value(1) ($)	Change (%)
Stephen P. MacMillan	8,425,710(2)	8,109,496(2)	3.9%
Karleen M. Oberton	1,700,000	1,400,000	21.4%
John M. Griffin	1,600,000	1,500,000	6.6%
Kevin R. Thornal	1,000,000(3)	850,000(3)	17.6%
Peter J. Valenti, III	1,700,000	1,400,000	21.4%
(1)
The award values in this table differ slightly from the grant date fair values of the awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table. The award values in this table are the values awarded by the Committee while the grant date fair value of each award reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table is the award value for accounting purposes.

(2)	Does not include the value of the Matching RSU grant made each year pursuant to Mr. MacMillan’s Employment Agreement ($1,000,000 in each of fiscal 2020 and fiscal 2019).
(3)	Mr. Thornal became an executive officer on July 29, 2019, two months before the end of fiscal 2019, when he assumed the role of Division President of the Company’s Diagnostics division.
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HOLOGIC, INC. 2021 Proxy Statement
The 3.9% increase in the value of Mr. MacMillan’s fiscal 2020 long-term incentive award annual grant value as compared to his fiscal 2019 annual grant value is calculated in accordance with the terms of his Employment Agreement, as described on page 47. For fiscal 2019, adjusted net income increased 7.9% while adjusted EPS increased 10.4%. As adjusted net income grew less than adjusted EPS, adjusted net income is the applicable metric. Half of 7.9% adjusted net income growth is 3.9%, yielding a 3.9% increase in grant value.
The increase in value of Ms. Oberton’s fiscal 2020 long-term incentive award grant as compared to her fiscal 2019 award was due to her strong performance and leadership, as well as her role as a valued advisor. The increase in Mr. Griffin’s grant is based on executing on business development strategies and his continued role as a respected counsellor. Mr. Thornal’s grant increased in recognition of his assumption of the role of Division President of the Company’s Diagnostics division prior to the end of fiscal 2019. For Mr. Valenti, the increase in his award is associated with performance in creating a diversified and sustainable growth business.
2021 Long-Term Annual Incentive Award Grants
For the annual long-term incentive awards granted to our NEOs in November of 2020 (fiscal 2021), excluding for Mr. Valenti, the grants increased by approximately 5% for Mr. MacMillan (when compared to his fiscal 2020 award and Matching RSU grant for fiscal 2020), 12% for Ms. Oberton, 6% for Mr. Griffin and 40% for Mr. Thornal. These grants align with performance as well as acknowledge the competitive position of the individual’s total direct compensation for the year.
Deferred Compensation
Deferred Compensation Program Contributions
The Company’s Non-Qualified Deferred Compensation Plan (the DCP) provides our NEOs with non-qualified retirement benefits in excess of what may be provided under our 401(k) Savings and Investment Plan and tax code limitations. The Committee considers the DCP Company contribution in the context of total compensation and views the contribution both as a tool to help close a competitive market gap when evaluating the total value of annual compensation and as a retention mechanism.
The DCP allows NEOs to contribute up to 75% of their base salary and 100% of their annual bonus to a supplemental retirement account. In addition, the Company has the ability to make annual contributions to the DCP. Each DCP contribution the Company makes on behalf of our NEOs is subject to a three-year vesting schedule, such that one-third of each contribution vests annually and each contribution is fully vested three years after the contribution is made. In addition, Company contributions become fully vested upon: (i) death, disability or a change of control; (ii) retirement after the attainment of certain age and/or service milestones; or (iii) as otherwise provided by the Committee in its sole discretion. The DCP Company contributions granted to our NEOs in November 2020 (fiscal 2021) and November 2019 (fiscal 2020) are set forth below:
	DCP Company Contribution
NEO	November 2020 (fiscal 2021) ($)	November 2019 (fiscal 2020) ($)
Stephen P. MacMillan	500,000	285,000
Karleen M. Oberton	325,000	260,000
John M. Griffin	300,000	175,000
Kevin R. Thornal	250,000	135,000
Peter J. Valenti, III	—	335,000
The overall funding of the Company’s contributions to the DCP is based on the applicable STIP funding factor, with the amount of the Company DCP contribution to each individual based upon role/job level target values with differentiation for individual performance. Each of our NEOs, other than Mr. Valenti, received increased DCP contributions for fiscal 2021 based on the Company’s outstanding performance during fiscal 2020 and the COVID-19 pandemic, and each NEO’s efforts in furtherance of the Company’s success. Mr. Valenti did not receive a DCP contribution in November 2020 for fiscal 2021 due to his planned retirement.
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HOLOGIC, INC. 2021 Proxy Statement
Deferred Equity Plan
The Hologic, Inc. Deferred Equity Plan, as amended (the DEP) is designed to allow executives and non-employee directors to accumulate Hologic stock in a tax-efficient manner and assist them in meeting their long-term equity accumulation goals and stock ownership guidelines. Participants may elect to defer the settlement of RSUs and PSUs granted under the Amended and Restated 2008 Equity Incentive Plan until separation from service or separation from service plus a fixed number of years. Participants may defer settlement by vesting tranche. Although the equity will vest on schedule, if deferral of settlement is elected, no shares will be issued until the settlement date. The settlement date will be the earlier of death, disability, change in control or separation from service/separation from service plus number of years elected.
Other Compensation
Retirement Benefits
The Committee maintains retirement benefits to help the Company attract and retain the most highly talented senior executives. Over the years, the Committee has modified these programs to ensure competitive alignment with an evolving market. We believe the overall value of our retirement program is consistent with our industry peers.
401(k) Savings and Investment Plan
The Company sponsors a 401(k) Savings and Investment Plan, which is a qualified retirement plan offered to all eligible employees, including our NEOs. The Plan allows participants to elect to defer a portion of their compensation on a pre-tax basis, up to the limits imposed by the Internal Revenue Code of 1986, as amended. In 2020, which includes the first three months of the Company’s fiscal 2021, the Company matched 100% of the first 3% and 50% of the next 2% of each participant’s deferrals, up to an amount equal to 4% of the first $285,000 earned by a participant.
Equity Retirement Provision
After considering market trends in retirement program practices as well as the needs of the Company, during fiscal 2016, the Committee approved the addition of a retirement provision to its equity compensation program. The provision, which applies solely to U.S. employees, provides for the continued vesting of RSUs and stock options and pro-rata vesting of PSUs when a person retires, if the individual is either 65 years of age or older, or at least 55 years of age with 10 years of continuous service with the Company. While RSUs and stock options continue to vest on their original vesting schedule following retirement, PSUs vest on their original vesting date on a pro-rata basis (based on number of days employed during the applicable performance period) based on actual performance during the performance period (assuming threshold performance is achieved). If threshold performance is not achieved during the applicable performance period, no PSUs will vest. This equity retirement provision is applicable to equity grants made from November 5, 2015 forward; however, beginning with the PSUs granted in fiscal 2021, upon an executive’s retirement, PSUs vest on their original vesting date without application of any pro-ration.
Other Benefits and Perquisites
Our NEOs also generally participate in other benefit plans on the same terms as all of our other employees. These plans include our employee stock purchase plan, medical and dental insurance, life insurance, short- and long-term disability insurance programs, as well as customary vacation, leave of absence and other similar policies.
We also provide limited perquisites and personal benefits based on considerations unique to each NEO position. During fiscal 2020, we provided each of the NEOs with an automobile allowance. In addition, Mr. MacMillan has access to private air transportation for business purposes and limited personal use. The personal use is subject to a maximum aggregate incremental cost to the Company of $150,000 per fiscal year. The values of all perquisites and other personal benefits provided to our NEOs are included in the “All Other Compensation” column of the Summary Compensation Table on page 66.
Our Decision-Making Process
The Compensation Committee oversees the compensation and benefits programs for our NEOs. The Committee is comprised solely of independent, non-employee members of the Board of Directors. The Committee works very closely with its independent compensation consultant and management to ensure that our Company’s executive compensation program is appropriately aligned with our business strategy and is achieving the desired objectives. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed through investors.hologic.com.
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HOLOGIC, INC. 2021 Proxy Statement
The Role of the Committee
The Committee seeks to ensure that the links between our executive compensation program and our business goals are responsible, appropriate and strongly aligned with stockholder interests. The Committee annually determines the compensation levels of our NEOs by considering several factors, including:
•	Each NEO’s role and responsibilities
•	How the NEO is performing those responsibilities
•	Our historical and anticipated future financial performance
•	Compensation practices of the companies in our peer group(s)
•	Survey data from a broader group of comparable public companies (where appropriate)
The Role of Management
During fiscal 2020, Mr. MacMillan reviewed the performance and compensation of the NEOs, other than himself, and made recommendations as to their compensation to the Committee. No executive officer participates in the deliberations of the Committee regarding his or her own compensation.
The Role of the Independent Compensation Consultant
The Committee retained Pearl Meyer & Partners, LLC (Pearl Meyer) to serve as its executive compensation consultant for fiscal 2020. Pearl Meyer did not perform any services for us other than as directed by the Committee.
During fiscal 2020, Pearl Meyer advised the Committee on a variety of subjects such as compensation plan design and trends, pay for performance analytics, benchmarking norms, and other such matters. Pearl Meyer also conducted a risk assessment of our executive compensation practices for fiscal 2020, as described in the “Risk” section on page 14. Pearl Meyer reports directly to the Committee, participates in meetings as requested and communicates with the Committee Chair between meetings as necessary.
Prior to engaging Pearl Meyer, the Committee reviewed the firm’s qualifications as well as its independence and any potential conflicts of interest. The Committee has the sole authority to modify or approve Pearl Meyer’s compensation, determine the nature and scope of its services, evaluate its performance, and terminate the engagement and hire a replacement or additional consultant at any time.
Peer Group
The Committee compares our executive compensation program to a group of companies that are comparable in terms of size and industry (the Primary Peer Group). The overall purpose of this peer group is to provide a market frame of reference for evaluating our compensation arrangements (current or proposed), understanding compensation trends among comparable companies, and reviewing other compensation and governance-related topics that may arise during the course of the year.
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HOLOGIC, INC. 2021 Proxy Statement
For setting target compensation levels for NEOs in fiscal 2020, the Company examined the practices of the following 15 companies, which it adopted as our Primary Peer Group in March 2019 (as well as other relevant data):
2020 Primary Peer Group Composition

Agilent Technologies, Inc.	Illumina, Inc.	Teleflex Incorporated
Boston Scientific Corporation	Intuitive Surgical, Inc.	The Cooper Companies, Inc.
DENTSPLY Sirona, Inc.	PerkinElmer, Inc.	Varian Medical Systems, Inc.
Edwards Lifesciences Corp.	ResMed, Inc.	Waters Corporation
IDEXX Laboratories, Inc.	Steris Plc	Zimmer Biomet Holdings, Inc.
Peer Group Data(1)
	Revenue ($M)	Enterprise Value ($M)
50th Percentile	$3,128	$17,039
Hologic	$3,325	$15,553
Hologic Rank	55th	45th
(1)	Data as available January 2019.
Each year, Pearl Meyer conducts and presents to the Committee an executive compensation competitive assessment to assist the Committee in assessing whether executive target pay levels by element and in the aggregate are competitive in the marketplace. For fiscal 2020, the target annual TDC opportunities, comprised of base salary, target annual STIP, annual long-term incentive awards and deferred compensation contributions, were determined to be competitive with market median for Mr. Griffin, above market median for Mr. MacMillan and below market median for Ms. Oberton and Messrs. Thornal and Valenti.
Changes to the Primary Peer Group
Pearl Meyer and the Committee review our Primary Peer Group annually for appropriateness based on a variety of factors including: similarities in revenue levels and size of market capitalization and enterprise value, similarities to the industries in which we operate, the overlapping labor market for top management talent, our status as a publicly traded, U.S.-based, non-subsidiary company, and various other characteristics. The Company uses enterprise value in addition to market capitalization for comparative purposes because of its capital structure.
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HOLOGIC, INC. 2021 Proxy Statement
Following the 2020 review of our Primary Peer Group in March 2020, the Committee did not make any changes. Our Primary Peer Group used for setting target compensation levels for the NEOs for fiscal 2021 is as follows:
2021 Peers
Agilent Technologies, Inc. Boston Scientific Corporation DENTSPLY Sirona, Inc. Edwards Lifesciences Corp. IDEXX Laboratories, Inc. Illumina, Inc. Intuitive Surgical, Inc.	PerkinElmer, Inc. ResMed, Inc. Steris Plc Teleflex Incorporated The Cooper Companies, Inc. Varian Medical Systems, Inc. Waters Corporation Zimmer Biomet Holdings, Inc.
Pearl Meyer also developed a Supplemental Practices Peer Group of larger companies to serve as a reference point in understanding design characteristics of compensation programs at larger companies. The group was not used to set compensation levels for the NEOs. The group consists of both direct product competitors and recent sources of executive talent. Below is the Supplemental Practices Peer Group which the Company referenced while assessing overall compensation design for fiscal 2020 compensation.
Supplemental Practices Peer Group Composition
Abbott Laboratories	Johnson & Johnson	Stryker Corporation
Baxter International Inc.	Medtronic plc	Thermo Fisher Scientific Inc.
Becton, Dickinson and Company
TSR Peer Group
The Company uses a custom TSR Peer Group comprised of select companies from the Company investor relations performance benchmarking group and the executive compensation Peer Groups discussed above. The TSR Peer Group is approved by the Compensation Committee each year at the time the TSR PSU awards are granted. Companies which are acquired or otherwise delisted during the performance period are excluded from the final calculation. For the fiscal 2020 TSR PSU awards, the following companies were set as the TSR Peer Group:
2020 TSR Peer Group Composition
Abbott Laboratories	IDEXX Laboratories, Inc.	Quest Diagnostics Inc.
Agilent Technologies, Inc.	Illumina, Inc.	ResMed Inc.
Baxter International Inc.	Integra LifeSciences Holdings Corp	Stryker Corporation
Becton, Dickinson and Company	Intuitive Surgical, Inc.	The Cooper Companies, Inc.
Boston Scientific Corporation	Laboratory Corp. of America Holdings	Thermo Fisher Scientific Inc.
Bruker Corporation	Mettler-Toledo International Inc.	Varian Medical Systems, Inc.
DENTSPLY SIRONA Inc.	NuVasive, Inc.	Waters Corporation
DexCom, Inc.	PerkinElmer, Inc.	Zimmer Biomet Holdings, Inc.
Edwards Lifesciences Corp.	Qiagen NV

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HOLOGIC, INC. 2021 Proxy Statement
Additional Compensation Practices, Policies & Guidelines
Our Position on Employment, Change of Control and Severance Agreements
Our ability to build the exceptional leadership team in place today was due in large part to our having a full complement of compensation tools available to us and the flexibility to use them. This includes the ability to leverage employment, change of control and severance agreements.
The Committee believes that together, our employment, change of control and severance agreements, which are guided by our compensation philosophy and governance practices and policies (e.g., double-trigger change of control provisions, no tax gross-ups), are well aligned with those of our peers. More importantly, they foster stability within senior management by helping our executives maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of our Company.
The Committee believes that providing change of control and severance benefits eliminates, or at least reduces, any reluctance of senior management to pursue potential change of control transactions that may be in the best interests of stockholders.
We also understand the concern of our stockholders regarding severance arrangements, and in 2015, the Committee adopted a Policy on Executive Severance Agreements. This policy limits severance benefits under any new severance or employment agreements entered into with executive officers to 2.99 times the sum of the executive officer’s base salary and non-equity incentive plan payment or other annual non-equity bonus or award; any benefits in excess of this amount must be ratified by stockholders. For purposes of this policy “severance benefits” do not include the value of accelerated vesting of any outstanding equity awards or payments under the Company’s retirement and deferred compensation plans. Details about the specific arrangements made with our NEOs are set forth on pages 74 and 75.
Executive Stock Ownership Guidelines
Our Board believes that our directors and officers should hold a meaningful financial stake in the Company in order to further align their interests with those of our stockholders. Our CEO is expected to achieve equity ownership in the Company with a value of five times his then current base salary and each of our other NEOs and executive officers is expected to achieve equity ownership in the Company with a value of two times his or her then current base salary, within five years of becoming subject to the guidelines. Only shares of stock issued and outstanding (or vested and deferred under our deferred equity plan) are credited towards the ownership goals. All of our NEOs who have been subject to the guidelines for five years have achieved ownership in excess of the guideline. Information about ownership guidelines for our non-employee directors can be found in the “Director Compensation” section on page 32 of this proxy statement.

Incentivized to Drive Stockholder Value

Mr. MacMillan is invested in Hologic. Literally. Under our stock ownership guidelines, he is expected to achieve equity ownership in the Company with a value of five times his base salary. As of the end of fiscal 2020, he owned equity in the Company with a value of over 81 times his fiscal 2020 base salary. The value of these shares held by Mr. MacMillan (including shares vested but deferred, but not including any unvested equity) is over $89 million, based on the closing price per share of Hologic stock on September 25, 2020, making him one of our 30 largest stockholders. Mr. MacMillan purchased over 17% of these shares in the open market. As evidenced by his substantial ownership of Hologic shares, Mr. MacMillan’s interests are well-aligned with those of our stockholders.

Compensation Recoupment Policy
Under our compensation recoupment, or clawback, policy, if our Board determines that an officer engaged in fraud or willful misconduct that resulted in a restatement of the Company’s financial results, then the Board may review all performance-based compensation – both cash and equity – awarded to or earned by that officer on the basis of performance during the fiscal periods materially affected by the restatement. If, in the view of our Board, the performance-based compensation would have been lower if it had been based on the restated financial results, the Board may, to the extent permitted by applicable law, seek recoupment from that officer of any portion of such performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances. Any recoupment under this policy may be in addition to, and shall not otherwise limit, any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment.
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HOLOGIC, INC. 2021 Proxy Statement
Hedging and Pledging Policy
Our Insider Trading Policy prohibits employees and directors of the Company from engaging in hedging or similar arrangements with respect to the Company’s securities, including, without limitation, short sales and buying or selling puts, calls or other derivative securities (except for stock options granted by the Company). Pursuant to the Insider Trading Policy, employees and directors are also prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.
Tax and Accounting Considerations
The Committee considers tax and accounting implications in determining all elements of our compensation plans, programs and arrangements, although they are not the only factors considered. In some cases, other important considerations may outweigh tax or accounting considerations, and the Committee maintains the flexibility to compensate its officers in accordance with the Company’s compensation philosophy.
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of compensation to $1 million per year for certain named executive officers of the Company, except that historically Section 162(m) provided for an exemption for compensation that qualified as “performance-based compensation.” In the past, several elements of our named executive officers’ compensation were intended to be deductible under Section 162(m) as performance-based compensation. The Tax Cuts and Jobs Act of 2017 repealed the exemption from the Section 162(m) deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017. As a result, we expect that compensation paid to our named executive officers in excess of $1 million generally will not be deductible.
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HOLOGIC, INC. 2021 Proxy Statement
Executive Compensation Tables
Summary Compensation Table
The following table presents information regarding compensation of each of the NEOs for services rendered during the fiscal years indicated. A description of our compensation policies and practices as well as a description of the components of compensation payable to our NEOs is included above under “Compensation Discussion and Analysis.”
Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stephen P. MacMillan Chairman, President and Chief Executive Officer	2020	1,092,604	—	7,261,555	2,106,425	3,278,181	—	386,909(7)	14,125,674
	2019	1,060,900	—	7,082,065	2,027,373	1,814,139	—	390,276	12,374,753
	2018	1,030,000	—	27,183,611	12,072,994	1,390,500	—	363,037	42,040,142
Karleen M. Oberton Chief Financial Officer	2020	499,954	—	1,263,365	424,989	675,000	—	274,099(8)	3,137,407
	2019	475,000	—	1,049,897	349,993	425,000	—	158,075	2,457,965
	2018	376,032	—	262,379	87,492	337,500	—	76,240	1,139,643
John M. Griffin General Counsel	2020	514,936	—	1,188,976	399,993	675,000	—	186,400(9)	2,965,305
	2019	495,000	—	1,124,991	374,995	440,000	—	188,038	2,623,024
	2018	470,000	—	1,049,910	349,995	375,000	—	188,009	2,432,914
Kevin R. Thornal Division President, Diagnostics	2020	450,075	500,000(3)	743,132	249,989	675,000		255,290(10)	2,873,486
	2019	408,654	850,000(3)	637,412	212,492	385,000	—	246,740	2,740,298
	—	—	—	—	—	—	—	—	—
Peter J. Valenti, III Former Division President, Breast & Skeletal Health	2020	539,935	—	1,263,365	424,989	810,000	—	378,045(11)	3,416,334
	2019	510,000	—	1,049,897	349,993	470,000	—	210,437	2,590,327
	2018	490,000	—	749,891	249,987	385,000	—	162,660	2,037,538
(1)
Reflects position on September 26, 2020, the last day of fiscal 2020. Mr. Valenti retired from the Company effective December 31, 2020. From the end of fiscal 2020 through his retirement, he transitioned from the role of Division President, Breast and Skeletal Health to Senior Advisor to the Chief Executive Officer.

(2)
For fiscal 2020, the amounts included in the “Salary” column also includes the amount of lump sum payments received by each NEO in November 2020 equal to the amount of the base salary reductions that occurred during fiscal 2020 as a result of the COVID-19 pandemic.

(3)
For fiscal 2020, represents bonus paid to Mr. Thornal in recognition of his outstanding leadership and performance during the COVID-19 pandemic as the leader of our Diagnostics Division. For fiscal 2019, represents bonus paid in connection with Mr. Thornal assuming the role of Division President, Diagnostics, recognizing his work on the divestiture of the Company’s former Cynosure medical aesthetics division.

(4)
The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of RSUs and PSUs subject to ROIC goals (ROIC PSUs) and PSUs subject to relative total shareholder return (TSR) goals (TSR PSUs) granted during the respective fiscal years and PSUs subject to adjusted free cash flow goals (FCF PSUs) granted during fiscal 2020. These values have been determined as of the date of grant under GAAP based on the assumptions described in footnote 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 26, 2020. The RSUs (other than the matching RSUs discussed below) vest annually in equal installments over a required service period, and the PSUs cliff-vest at the end of a three-year period provided the pre-determined performance metrics are achieved (ROIC, relative TSR or adjusted FCF, as applicable). For the PSUs, the grant date fair value is based on our estimate of the probable outcome of the performance conditions applicable to each PSU award. Assuming the achievement of the highest level of performance conditions with respect to these PSUs (200% of target for the ROIC PSUs, TSR PSUs and the FCF PSUs), the maximum possible value of the ROIC, TSR and FCF PSUs, respectively, granted to our NEOs in fiscal 2020 are: Mr. MacMillan: $2.8 million, $2.8 million and $2.8 million; Ms. Oberton: $567,000, $567,000 and $567,000; Mr. Griffin: $533,000, $533,000 and $533,000; Mr. Thornal: $333,000, $333,000 and $333,000; and Mr. Valenti: $567,000, $567,000 and $567,000. Mr. MacMillan’s stock awards in fiscal 2018 include his special retention equity grant with an aggregate grant date fair value of $20.0 million, split evenly between ROIC PSUs and TSR PSUs. For Mr. MacMillan, the stock awards in fiscal 2020, 2019 and 2018 also include matching RSUs granted on November 11, 2019, November 12, 2018 and December 1, 2017 with a fair value on the date of grant of $1.0 million, $1.0 million and $965,000, respectively, which is equal to the number of shares owned (up to a maximum of $1.0 million), including equity which is vested but deferred, by Mr. MacMillan as of September 28, 2019, September 29, 2018 and September 30, 2017 respectively. These matching RSUs were granted by the Company in accordance with Mr. MacMillan’s Employment Agreement and vest in one installment on the third anniversary of the grant date, assuming Mr. MacMillan is employed by the Company on that date. For more information, see “Mr. MacMillan’s Employment Agreement” on page 47.

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HOLOGIC, INC. 2021 Proxy Statement
(5)
The amount included in the “Options Awards” column represents the grant date fair value of all stock options granted during the respective fiscal year. These stock options vest annually in equal installments over a required service period of four years and have a 10-year term. The values have been determined as of the date of grant under GAAP based on the assumptions described in footnote 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 26, 2020. Mr. MacMillan’s option awards in fiscal 2018 include a special retention stock option award with an aggregate grant date fair value of $10.0 million.

(6)
Represents cash payments under the STIP. Bonuses paid under the 2020, 2019 and 2018 STIP were based on a combination of Company and individual performance for the applicable fiscal year. For more information, see “Fiscal 2020 Total Direct Compensation Elements in Detail—Short-Term Incentive Plan” on page 48 .

(7)
The amount represents (i) the Company’s contributions to the DCP in the amount of $285,000; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan of $11,400; (iii) value of Mr. MacMillan’s personal use of a leased automobile provided by the Company of $14,360.54; (iv) reimbursement and payment of expenses related to the Company’s annual salesforce reward trip of $43,872.73; (v) tax reimbursements of $6,786.86 related to the Company’s annual salesforce reward trip; and (vi) $25,489.21 attributable to the personal use of private aircraft, net of all standard industry fare level (SIFL) reimbursements paid by Mr. MacMillan.

(8)	The amount represents (i) the Company’s contributions to the DCP in the amount of $260,000; and (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan of $14,099.11.
(9)	The amount represents (i) the Company’s contributions to the DCP in the amount of $175,000; and (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan of $11,400.
(10)
The amount represents (i) the Company’s contributions to the DCP in the amount of $135,000; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan of $11,400; (iii) automobile allowance of $7,800; (iv) reimbursement of expenses related to the Company’s annual salesforce reward trip of $14,759.87; (v) tax reimbursements of $7,499.14 related to the Company’s annual salesforce reward trip; and (vi) moving allowance of $78,831.47.

(11)
The amount represents (i) the Company’s contributions to the DCP in the amount of $335,000; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan of $11,400; (iii) automobile allowance of $6,000; (iv) reimbursement of expenses related to the Company’s annual salesforce reward trip of $17,501.59; and (v) tax reimbursements of $8,143.20 related to the Company’s annual salesforce reward trip.

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HOLOGIC, INC. 2021 Proxy Statement
Grants of Plan-Based Awards
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephen P. MacMillan			819,545	1,639,091	3,278,181
	11/11/2019	11/4/2019							46,183			2,106,407
	11/11/2019	11/4/2019								152,529	45.61	2,106,425
	11/11/2019	11/4/2019							21,925(5)			999,999
	11/11/2019	11/4/2019				15,394	30,788	61,576				1,404,241
	11/11/2019	11/4/2019				15,394	30,788	61,576				1,346,667
	11/11/2019	11/4/2019				15,394	30,788	61,576				1,404,241
Karleen M. Oberton			187,500	375,000	750,000
	11/11/2019	11/4/2019							9,318			424,994
	11/11/2019	11/4/2019								30,774	45.61	424,989
	11/11/2019	11/4/2019				3,106	6,212	12,424				283,329
	11/11/2019	11/4/2019				3,106	6,212	12,424				271,713
	11/11/2019	11/4/2019				3,106	6,212	12,424				283,329
John M. Griffin			193,125	386,250	772,500
	11/11/2019	11/4/2019							8,770			400,000
	11/11/2019	11/4/2019								28,964	45.61	399,993
	11/11/2019	11/4/2019				2,923	5,846	11,692				266,636
	11/11/2019	11/4/2019				2,923	5,846	11,692				255,704
	11/11/2019	11/4/2019				2,923	5,846	11,692				266,636
Kevin R. Thornal			168,750	337,500	675,000
	11/11/2019	11/4/2019							5,481			249,988
	11/11/2019	11/4/2019								18,102	45.61	249,989
	11/11/2019	11/4/2019				1,827	3,654	7,308				166,659
	11/11/2019	11/4/2019				1,827	3,654	7,308				159,826
	11/11/2019	11/4/2019				1,827	3,654	7,308				166,659
Peter J. Valenti, III			202,500	405,000	810,000
	11/11/2019	11/4/2019							9,318			424,994
	11/11/2019	11/4/2019								30,774	45.61	424,989
	11/11/2019	11/4/2019				3,106	6,212	12,424				283,329
	11/11/2019	11/4/2019				3,106	6,212	12,424				271,713
	11/11/2019	11/4/2019				3,106	6,212	12,424				283,329
(1)
Represents threshold, target and maximum annual cash incentive awards under the 2020 STIP. The threshold amount for each NEO is 50% of target, as the minimum amount payable (subject to individual performance) if threshold performance is achieved. If the threshold is not achieved, the payment to the NEOs would be zero. The maximum amount for each NEO is 200% of target and reflects the maximum amount payable (subject to individual performance) if maximum performance is achieved. Payout is based upon achievement of the performance measures listed in the “2020 Performance Objectives and Results” in the CD&A on page 49. The actual amounts earned by each NEO are set forth in the Summary Compensation Table.

(2)
Represents threshold, target and maximum award amounts for the FY20-FY22 performance cycle pursuant to ROIC PSUs, TSR PSUs and FCF PSUs issued as part of our fiscal 2020 annual equity awards. The PSUs are subject to ROIC goals, relative TSR achievement goals and adjusted FCF achievement goals, as applicable.

•
ROIC PSUs. ROIC PSUs vest only if the Company achieves a pre-determined average ROIC threshold at the end of a three-year performance period. If we fail to achieve the three-year average ROIC minimum threshold, all ROIC PSUs for that three-year performance period will be forfeited. If the target three-year average ROIC goal is achieved, 100% of the ROIC PSUs will vest. The maximum payout for ROIC PSUs is limited to 200% of the shares granted and is earned only if we achieve the maximum three-year average ROIC goal. See “Performance Stock Units – ROIC PSUs” on page 55 for applicable ROIC goals.

•
TSR PSUs. TSR PSUs vest only if the Company achieves a minimum relative TSR percentile at the end of a three-year performance period. If we fail to achieve the minimum relative TSR percentile, all of the TSR PSUs for that three-year performance period will be forfeited. The maximum payout for TSR PSUs is limited to 200% of the shares granted and is earned only if we achieve the maximum relative TSR percentile. For TSR PSUs, threshold, target and maximum award amounts are payable upon achievement of relative TSR in the 25th, 50th and 95th percentile, respectively.

•
FCF PSUs. FCF PSUs vest only if the Company achieves a one-year adjusted free cash flow measure and the awards vest at the end of the three-year service period. If we fail to achieve the minimum adjusted FCF measure, all of the FCF PSUs for that one-year performance period will be forfeited. The maximum payout for FCF PSUs is limited to 200% of the shares granted and is earned only if we achieve the maximum adjusted FCF measure.

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HOLOGIC, INC. 2021 Proxy Statement
(3)	Represents RSUs issued as part of our fiscal 2020 annual equity awards.
(4)
This column shows the full grant date fair value of RSUs, ROIC PSUs, TSR PSUs, FCF PSUs and stock options as determined under GAAP. The values are determined based on the assumptions described in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 26, 2020.

(5)	Represents matching RSUs granted pursuant to the terms of Mr. MacMillan’s Employment Agreement. For more information, see “Mr. MacMillan’s Employment Agreement” beginning on page 47.
Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)
Stephen P. MacMillan	11/7/2014	190,844(3)	—	26.21	11/07/2024
	11/5/2015	138,358	—	39.96	11/05/2025
	12/1/2016	120,423	40,142(4)	37.64	12/01/2026
	12/1/2017	463,988	463,990(4)	40.85	12/01/2027
	11/12/2018	37,767	113,304(4)	40.97	11/12/2028
	11/11/2019	—	152,529(4)	45.61	11/11/2029
	12/1/2017					16,916(5)	1,088,545
	11/12/2018					32,990(5)	2,122,907
	11/12/2018					24,408(6)	1,570,655
	12/1/2017					23,616(6)	1,519,690
	11/11/2019					46,183(5)	2,971,876
	11/11/2019					21,925(6)	1,410,874
	12/1/2017					502,424(7)	32,330,984
	12/1/2017					344,313(7)	22,156,542
	11/11/2019					53,571(7)(10)	3,447,294
	11/12/2018							98,968(8)	6,368,591
	11/12/2018							73,548(9)	4,732,814
	11/11/2019							61,576(8)	3,962,416
	11/11/2019							61,576(9)	3,962,416
Karleen M. Oberton	11/5/2015	7,156(4)	—	39.96	11/05/2025
	12/1/2016	5,541	1,848(4)	37.64	12/01/2026
	12/1/2017	3,362	3,363(4)	40.85	12/01/2027
	11/12/2018	6,520	19,560(4)	40.97	11/12/2028
	11/11/2019	—	30,774(4)	45.61	11/11/2029
	12/1/2017					714(5)	45,946
	11/12/2018					5,695(5)	366,473
	11/12/2018					9,318(5)	599,613
	12/1/2017					3,639(7)	234,170
	12/1/2017					2,494(7)	160,489
	11/11/2019					10,808(7)(10)	695,495
	11/12/2018							17,084(8)	1,099,355
	11/12/2018							12,696(9)	816,988
	11/11/2019							12,424(8)	799,484
	11/11/2019							12,424(9)	799,484
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HOLOGIC, INC. 2021 Proxy Statement
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)
John M. Griffin	11/5/2015	22,900(4)	—	39.96	11/05/2025
	12/1/2016	20,012	6,671(4)	37.64	12/01/2026
	12/1/2018	13,450	13,452(4)	40.85	12/01/2027
	11/12/2018	6,985	20,958(4)	40.97	11/12/2028
	11/11/2019	—	28,964(4)	45.61	11/11/2029
	12/1/2017					2,856(5)	183,784
	11/12/2018					6,102(5)	392,664
	11/11/2019					8,770(5)	564,350
	12/1/2017					14,563(7)	937,129
	12/1/2017					9,981(7)	642,277
	11/11/2019					10,172(7)(10)	654,568
	11/12/2018							18,306(8)	1,177,991
	11/12/2018							13,604(9)	875,417
	11/11/2019							11,692(8)	752,380
	11/11/2019							11,692(9)	752,380
Kevin R. Thornal	11/5/2015	7,633(4)	—	39.96	11/05/2025
	12/1/2016	6,927	2,309(4)	37.64	12/01/2026
	12/1/2017	6,244	6,246(4)	40.85	12/01/2027
	11/12/2018	3,958	11,876(4)	40.97	11/12/2028
	11/11/2019	—	18,102(4)	45.61	11/11/2029
	12/1/2017					1,326(5)	85,328
	11/12/2018					3,458(5)	222,522
	11/11/2019					5,481(5)	352,702
	12/1/2017					6,760(7)	435,006
	12/1/2017					4,633(7)	298,134
	11/11/2019					6,357(7)(10)	409,073
	11/12/2018							10,372(8)	667,438
	11/12/2018							7,708(9)	496,010
	11/11/2019							7,308(8)	470,270
	11/11/2019							7,308(9)	470,270
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HOLOGIC, INC. 2021 Proxy Statement
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)
Peter J. Valenti, III	11/5/2015	19,083(4)	—	39.96	11/05/2025
	12/1/2016	20,012	6,671(4)	37.64	12/01/2026
	12/1/2017	9,607	9,608(4)	40.85	12/01/2027
	11/12/2018	6,520	19,560(4)	40.97	11/12/2028
	11/11/2019	—	30,774(4)	45.61	11/11/2029
	12/1/2017					2,040(5)	131,274
	11/12/2018					5,695(5)	366,473
	11/11/2019					9,318(5)	599,613
	12/1/2017					10,402(7)	669,369
	12/1/2017					7,128(7)	458,687
	11/11/2019					10,808(7)(10)	695,495
	11/12/2018							17,084(8)	1,099,355
	11/12/2018							12,696(9)	816,988
	11/11/2019							12,424(8)	799,484
	11/11/2019							12,424(9)	799,484
(1)
Based upon the closing price of $64.35, which was the closing market price on Nasdaq of our common stock on September 26, 2020, the last trading day of our common stock in fiscal 2020. The market value of PSUs or RSUs that have not vested was determined by multiplying the closing market price by the number of PSUs or RSUs, respectively.

(2)
The number and value of the ROIC, TSR and FCF PSUs is based on achieving maximum performance, which is 200% of target, as all such outstanding PSUs were trending, as of the end of fiscal 2020, at or above target performance.

(3)	These non-qualified stock options vest in five equal annual installments beginning on the first anniversary of the date of grant, subject to continued service on each applicable vesting date.
(4)	These non-qualified stock options vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to continued service on each applicable vesting date.
(5)	These RSUs vest in three equal installments beginning of the first anniversary of the date of grant, subject to continued service on each applicable vesting date.
(6)	These matching RSUs, which were granted pursuant to Mr. MacMillan’s Employment Agreement, vest in one installment three years from the date of grant, subject to continued service on the vesting date.
(7)
The performance period for these ROIC PSUs, TSR PSUs and FCF PSUs ended at fiscal year end, with ROIC at 170% of target, TSR at 141% of target and FCF at 174% of target. The ROIC and TSR PSUs remained subject to continued service through December 1, 2020, at which time they vested. The FCF PSUs remain subject to continued service through November 11, 2022, at which time they will vest.

(8)
These ROIC PSUs vest in one installment on the third anniversary of the grant date if the Company achieves a minimum three-year average ROIC threshold at the end of the three-year performance period, subject to continued service on the vesting date.

(9)
These TSR PSUs vest in one installment on the third anniversary of the grant date if the Company achieves the minimum total shareholder return target relative to a defined peer group at the end of the three-year performance period, subject to continued service on the vesting date.

(10)
These FCF PSUs vest in one installment on the third anniversary of the grant date if the Company achieves the minimum adjusted free cash flow target at the end of the one-year performance period, subject to continued service on the vesting date.

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HOLOGIC, INC. 2021 Proxy Statement
Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Stephen P. MacMillan	647,988	18,062,182	94,123(3)	4,756,358
Karleen M. Oberton	36,809	1,237,075	5,912(4)	289,027
John M. Griffin	24,530	490,464	14,397(5)	724,342
Kevin R. Thornal	13,888	352,801	4,050	198,912
Peter J. Valenti, III	20,986	561,091	13,377	671,789
(1)
Value realized is calculated by subtracting the aggregate exercise price of the options from the aggregate market value of the shares of common stock acquired based on the closing price of our common stock on the date of exercise.

(2)
Value realized is calculated based on the number of shares vested multiplied by the closing price of our common stock on the date of vesting. This calculation does not account for shares withheld for tax purposes, but rather represents the gross value realized.

(3)
Includes 51,091 vested shares as to which settlement has been deferred to termination date or termination plus either 2, 5, 8, 10 or 15 years pursuant to the terms of the Company’s Amended and Restated Deferred Equity Plan.

(4)
Includes 4,401 vested shares as to which settlement has been deferred to termination date or termination plus either 2, 5, 8, 10 or 15 years pursuant to the terms of the Company’s Amended and Restated Deferred Equity Plan.

(5)
Consists of 5,734 vested shares as to which settlement has been deferred to termination date or termination plus either 2, 5, 8, 10 or 15 years pursuant to the terms of the Company’s Amended and Restated Deferred Equity Plan.

Non-Qualified Deferred Compensation
Name		Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Stephen P. MacMillan		—	285,000	277,776	—	7,246,623(2)
	value of deferred equity	2,633,233(3)			—	69,476,961(4)
Karleen M. Oberton		87,442	260,000	148,989	—	2,297,529(2)
	value of deferred equity	211,490(3)			—	283,214(4)
John M. Griffin		66,000	175,000	257,576	—	2,359,953(2)
	value of deferred equity	295,530(3)			—	2,823,099(4)
Kevin R. Thornal		—	135,000	7,249		421,504(2)
	value of deferred equity					—
Peter J. Valenti, III		—	335,000	33,294	—	1,172,110(2)
	value of deferred equity	—			—	1,328,441(4)
(1)
These contributions, which were made pursuant to our Non-Qualified Deferred Compensation Plan, were determined and funded in November 2019 (fiscal 2020). These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

(2)
The following amounts of the reported aggregate balance were previously reported as compensation to the NEOs and were included in the Summary Compensation Table for prior fiscal years: Mr. MacMillan: $1,500,000; Ms. Oberton: $195,000; Mr. Griffin: $730,000; Mr. Thornal: $80,000; and Mr. Valenti: $606,250.

(3)	Reflects value, as of the vesting date, of equity which vested during fiscal 2020 but settlement has been deferred pursuant to the Company’s Amended and Restated Deferred Equity Plan.
(4)	Reflects value, as of September 26, 2020, of cumulative equity which has vested but settlement has been deferred pursuant to the Company’s Amended and Restated Deferred Equity Plan.
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HOLOGIC, INC. 2021 Proxy Statement
Potential Payments upon Termination or Change of Control
The following table shows potential payments upon termination or a change of control for our NEOs. The terms and conditions of our employment, change of control and severance agreements with all of our NEOs are discussed below. Although our equity grant program provides for certain benefits upon an NEO’s retirement, none of our NEOs were eligible for such benefits assuming a resignation on September 26, 2020.
Name	Potential Payment on Change of Control ($)(1)	Potential Payment on Voluntary Termination or Termination for Cause ($)(2)	Potential Payment on Involuntary Termination (Without Cause) or Termination by Executive for Good Reason ($)(3)	Potential Payment on Death or Disability ($)(4)
Stephen P. MacMillan
Cash Severance	13,069,015	—	8,741,816	7,649,089
Share Awards(5)	74,394,410	—	—	66,008,061
Accelerated DCP(6)	273,334	—	—	273,334
Health/Welfare Benefits(7)	35,132	—	—	35,132
Total	87,771,891	—	8,741,816	73,965,616
Karleen M. Oberton
Cash Severance	3,513,250	—	979,167	1,850,000
Share Awards(5)	4,583,447	—	—	3,358,995
Accelerated DCP(6)	220,000	—	—	220,000
Health/Welfare Benefits(7)	1,042	—	1,042	3,125
Total	8,317,739	—	980,209	5,432,120
John M. Griffin
Cash Severance	3,558,100	—	1,011,667	1,865,000
Share Awards(5)	5,829,979	—	—	4,584,356
Accelerated DCP(6)	166,667	—	—	166,667
Health/Welfare Benefits(7)	17,542	—	17,542	52,625
Total	9,572,288	—	1,029,209	6,668,648
Kevin R. Thornal
Cash Severance	3,363,750	—	880,667	1,800,000
Share Awards(5)	3,240,402	—	—	2,494,135
Accelerated DCP(6)	116,667	—	—	116,667
Health/Welfare Benefits(7)	18,885	—	18,885	56,655
Total	6,739,704	—	899,552	4,467,457
Peter J. Valenti, III (8)
Cash Severance	1,350,000	—	675,000	—
Share Awards(5)	5,411,858	—	—	4,159,285
Accelerated DCP(6)	270,000	—	—	270,000
Health/Welfare Benefits(7)	17,542	—	—	—
Total	7,049,400	—	675,000	4,429,285
(1)
Benefits and payments calculated assuming the executive’s employment was terminated by us without cause or by the executive for good reason on September 26, 2020 following a change of control and payable as a lump sum.

(2)	Benefits and payments calculated assuming the executive’s employment was terminated voluntarily or by us for cause on September 26, 2020 and payable as a lump sum.
(3)	Benefits and payments calculated assuming the executive’s employment was terminated by us without cause or by the executive for good reason on September 26, 2020 and payable as a lump sum.
(4)
Benefits and payments calculated assuming the executive’s employment was terminated as a result of executive’s death or disability on September 26, 2020 and payable in a lump sum. For purposes of the cash severance and health and welfare benefits, the payments and benefits also assume that a change of control occurred on September 26, 2020, and such amounts would not be payable upon a termination as a result of death or disability prior to, or more than three years following, a change of control.

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HOLOGIC, INC. 2021 Proxy Statement
(5)	Assumes a change of control price of $64.35, which was the closing market price on Nasdaq of our common stock on September 25, 2020, the last trading day for our common stock in fiscal 2020.
(6)
Under the terms of our DCP, employer contributions to the DCP are fully vested in the event of (i) the executive’s death, disability or a change of control or (i) the executive’s retirement after the attainment of certain age and/or service milestones.

(7)	Includes medical and dental benefits assuming the rates and coverage elections in effect as of the end of fiscal 2020 remain in effect throughout the applicable period.
(8)
Mr. Valenti retired on December 31, 2020 and received certain benefits and payments pursuant to the terms of his Retirement and Separation Agreement, as described below under “Retirement Agreement with Mr. Valenti.”

Change of Control and Severance Agreements
The Company has entered into change of control agreements and/or severance agreements with certain of its senior executive officers, including our NEOs.
Mr. MacMillan
As described in the CD&A, the Company has entered into an employment agreement with Mr. MacMillan. The Employment Agreement provides for the payment of severance in certain circumstances. Specifically, if, during the term of the Employment Agreement, Mr. MacMillan’s employment is terminated by the Company without cause or if Mr. MacMillan terminates his employment for good reason (as such terms are defined in the Employment Agreement), then he will be entitled to: (i) a payment equal to his accrued compensation through the termination date, which includes pro-rated base salary, reimbursement for business expenses, vacation pay, his annual bonus for the fiscal year prior to the year in which the termination occurs if not paid prior to his termination date, and any vested and/or earned amounts or benefits under the Company’s employee benefit plans, programs, policies or practices; (ii) continued payment of a cash severance amount in equal payments over a two-year severance period in a total amount equal to two times the sum of his annual base salary plus his annual cash bonus for the prior fiscal year; and (iii) payment of a cash severance in the amount of Mr. MacMillan’s annual cash bonus for the fiscal year in which such termination occurs, pro-rated for the then current fiscal year and payable no later than the thirtieth of November following the end of the applicable fiscal year in which the award was earned. If, following a Notice of Non-Renewal by either Mr. MacMillan or the Company and at or after the expiration of the term, Mr. MacMillan’s employment is terminated by the Company without cause or if Mr. MacMillan terminates his employment for good reason, then he will be entitled to the compensation described above, except that the severance period and amount shall be for one year rather than two. In each case, receipt of any severance payments or benefits is conditioned upon Mr. MacMillan’s release of all claims against the Company and its officers and directors.
The Company also entered into a Change of Control Agreement with Mr. MacMillan upon his joining the Company in December 2013. In the event that Mr. MacMillan receives benefits as the result of a change of control, such benefits will be in lieu of any of the severance benefits provided for in his Employment Agreement.
Change of Control. Mr. MacMillan’s Change of Control Agreement provides that in the event of a change of control during the term of the agreement, if, in anticipation of or within the three-year period following the change of control (the Employment Period), his employment is terminated for reasons other than death, disability or cause, or he resigns for good reason, he is entitled to certain benefits (a double-trigger arrangement). In such circumstances, he shall have the right to receive (i) a lump sum cash payment equal to his accrued and unpaid compensation through the date of his termination; (ii) a pro-rata highest annual bonus (as defined below) based on the number of days elapsed during the fiscal year through the date of termination; (iii) a lump sum cash payment equal to the product of 2.99 times the sum of his annual base salary for the fiscal year preceding the date of termination and highest annual bonus; and (iv) immediate and full vesting of all stock options, RSUs, PSUs and other equity awards, with any options (or other similar awards) remaining exercisable for the shorter of the remaining term of the award or a period of one year following the executive’s termination.
The term “highest annual bonus” is defined as the greater of (i) the average of annual bonuses paid to the executive over the three fiscal years preceding the fiscal year in which the change of control occurs; (ii) the annual bonus paid to the executive in the fiscal year preceding the fiscal year in which the change of control occurs; or (iii) the target bonus award opportunity associated with the Company achieving its 100% target payout level as determined in accordance with the Company’s bonus plan for the fiscal year preceding the fiscal year in which the change of control occurs. Mr. MacMillan will continue to receive health and dental benefits for the remaining term of the Employment Period. Mr. MacMillan’s Change of Control Agreement does not provide for any change of control benefits, including the acceleration of equity awards, if he remains employed by the Company, is terminated by the Company for cause or voluntarily terminates his employment (other than a resignation for good reason).
If Mr. MacMillan dies or his employment is terminated by reason of disability during the Employment Period, then he, or his heirs or estate, is entitled to receive (i) a lump sum cash payment equal to all accrued and unpaid compensation through the
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HOLOGIC, INC. 2021 Proxy Statement
date of termination (or death) plus a pro-rata highest annual bonus based on the number of days elapsed during the fiscal year through the date of termination (or death); (ii) continuation of certain welfare benefits for the remaining term of the Employment Period; and (iii) a lump sum cash payment equal to the sum of his annual base salary and the highest annual bonus.
In the event any payments and benefits provided under the Change of Control Agreement is subject to excise taxes under Section 280G of the Internal Revenue Code of 1986, as amended (the Code), then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.
Ms. Oberton and Messrs. Griffin and Thornal
The Company has entered into a Severance and Change of Control Agreement with each of Ms. Oberton and Messrs. Griffin and Thornal.
Severance. Each agreement provides that if the executive is terminated by the Company without cause or resigns for good reason, then the executive is entitled to receive certain benefits, including (i) a lump sum cash payment equal to the executive’s accrued and unpaid compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay; (ii) a pro-rated bonus for the year in which the executive was terminated; (iii) for one-year from the date of termination, continuation of the executive’s previous year’s salary and payment of an amount equal to the executive’s average annual bonus divided by the number of payroll periods during such one-year severance period; and (iv) a one-year continuation of the executive’s medical and dental benefits. The severance pay and benefits provided under the Severance and Change of Control Agreements are in lieu of any other severance or termination pay to which the executive may be entitled under any other severance or termination plans, programs or arrangements. In the event that the executive receives benefits as the result of a change of control, then the executive will receive such change of control benefits in lieu of any of the severance benefits.
Change of Control. Terms relating to benefits payable in connection with termination shortly before or within three years of a change of control are identical to those described above for Mr. MacMillan except that Ms. Oberton and Messrs. Griffin and Thornal shall continue to receive health and dental benefits for a period of one year following the executive’s termination. Terms relating to benefits payable in connection with executive’s death or disability shortly before or within three years of a change of control are identical to those described above for Mr. MacMillian.
In the event any payments and benefits provided under the Severance and Change of Control Agreements are subject to excise taxes under Section 280G of the Code, then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.
Mr. Valenti
Prior to his retirement, the Company had entered into a Severance Agreement as well as a Change of Control Agreement with Mr. Valenti.
Severance. The Severance Agreement provides that if the executive is terminated by the Company without cause or resigns for good reason, then he is entitled to receive certain benefits, including (i) a lump sum cash payment equal to his accrued compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay; (ii) a pro-rated bonus for the year in which he was terminated (based on the average of the bonuses paid for the prior three fiscal years); and (iii) a 15-month continuation of his annual base salary. In the event any payments and benefits provided under the Severance Agreement are subject to excise taxes under Section 280G of the Code, then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.
The severance pay and benefits provided under the Severance Agreement are in lieu of any other severance or termination pay to which the executive may be entitled under any of our other severance or termination plans, programs or arrangements. In the event that the executive receives benefits as the result of a change of control, then the executive will receive such change of control benefits in lieu of any of the severance benefits.
Change of Control. The Change of Control Agreement provides that in the event of a change of control and during the two-year period following the consummation of such change of control, if the executive’s employment is terminated for reasons other than death, disability or cause, or if he resigns for good reason (a double-trigger arrangement), then he shall be entitled to receive (i) a lump sum cash payment equal to his accrued compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay; (ii) a prorated average annual bonus for the year in which he was terminated; (iii) a lump sum payment equal to the sum of his annual base salary and average annual bonus; (iv) immediate and full vesting of all stock options, RSUs, PSUs and other equity awards; and (v) continued health and dental benefits for a period of one year following termination.
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HOLOGIC, INC. 2021 Proxy Statement
Equity Agreements
The Company’s equity compensation program, including each NEO’s awards, provides for additional benefits upon certain terminations of employment, in addition to those equity award benefits provided under the Change of Control and Severance Agreements described above.
Retirement. Upon an NEO’s retirement, the equity award agreements provide for the continued vesting of RSUs and stock options and pro-rata vesting of PSUs, if the individual is either 65 years of age or older, or at least 55 years of age with 10 years of continuous service with the Company. While RSUs and stock options continue to vest on their original vesting schedule following retirement, PSUs vest on their original vesting date on a pro-rata basis (based on number of days employed during the applicable performance period) based on actual performance during the performance period (assuming threshold performance is achieved). If threshold performance is not achieved during the applicable performance period, no PSUs will vest. Beginning with the PSUs granted in fiscal 2021, upon an executive’s retirement, PSUs vest on their original vesting date without application of any pro-ration.
Death or Disability. Upon an NEO’s termination as a result of his or her death or permanent disability, the equity award agreements provide for full acceleration of all stock options and RSUs and acceleration of a pro-rata amount of the target PSUs.
The amount of the estimated payments and benefits payable to NEOs, assuming a change of control of the Company or termination of employment as of the last day of fiscal 2020, is shown in the table on page 73 under the heading “Potential Payments upon Termination or Change of Control.”
Retirement Agreement with Mr. Valenti
In connection with his retirement, the Company and Mr. Valenti entered into a Retirement and Separation Agreement on August 25, 2020. Under the terms of the Retirement and Separation Agreement, until December 31, 2020 (the Retirement Date), Mr. Valenti (i) continued to receive his base salary; and (ii) was entitled to continue to participate in any and all retirement, medical, dental, life insurance and other employee benefit plans in which he participated as of the date of the Retirement and Separation Agreement.
Following the Retirement Date and upon Mr. Valenti’s execution and non-revocation of a general release of all claims in favor of the Company, Mr. Valenti received the following benefits, which correspond to the severance benefits he otherwise would have been entitled to receive under his existing Severance Agreement described above:
•	Continued payment of his base salary for 15 months following the Retirement Date ($675,000);
•	Payment equal to the average of his annual bonus paid for the prior three fiscal years, pro-rated for the time worked in fiscal 2021 through the Retirement Date, payable in a lump sum ($144,452); and
•	Cash payment in lieu of health benefit continuation for 12 months following the Retirement Date, payable in a lump sum ($27,107.64).
Pursuant to the Retirement and Separation Agreement, Mr. Valenti’s outstanding equity awards will remain outstanding and continue to vest and be exercisable subject to and in accordance with their respective terms as if Mr. Valenti were “retirement eligible” under the existing terms of the applicable award agreements, except that the performance share units, to the extent earned, will not be subject to pro-ration. In addition, Mr. Valenti’s outstanding unvested balance under our DCP vested in full on the Retirement Date. The Retirement and Separation Agreement provides that Mr. Valenti’s existing non-competition agreement will remain in full force and effect in accordance with its existing terms.
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HOLOGIC, INC. 2021 Proxy Statement
Pay Ratio
Our philosophy is to pay our employees competitively compared to similar positions in the applicable labor market. We follow that approach worldwide, whether for an executive position or an hourly job at a local facility. We take into account location, job level, time with us and time in current role, experience and skill set, and adjust compensation annually to match the applicable market. By doing so, we believe we maintain a high-quality, stable workforce.
Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO.
For 2020, our last completed fiscal year:
•	the annual total compensation of the employee identified at median of our Company (other than our CEO), was $84,375;
•	the annual total compensation of our CEO was $14,125,674.
Based on this information, for 2020, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (other than our CEO) was estimated to be approximately 167 to 1.
The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
For fiscal 2020 and as permitted under Item 402(u) of Regulation S-K, we utilized the same “median employee” established based on the annual base salary as of August 1, 2018 and fiscal 2018 bonuses/commissions for all employees employed on August 1, 2018, which included all employees on our payroll and did not exclude any countries. During fiscal 2020, we do not believe that any changes to our employee population or employee compensation would result in a significant change to our pay ratio. We calculated the compensation of the median employee for fiscal 2020 in accordance with the requirements of Item 402(c)(2) of Regulation S-K.
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HOLOGIC, INC. 2021 Proxy Statement
Proposal No. 3 -
Ratification of
Independent Registered
Public Accounting Firm
The Audit and Finance Committee has appointed Ernst & Young LLP (Ernst & Young), an independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending September 25, 2021, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit and Finance Committee, require the Audit and Finance Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Ernst & Young for ratification by stockholders as a matter of good corporate practice.
Ernst & Young has continuously served as our independent registered public accounting firm since June 24, 2002. A representative of Ernst & Young will be available during the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.
Vote Required
The affirmative vote of a majority of shares present, in person or represented by proxy, and voting on this proposal at the Annual Meeting is required to ratify the appointment of Ernst & Young. Abstentions and broker “non-votes” will not have any effect on the proposal to ratify the appointment of Ernst & Young. If the stockholders do not ratify the selection of Ernst & Young, the Audit and Finance Committee will review the Company’s relationship with Ernst & Young and take such action as it deems appropriate, which may include continuing to retain Ernst & Young as the Company’s independent registered public accounting firm.
Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young. Management proxy holders will vote all duly submitted proxies FOR ratification unless instructed otherwise.

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HOLOGIC, INC. 2021 Proxy Statement
Independent Registered Public Accounting Firm Fees
The following is a summary of the fees billed to us by Ernst & Young for professional services rendered for the fiscal years ended September 26, 2020 and September 28, 2019:
Fee Category	Fiscal 2020 Fees ($)	Fiscal 2019 Fees ($)
Audit Fees	5,687,000	6,448,000
Audit-Related Fees	901,000	2,354,000
Tax Fees	1,499,000	2,693,000
All Other Fees	8,000	7,200
TOTAL FEES	8,095,000	11,502,200
Audit Fees. Consists of aggregate fees billed for professional services rendered in connection with the audit of our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, reviews of the interim consolidated financial statements included in our quarterly reports, international statutory audits and regulatory filings, consents and other services related to SEC filings, and accounting consultations that relate to the audited financial statements and are necessary to comply with GAAP.
Audit-Related Fees. Consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” The fiscal 2020 audit-related fees primarily included amounts for due diligence services and to a lesser extent fees for auditing carve-out financial statements. The fiscal 2019 audit-related fees primarily included amounts for auditing carve-out financial statements for the former Medical Aesthetics segment, and to a much lesser extent, due diligence services.
Tax Fees. Consists of aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. In fiscal 2020 and 2019, these services included assistance regarding federal, state and international tax compliance, assistance with transfer pricing analyses and general consultations.
All Other Fees. Represents the license of technical accounting research software.
During fiscal 2020 and fiscal 2019, there were no other fees for any services not included in the above categories. The Audit and Finance Committee considers whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm and has determined such services for fiscal 2020 and 2019 were compatible.
Audit and Finance Committee Policy on Pre-Approval of Services
The Audit and Finance Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit and Finance Committee has delegated authority to the Chair of the Audit and Finance Committee to pre-approve services up to a designated amount. A summary of any new services pre-approved by the Chair is reported to the full Audit and Finance Committee in connection with its next scheduled meeting.
The Audit and Finance Committee meets with representatives of Ernst & Young periodically, but no less than quarterly throughout the year. The Audit and Finance Committee reviews audit, non-audit and tax services rendered by and the performance of Ernst & Young, as well as fees charged by Ernst & Young for such services. In engaging Ernst & Young for the services described above, the Audit and Finance Committee considered whether the provision of such services is compatible with maintaining Ernst & Young’s independence.
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HOLOGIC, INC. 2021 Proxy Statement
Audit and Finance Committee Report
Pursuant to authority delegated by the Board of Directors of Hologic, Inc., the Audit and Finance Committee is responsible for assisting the Board in its oversight of the integrity of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, and the Company’s internal financial and accounting controls.
Management is responsible for the Company’s financial reporting process, including the responsibility to maintain and evaluate the effectiveness of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States (GAAP). The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit and Finance Committee’s responsibility is to oversee and review these processes. The Audit and Finance Committee is not, however, engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or GAAP or as to the independence of the independent registered public accounting firm. The Audit and Finance Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. The Audit and Finance Committee’s responsibilities are described in a written charter. A copy of the Audit and Finance Committee’s current charter is publicly available on our website at investors.hologic.com.
The Audit and Finance Committee has three members, all of whom are independent directors as defined by Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Audit and Finance Committee met nine (9) times during fiscal 2020. The meetings were designed, among other things, to facilitate and encourage communication among the Audit and Finance Committee, management, the internal audit function and the Company’s independent registered public accounting firm, Ernst & Young LLP (Ernst & Young). The Audit and Finance Committee discussed with Ernst & Young the overall scope and plans for its audits and the Committee regularly met with Ernst & Young without the presence of management. Ernst & Young has unrestricted access to the Audit and Finance Committee.
The Audit and Finance Committee reviewed and discussed with management and Ernst & Young the Company’s audited financial statements for the fiscal year ended September 26, 2020, the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s audit of internal control over financial reporting. The Audit and Finance Committee also discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission.
The Audit and Finance Committee also received and reviewed the written disclosure and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit and Finance Committee concerning independence, including relevant considerations of non-audit services and fees, and the Audit and Finance Committee discussed with Ernst & Young its independence from the Company.
Based on the review and discussions described above, and subject to the limitations on the Audit and Finance Committee’s role and responsibilities referred to above and in its charter, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2020. The Audit and Finance Committee has also approved the selection of Ernst & Young as our independent registered public accounting firm for the fiscal year ending September 25, 2021.
Respectfully Submitted by the
Audit and Finance Committee
Charles J. Dockendorff, Chair
Christiana Stamoulis
Amy M. Wendell
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HOLOGIC, INC. 2021 Proxy Statement
Stock Ownership
Securities Ownership by Directors and Executive Officers
The following table sets forth certain information regarding beneficial ownership of our common stock as January 12, 2021 by each of our directors or nominees for director, each of our NEOs and all of our directors, nominees for director and executive officers as a group.
	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2) (%)
Non-Employee Directors
Sally W. Crawford(3)	174,610	*
Charles J. Dockendorff(3)	46,704(4)	*
Scott T. Garrett(3)	102,551	*
Ludwig N. Hantson(3)	18,652	*
Namal Nawana(3)	36,222	*
Christiana Stamoulis(3)	84,045	*
Amy M. Wendell(3)	44,362	*
Named Executive Officers
Stephen P. MacMillan(3)	2,269,529	*
Karleen M. Oberton(3)	68,009	*
John M. Griffin(3)	129,829	*
Kevin R. Thornal(3)	44,521	*
Peter J. Valenti, III(3)	98,726	*
All directors, nominees for director and executive officers as a group (14)(5)	3,201,278	1.2
*	Less than one percent of the outstanding shares of our common stock.
(1)	The persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them.
(2)
Applicable percentage ownership as of January 12, 2021 is based upon 257,661,792 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to shares. Shares of our common stock subject to options currently exercisable or exercisable within 60 days after January 12, 2021 and RSUs that vest within 60 days after January 12, 2021 are deemed outstanding for computing the percentage ownership of the person holding such options and RSUs but are not deemed outstanding for computing the percentage ownership of any other person.

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HOLOGIC, INC. 2021 Proxy Statement
(3)
Includes the following options currently exercisable or exercisable within 60 days after January 12, 2021 (column a); and RSUs/PSUs vesting within 60 days after January 12, 2021 (column b). Does not include the following PSUs/RSUs which have vested or will vest within 60 days after January 12, 2021, but as to which settlement has been deferred (column c):

	(a) Options	(b) RSUs/PSUs	(c) Deferred Equity
Sally W. Crawford	47,763	2,217	—
Charles J. Dockendorff	26,792	2,217	2,217
Scott T. Garrett	44,653	2,217	4,633
Ludwig N. Hantson	15,857	2,217	2,217
Namal Nawana	22,509	2,217	—
Christiana Stamoulis	44,653	2,217	—
Amy M. Wendell	29,712	2,217	—
Stephen P. MacMillan	1,299,417	—	1,079,673
Karleen M. Oberton	40,321	—	13,381
John M. Griffin	68,071	—	46,727
Kevin R. Thornal	21,808	—	—
Peter J. Valenti, III	35,144	20,644	—
(4)	Includes 19,912 shares of common stock held in a Grantor Retained Annuity Trust.
(5)
Includes, for three executive officers not specifically named in the table, an aggregate of 104,145 common shares issuable upon the exercise of options presently exercisable or exercisable within 60 days after January 12, 2021.

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HOLOGIC, INC. 2021 Proxy Statement
Security Ownership by Certain Beneficial Owners
The following table sets forth certain information regarding beneficial ownership of our common stock as January 12, 2021 by each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, based on public filings with the SEC.
Name of and Address Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2) (%)
Greater than 5% Beneficial Owners
T. Rowe Price Associates, Inc.(3) 100 E. Pratt St. Baltimore, MD 21202	44,152,761	17.1
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	30,140,408	11.7
FMR LLC(5) 245 Summer Street, Boston, MA 02210	25,750,344	10.0
BlackRock, Inc.(6) 55 East 52nd Street New York, NY 10055	21,995,732	8.5
(1)	The persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.
(2)
Applicable percentage ownership as of January 12, 2021 is based upon 257,661,792 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to shares.

(3)
Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. on February 14, 2020. The Schedule 13G/A indicates that, as of December 31, 2019, T. Rowe Price Associates, Inc. had sole voting power over 16,419,942 shares and sole dispositive power over 44,093,705 shares.

(4)
Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by The Vanguard Group on February 12, 2020. The Schedule 13G/A indicates that, as of December 31, 2019, The Vanguard Group had, sole voting power over 425,664 shares, shared voting power over 81,863 shares, sole dispositive power over 29,670,401 shares and shared dispositive power over 470,007 shares.

(5)
Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by FMR LLC on December 10, 2020. The Schedule G/A indicates that, as of December 9, 2020, FMR LLC had sole voting power over 2,106,568 shares and sole dispositive power over 25,750,344 shares.

(6)
Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 5, 2020. The Schedule 13G/A indicates that, as of December 31, 2019, BlackRock, Inc. had sole voting power over 19,074,909 shares and sole dispositive power over 21,995,732 shares.

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HOLOGIC, INC. 2021 Proxy Statement
General Information
about the Meeting and Voting
WHY AM I RECEIVING THESE MATERIALS?
The Company is making this proxy statement and other Annual Meeting materials available to you on the internet or, upon your request, sending printed versions of these materials to you by mail, because the Board of Directors of the Company is soliciting your proxy to vote at our Annual Meeting of Stockholders to be held on March 11, 2021 at 8:00 a.m., Eastern Time, at our offices, 250 Campus Drive, Marlborough, Massachusetts 01752, and at any adjournment(s) or postponement(s) thereof. The mailing address of the principal executive office of the Company is 250 Campus Drive, Marlborough, MA 01752. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.
We are monitoring COVID-19 developments and other circumstances, as well as guidance issued by relevant health organizations. Should we determine that alternative arrangements may be advisable or required, such as changing the date, time, location or format of the meeting, we will announce our decision by press release and post additional information on our website.
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
At the Annual Meeting, stockholders will vote upon matters that are summarized in the formal meeting notice. The proxy statement contains important information for you to consider when deciding how to vote on the matters before the meeting. Please read it carefully.
WHO CAN VOTE?
Our Board of Directors has fixed the close of business on January 12, 2021 as the record date (the Record Date). Accordingly, only holders of record of our common stock, $0.01 par value per share, as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. As of the Record Date, an aggregate of 257,661,792 shares of our common stock were issued and outstanding, held by 922 holders of record. The holders of our common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.
WHAT ITEMS AM I VOTING ON?
Stockholders will vote on the following items at the Annual Meeting:
1.	The proposed election of the eight (8) nominees identified in this proxy statement to serve as directors for the ensuing year (Proposal No. 1);
2.	A non-binding advisory resolution to approve our executive compensation (Proposal No. 2);
3.	Proposed ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2021 (Proposal No. 3); and
4.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.
WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS?
Our Board of Directors recommends that you vote your shares:
“FOR”	“FOR”	“FOR”
each of the nominees for director (Proposal No. 1);	the approval of the non-binding advisory resolution approving the Company’s executive compensation (Proposal No. 2);	the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal 2021 (Proposal No. 3).
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HOLOGIC, INC. 2021 Proxy Statement
HOW DO I VOTE MY SHARES?
You may vote in person or by proxy. Your execution of a proxy will not in any way affect your right to attend the Annual Meeting and vote in person. If you are a stockholder of record (that is, if you hold shares that are directly registered in your own name), there are four ways to vote:
VIA THE INTERNET	BY TELEPHONE	BY MAIL	IN PERSON
You may vote by proxy via the internet by following the instructions provided in the Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials (the Notice).	If you requested printed copies of proxy materials by mail, you may vote by proxy via telephone by calling the toll-free number found on the proxy card.
If you requested printed copies of proxy materials by mail, you may vote by proxy via mail by filling out the proxy card (you must be sure to complete, sign and date the proxy card) and returning it in the envelope provided.

You may vote in person at the Annual Meeting. We will provide you with a ballot when you arrive. Stockholders who plan to attend the meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

If your shares are held in the name of a bank, broker or other holder of record, which is known as being held in “street name,” you will receive separate voting instructions with your proxy materials. If you hold your shares in street name, your ability to vote by internet or by telephone depends on the voting process of the bank, broker or other holder of record that holds your shares.
Although most banks, brokers and other holders of record also offer internet and telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their directions carefully. If you want to vote shares that you hold in street name at the Annual Meeting, you must request a legal proxy from the bank, broker, or other holder of record that holds your shares and present that proxy, along with valid photo identification and sufficient proof of share ownership as of the record date, at the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.
CAN I CHANGE MY VOTE AFTER I HAVE VOTED?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by: (1) filing with our Corporate Secretary a written notice of revocation, (2) executing a later dated proxy relating to the same shares and delivering it to our Corporate Secretary, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).
If your shares are held in street name, you should contact your bank, broker or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Annual Meeting, you may change your vote by attending the Annual Meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent to the attention of our Corporate Secretary, Hologic, Inc., 250 Campus Drive, Marlborough, MA 01752, at or before the final vote at the Annual Meeting.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting must be present in person or by proxy to hold the Annual Meeting and conduct business. This is called a quorum. Votes withheld, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Shares voted in the manner described above will be counted as present at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.
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HOLOGIC, INC. 2021 Proxy Statement
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL AND HOW ARE VOTES COUNTED?
A nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election. Abstentions and broker non-votes will not have any effect on this proposal.
In accordance with our Bylaws, if any nominee for director in an uncontested election fails to receive a majority of the votes cast “for” the nominee’s election, the nominee must promptly tender his or her resignation to our Board of Directors. This is an uncontested election of directors because the number of nominees for director does not exceed the number of directors to be elected. Within 90 days after the certification of the election results, the remaining members of our Board of Directors shall, through a process managed by the Nominating and Corporate Governance Committee, and excluding the director nominee in question, determine whether to accept such resignation and publicly disclose the results of such determination.
Approval of Proposals No. 2 and No. 3 requires the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on each such matter at the Annual Meeting.
Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum but are disregarded for purposes of determining whether any of the proposals have been approved.
Banks, brokers, or other holders of record may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other holder of record has not received voting instructions from a customer and cannot vote the customer’s shares because the matter is not considered routine.
One of the proposals before the Annual Meeting this year is deemed a “routine” matter, namely the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal 2021 (Proposal No. 3). This means that if your shares are held in street name your bank, broker, or other nominee can vote your shares on that proposal if you do not provide timely instructions for voting your shares. The election of directors (Proposal No. 1) and the non-binding advisory vote to approve executive compensation (Proposal No. 2) are not considered “routine” matters. As a result, if you do not instruct your bank, broker or nominee how to vote with respect to those matters, your bank, broker or nominee may not vote on those proposals and a broker “non-vote” will occur.
ARE THERE OTHER MATTERS TO BE VOTED ON AT THE ANNUAL MEETING?
We do not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes us to vote, or otherwise act in accordance with the best judgment and discretion of the persons named as proxies below.
HOW ARE PROXIES VOTED?
The persons named as the proxies, Stephen P. MacMillan, Karleen M. Oberton and John M. Griffin, were selected by our Board of Directors. Mr. MacMillan is a director and officer of Hologic, and Ms. Oberton and Mr. Griffin are officers of Hologic. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. When giving your proxy, you may withhold authority to vote for any individual nominee for director.

Your proxy will be voted in accordance with your instructions. If you submit your proxy card without specifying your voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors listed above for all matters presented in this proxy statement.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.
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HOLOGIC, INC. 2021 Proxy Statement
WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. On or about January 21, 2021, we will mail to our stockholders of record as of January 12, 2021 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials (the Notice) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. All stockholders will have the ability to access our proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access our proxy materials on the internet or to request printed versions are provided in the Notice. The Notice also instructs you on how to access your proxy card to vote through the internet or by telephone. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise.
HOW CAN I RECEIVE PROXY MATERIALS ELECTRONICALLY?
The Notice will provide you with instructions regarding the method of delivery for future proxy materials. Choosing to access our proxy materials via the Internet or to receive future proxy materials by email will reduce the impact of our Annual Meetings on the environment as well as decrease the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
If you hold your stock through a bank, broker or other holder of record and you would like to receive future proxy materials electronically, please refer to the information provided by that entity for instructions on how to elect this option.
HOW DO I RECEIVE A PAPER COPY OF THE MATERIALS?
If you prefer to receive paper copies of the proxy materials, you can still do so. You may request a paper copy by following the instructions provided in the Notice. The Notice also provides you with instructions on how to request paper copies of the proxy materials on an ongoing basis. There is no charge to receive the materials by mail. You may request printed copies of the materials until one year after the date of the Annual Meeting. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.
WHAT IS “HOUSEHOLDING”?
If you are a registered stockholder residing at an address with other registered stockholders and wish to receive a separate copy of the proxy statement or annual report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our mailing agent, Broadridge, either by calling toll-free at 1-866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you own shares through a bank, broker or other nominee, you should contact the nominee directly concerning Householding.
WHO IS PAYING FOR THE COST OF THIS PROXY SOLICITATION?
All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our directors, officers, employees and other agents, without additional remuneration, may solicit proxies in person or by telephone or email. We may elect to engage outside professionals to assist us in the distribution and solicitation of proxies at a fee to be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation may also be made of some stockholders in person or by mail, telephone or email following the original solicitation.
Additionally, we have retained Okapi Partners LLC to assist us in the solicitation and distribution of proxies for the Annual Meeting. The estimated cost of such services is $10,000, plus out-of-pocket expenses. Stockholders with questions or that need assistance in voting their shares may contact Okapi toll-free at (877) 259-6290.
Trademark Notice
Hologic, The Science of Sure, Women’s Health Symbol or Logo, Genius, Genius 3D, 3D MAMMOGRAPHY, ThinPrep, NovaSure, MyoSure, Affirm, Aptima, Panther, Panther Fusion, SmartCurve, Intelligent 2D, Hologic Clarity HD, Acessa Health, Faxitron, Fluent, Focal Therapeutics, SuperSonic Imagine, Brevera, and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners.
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HOLOGIC, INC. 2021 Proxy Statement
Stockholder Proposals
for the 2022 Annual Meeting
Any stockholder who intends to present a proposal at Hologic’s Annual Meeting of Stockholders to be held in 2022, and who wishes to have a proposal included in Hologic’s proxy statement for that meeting, must deliver the proposal to the Corporate Secretary. All proposals must be received by the Corporate Secretary no later than September 23, 2021 and must satisfy the rules and regulations of the SEC as well as the applicable provisions of our Bylaws to be eligible for inclusion in the proxy statement for that meeting.
A stockholder or group of up to 20 stockholders who have continuously owned at least 3% of Hologic’s common stock for at least three years have the ability to submit director nominees (up to the greater of two or 20% of the Board) for inclusion in the related proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified between August 24, 2021 and September 23, 2021 and must include the information required for any Notice of Proxy Access Nomination (as defined in the Bylaws).
To be eligible for consideration at the 2022 Annual Meeting of Stockholders, any proposal that is a proper subject for consideration which has not been submitted by the deadline for inclusion in the proxy statement (as set forth above) and any nomination for director that is made outside of the proxy access procedures (as described above) must comply with the procedures specified in Hologic’s Bylaws. These procedures require, among other things, that any such proposal or nomination be received by the Corporate Secretary between November 11, 2021 and December 11, 2021. This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting.
All submissions to, or requests of, the Corporate Secretary should be made to Hologic’s principal executive offices at 250 Campus Drive, Marlborough, Massachusetts 01752.
Incorporation by Reference
To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled “Compensation Committee Report” and “Audit and Finance Committee Report” shall not be deemed to be so incorporated, unless specifically provided in any such filing.
Financial Matters and Form 10-K
WE WILL PROVIDE EACH BENEFICIAL OWNER OF OUR SECURITIES WITH A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SEC FOR OUR MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, HOLOGIC, INC., 250 CAMPUS DRIVE, MARLBOROUGH, MA 01752. ALTERNATIVELY, A BENEFICIAL OWNER MAY ACCESS THE COMPANY’S ANNUAL REPORT ON FORM 10-K ON THE COMPANY’S WEBSITE AT investors.hologic.com.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 11, 2021: The Proxy Statement, the Hologic Annual Report on Form 10-K for the fiscal year ended September 26, 2020 and the Proxy Card are available at www.proxyvote.com.

88

HOLOGIC, INC. 2021 Proxy Statement
Annex A
Non-GAAP Reconciliation
Use of Non-GAAP Financial Measures:
The Company has used non-GAAP financial measures in this proxy statement, including adjusted revenue, adjusted EPS and adjusted FCF.
Adjusted revenue for fiscal 2020 and 2019 means our consolidated revenue determined in accordance with GAAP, calculated on a constant currency basis using the foreign currency exchange rate applied in setting the Company’s fiscal 2020 budget set in the fourth quarter of fiscal 2019 and 2018, respectively. For fiscal 2020, adjusted revenue excludes incremental revenue associated with the Company’s acquisition of Alpha Imaging, LLC (Alpha) and Acessa Health, Inc. (Acessa). For fiscal 2019, adjusted revenue excludes incremental revenue associated with the Company’s acquisition of Focal Therapeutics, Inc. (Focal) and Grand X-Ray Imaging (Grand X-Ray).
Adjusted EPS means our consolidated net income (loss) per share (on a fully-diluted basis) determined in accordance with GAAP, adjusted to exclude: (i) the amortization of intangible assets and impairment of goodwill, intangible assets and equipment; (ii) additional depreciation expense from acquired fixed assets and accelerated depreciation related to consolidation and closure of facilities; (iii) additional expenses resulting from the purchase accounting adjustment to record inventory at fair value and adjustments to contingent consideration; (iv) restructuring and divestiture charges and facility closure and consolidation charges and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services) and separate divested businesses from existing operations; (v) expenses related to its divested Cynosure medical aesthetics busines incurred subsequent to the disposition date primarily related to indemnification provisions for legal and tax matters; (vi) transaction related expenses for divestitures and acquisitions; (vii) third-party expenses incurred related to implementing the European MDR/IVDR requirements and obtaining the appropriate approvals for its existing products (viii) debt extinguishment losses and related transaction costs; (ix) the unrealized (gains) losses on the mark-to-market of forward foreign currency contracts and foreign currency option contracts for which the Company has not elected hedge accounting; (x) litigation settlement charges (benefits) and non-income tax related charges (benefits); (xi) other-than-temporary impairment losses on investments and realized gains and losses resulting from the sale of investments; (xii) the one-time discrete impact of tax reform and other one-time impacts related to internal restructuring and non-operational items; (xiii) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company’s core business results; and (xiv) income taxes related to such adjustments. This calculation further excludes the results of Alpha and Acessa post-acquisition in order to level set the results for purposes of the 2020 STIP calculation. This calculation further excludes the results of Focal and Grand X-Ray post-acquisition in order to level set the results for purposes of the 2019 STIP calculation.
Adjusted FCF for fiscal 2020 means our net cash provided by operating activities determined in accordance with GAAP less purchases of property and equipment, adjusted to exclude: (i) restructuring, divestiture and facility closure and consolidation expenses and costs incurred to integrate acquisitions and separate divested businesses from existing operations; (ii) acquisition transaction expenses; (iii) contingent consideration recorded in the operating section of the cash flow statement; (iv) litigation settlements; (v) expenses related to the divested Cynosure medical aesthetics business incurred subsequent to the disposition date; and (vi) the results of Alpha and Acessa post-acquisition in order to level set the results for purposes of the 2020 FCF calculation. This calculation further adds back nine months of budgeted operating income for the divested medical aesthetics business in order to level set the results for purposes of the 2020 FCF calculation.
The non-GAAP financial measures used in this proxy statement adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Hologic’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic’s business.
Because non-GAAP financial measures exclude the effect of items that increase or decrease the company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. A reconciliation of the non-GAAP revenue and non-GAAP EPS to the most directly comparable GAAP financial measures is included in the following pages.
A-1

HOLOGIC, INC. 2021 Proxy Statement
Reconciliation of GAAP EPS to Non-GAAP Adjusted EPS
(as calculated pursuant to the terms of the Short-Term Incentive Plan)
	Year Ended
(Unaudited) (In millions, except earnings per share)	September 26, 2020 ($)	September 28, 2019 ($)
GAAP net (loss) income	1,110.5	(203.6)
Adjustments:
Amortization of acquired intangible assets(1)	292.9	370.5
Fair value write-up of acquired inventory(2)	6.7	7.1
Acquisition related adjustments(3)	2.2	6.2
Restructuring, integration/consolidation costs and MDR expenses(4)	26.6	16.7
Incremental depreciation expense(5)	—	1.1
Debt extinguishment loss(6)	—	0.8
Loss on sale of investments(7)	—	(0.9)
Unrealized (gains) losses on forward foreign currency contracts(8)	(3.8)	2.1
Debt transaction costs(9)	—	0.8
Loss from SSI(10)	—	1.5
Purchased research and development asset charges(11)	—	4.5
Impairment of intangible assets and equipment(12)	30.2	685.4
Litigation settlements(13)	0.7	4.5
Additional Cynosure related expenses(14)	5.5	—
Other non-operating charges(15)	(1.0)	—
Non-income tax settlement adjustment(16)	(2.9)	—
Discrete impact of tax reform(17)	—	5.0
Discrete tax benefit from the sale of Cynosure(18)	(313.4)	—
Tax benefit of internal reorganization(19)	—	(19.2)
Income tax effect of reconciling items(20)	(104.4)	(223.2)
Non-GAAP net income	1,049.8	659.3
Net loss attributable to non-controlling interest	(3.4)	—
Non-GAAP net income attributable to Hologic per Press Release	1,053.2	659.3
Further Adjustments for STIP:
Less: Incremental operating loss from fiscal 2019 acquisitions(21)	—	3.0
Less: Incremental operating income from fiscal 2020 acquisitions(22)	(5.0)
Less: SuperSonic Imagine operating loss	—	1.8
Tax effect of adjustments(20)	1.3	(0.9)
Non-GAAP net income – STIP	1,049.5	663.2
Non-GAAP EPS - STIP(23)	3.97	2.44
EXPLANATORY NOTES TO RECONCILIATIONS:
(1)	To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2)	To reflect the fair value step up of inventory sold during the period related to acquisitions in fiscal 2020 and fiscal 2019.
(3)
To reflect expenses with third parties related to acquisitions and divestitures prior to when such transactions are completed. These expenses primarily comprise broker fees, legal fees, and consulting and due diligence fees. Fiscal 2019 included an adjustment to the estimated contingent consideration liability related to the Faxitron acquisition, which was payable upon Faxitron meeting defined revenue growth metrics.

(4)
To reflect restructuring and divestiture charges, and certain costs associated with the Company’s integration and facility consolidation plans, which primarily include retention and transfer costs, as well as costs incurred to integrate acquisitions and dispose businesses, including consulting, legal, tax and accounting fees. To reflect the exclusion of third-party expenses incurred to obtain compliance with the European Medical Device Regulation requirement for the Company's existing products for which it already has FDA approval and/or CE mark.

(5)
To reflect non-cash fair value adjustments for additional depreciation expense related to the fair value write-up of fixed assets acquired in the Gen-Probe acquisition and accelerated depreciation expense related to facility closure and business consolidation.

(6)	To reflect debt extinguishment losses primarily from refinancing the Company’s Credit Agreement and Senior Notes.
(7)	To reflect realized gains and losses on the sale of available-for-sale marketable securities and a cost method investment.
A-2

HOLOGIC, INC. 2021 Proxy Statement
(8)	To reflect non-cash unrealized gains and losses on the mark-to market on outstanding forward foreign currency and option contracts, which do not qualify for hedge accounting.
(9)	To reflect the amount of debt issuance costs recorded directly to interest expense as a result of the fiscal 2019 refinancing of the Company’s Credit Agreement.
(10)
To reflect expenses in SuperSonic Imagine’s (SSI) net loss that Hologic would exclude from its non-GAAP net income to be consistent. Hologic acquired 46% of SSI on August 1, 2019 and accounted for this investment as an equity-method investment. As such, Hologic was required to record in its statement of operations its proportionate share of SSI’s net loss for the two months ended September 28, 2019.

(11)	To reflect the purchase of intangible assets in fiscal 2019 to be used in research and development projects that have no future alternative use.
(12)
For 2020, to reflect recording the Cynosure business to fair value based upon meeting the assets-held-for-sale criteria in the first quarter of fiscal 2020 due to executing an agreement to sell the business. For 2019, to reflect an intangible asset and equipment impairment charge aggregating $685.4 million related to the Medical Aesthetics reportable segment, which is comprised solely of the Cynosure business. The Company identified impairment indicators in both the second and fourth quarters of fiscal 2019 and determined the undiscounted cash flows of the asset group were not sufficient to recover the carrying value of the asset group. As such, the Company determined the fair value of the asset group and recorded an impairment charge for the difference between its fair value and carrying value.

(13)	To reflect the Company’s settlements of litigation.
(14)	To reflect additional expenses incurred related to the Cynosure disposition and indemnification provisions for legal and tax matters that existed as of the date of disposition.
(15)	To reflect miscellaneous non-operating charges.
(16)	To reflect a non-income tax settlement adjustment in the fourth quarter of fiscal 2020 as the Company settled a non-income tax issue under audit.
(17)
To reflect the discrete impact of tax reform to the provision for income taxes in fiscal 2019. The benefit reduction of $5.0 million recorded in the year ended September 28, 2019 was primarily related to credit utilization limitations and executive compensation deduction disallowances resulting from the completion of computations in the three months ended December 29, 2018.

(18)	To reflect a discrete tax benefit from the sale of Cynosure, for which the Company recorded a long-term receivable.
(19)	To reflect a discrete tax benefit recorded in the year ended September 28, 2019 from the adjustment of the Company’s current and deferred tax accounts related to an internal restructuring.
(20)	To reflect an estimated annual effective tax rate of 22.75% and 21.75% for fiscal 2020 and 2019, respectively.
(21)
For fiscal 2019 to determine Non-GAAP net income under the fiscal 2019 STIP, adjusted Non-GAAP net income excludes pre-tax income generated by the Focal and Grand X-Ray acquisitions during fiscal 2019.

(22)
For fiscal 2020 to determine Non-GAAP net income under the fiscal 2020 STIP, adjusted Non-GAAP net income excludes pre-tax income generated by the Alpha Imaging and Acessa Health acquisitions during fiscal 2020.

(23)	Non-GAAP earnings per share was calculated based on 264,613 and 271,263 weighted average diluted shares outstanding for the years ended September 26, 2020 and September 28, 2019, respectively.
Reconciliation of GAAP Revenue to Adjusted Revenue
(excluding the impact of acquisitions and dispositions)
(Unaudited) (In millions, except percentages)	2020 ($)	2019 ($)	Change
			($)	(%)
Consolidated GAAP Revenue	3,776.4	3,367.3
Less: Incremental revenue from fiscal 2019 acquisitions	—	(11.9)
Less: Incremental revenue from fiscal 2020 acquisitions	(7.8)	—
Less: Adjustment to reduce blood screening revenue to budget		(30.0)
FX Impact at budget rates	(29.0)	25.7
Adjusted Revenue	3,739.6	3,351.1	388.5	11.6
A-3

HOLOGIC, INC. 2021 Proxy Statement
Reconciliation of GAAP Revenue to Organic Revenue
(Unaudited) (In millions, except percentages)	2020 ($)	2019 ($)	Change
			($)	(%)
Consolidated GAAP Revenue	3,776.4	3,367.3
Less: Medical Aesthetics revenue	(65.3)	(315.6)
Less: Blood Screening revenue	(43.6)	(58.5)
Less: Incremental revenue from SSI and Acessa	(22.3)	—
FX Impact at constant currency rates	(1.6)	—
Adjusted Revenue	3,643.6	2,993.2	650.4	21.7
Reconciliation of GAAP International Revenue to Organic International Revenue
(Unaudited) (In millions, except percentages)	2020 ($)	2019 ($)	Change
			($)	(%)
Consolidated GAAP Revenue	913.2	831.3
Less: Medical Aesthetics revenue	(34.4)	(160.2)
Less: Incremental revenue from SSI	(18.2)	—
FX Impact at constant currency	(1.7)	—
Adjusted Revenue	858.9	671.1	187.8	28.0
Reconciliation of GAAP International Revenue to Adjusted Constant Currency International Revenue
(Unaudited) (In millions, except percentages)	2020 ($)	2019 ($)	Change
			($)	(%)
Consolidated GAAP International Revenue	913.2	831.3	81.9	9.9
FX Impact at constant currency rates	(1.3)	34.6
Adjusted Constant Currency International Revenue	911.9	865.9	46.0	5.3
Reconciliation of GAAP Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
(Unaudited) (In millions, except percentages)	2020 ($)
GAAP Net Cash Provided by Operating Activities	896.6
Less: Purchase of property and equipment	(98.3)
Plus: Restructuring, divestiture, and integration/consolidation costs	18.7
Plus: Budgeted Medical Aesthetics operating income	18.1
Plus: Acquisition transaction expenses	5.7
Plus: Medical Aesthetics expenses subsequent to the disposition	3.3
Plus: Litigation settlements	0.7
Less: Incremental operating income from fiscal 2020 acquisitions	(5.4)
Tax effect of adjustments	(9.7)
Adjusted Free Cash Flow	829.7
A-4

HOLOGIC, INC.
250 Campus Drive
Marlborough, MA 01752

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HOLOGIC, INC. 250 CAMPUS DRIVE MARLBOROUGH, MA 01752

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Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on March 10, 2021 for shares held directly and by 11:59 P.M. Eastern Time on March 8, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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	D29309-P48008-Z78836	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOLOGIC, INC.

The Board of Directors recommends you vote
FOR each of the listed nominees:

1	Election of Directors

	Nominees:		For	Against	Abstain

	1a	Stephen P. MacMillan	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3:		For	Against	Abstain

	1b.	Sally W. Crawford	☐	☐	☐	2	A non-binding advisory resolution to approve executive compensation.	☐	☐	☐

	1c.	Charles J. Dockendorff	☐	☐	☐	3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2021.	☐	☐	☐

	1d.	Scott T. Garrett	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof.

	1e.	Ludwig N. Hantson	☐	☐	☐

	1f.	Namal Nawana	☐	☐	☐

	1g	Christiana Stamoulis	☐	☐	☐

	1h.	Amy M. Wendell	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D29310-P48008-Z78836

HOLOGIC, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS March 11, 2021

The undersigned stockholder of HOLOGIC, INC., a Delaware corporation (the "Company"), hereby appoints Stephen P. MacMillan, Karleen M. Oberton and John M. Griffin, each of them acting singly, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 250 Campus Drive, Marlborough, Massachusetts 01752, on March 11, 2021 at 8:00 a.m., Eastern Time, and at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement. All previous proxies are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES, "FOR" PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

Continued and to be signed on reverse side